[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.34

EXECUTION VERSION

CREDIT AGREEMENT

among

2015 ESA PROJECT COMPANY, LLC,

as Borrower,

THE LENDERS REFERRED TO HEREIN,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Issuing Bank, Syndication Agent, Coordinating Lead Arranger and Sole Bookrunner,

KEYBANK NATIONAL ASSOCIATION AND

SILICON VALLEY BANK,

as Joint Lead Arrangers, Issuing Banks and Co-Documentation Agents,

MANUFACTURERS AND TRADERS TRUST COMPANY AND MIZUHO BANK, LTD.

as Issuing Banks,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Administrative Agent,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent and Depositary Bank

DATED AS OF JUNE 25, 2015

i

(continued)

(continued)

(continued)

(continued)

Appendix A – Defined Terms and Rules of Interpretation

Appendix B – Conditions Precedent to Incremental Loans

Schedule A – Direct Agreements

Schedule B – Energy Server Use Agreements

Schedule 2.1 – Construction Loan Commitments

Schedule 2.1(a) – Amortization

Schedule 3.1(h) – Lien Search Reports

Schedule 3.1(l) – Security Documents Filings

Schedule 3.1(n)(i) – Lender Base Case Projections

Schedule 3.1(n)(ii) – Downside Sizing Case Projections

Schedule 3.1(o) – Legal Opinions

Schedule 3.1(q)(i) – Project Schedule

Schedule 3.1(q)(ii) – Project Budget

Schedule 3.1(r) – Closing Date Litigation

Schedule 4.13 – Applicable Permits

Schedule 4.16 – Environmental Matters; Hazardous Materials

Schedule 4.17 – Litigation

Schedule 5.16 – Required Insurance

Annex I – Lenders and Loan Commitments

Annex II – Issuing Banks and LC Commitments

Exhibit A – Form of Request for LC

Exhibit B – Form of Letter of Credit

Exhibit C – Form of Assignment and Acceptance

Exhibit D(i) – Form of Closing Certificate

Exhibit D(ii) – Form of Incremental Loan Closing Certificate

Exhibit E – Form of Solvency Certificate

Exhibit F – Form of Borrower’s Completion Certificate

Exhibit G – Form of Independent Engineer’s Completion Certificate

Exhibit H – Form of Notice of Borrowing

Exhibit I – Form of Notice of Continuation

Exhibit J – Form of Notice of Conversion

Exhibit K – Form of Notice of Term Conversion

Exhibit L – Form of Monthly Construction Report

Exhibit M(i) – Form of Drawdown Certificate

Exhibit M(ii) – Form of Borrower’s Milestone Certificate

Exhibit M(iii)(A) – Form of Independent Engineer’s Deposit Milestone Certificate

Exhibit M(iii)(B) – Form of Commencement of Operations Certificate

Exhibit M(v) – Form of Independent Engineer Change Order Certificate

Exhibit N – Form of Note

v

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CREDIT AGREEMENT (this “Agreement”), dated as of June 25, 2015, among (i) 2015 ESA Project Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as Borrower, (ii) the financial institutions from time to time party hereto as Lenders, (iii) Crédit Agricole Corporate and Investment Bank, as Administrative Agent, (iv) Crédit Agricole Corporate and Investment Bank, as Issuing Bank, Syndication Agent, Coordinating Lead Arranger and Sole Bookrunner, (v) KeyBank National Association and Silicon Valley Bank, as Joint Lead Arrangers, Issuing Banks and Co-Documentation Agents, (vi) Manufacturers and Traders Trust Company and Mizuho Bank, Ltd., as Issuing Bank, and (vii) Wilmington Trust, National Association, as Collateral Agent and Depositary Bank.

W I T N E S S E T H

WHEREAS the Borrower intends to develop, construct, install, finance, own, operate and maintain a portfolio of fuel cell electricity generators with an initial aggregate capacity of 39.95 MW, to be located on sites in California, Connecticut, New York and New Jersey (each site, a “Project” and collectively, the “Projects”); and

WHEREAS the Lenders are willing to provide the credit facilities described herein upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

1.1 Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules and Exhibits shall have the respective meanings assigned to such terms in Appendix A hereto.

1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

1.3 Accounting Principles. Except as otherwise expressly provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

SECTION 2. AMOUNTS AND TERMS OF CREDIT FACILITY.

2.1 Construction Loans.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 3.1 and Section 3.2 and upon the terms and conditions set forth herein, each Lender severally and not jointly agrees to make certain construction loans (the “Construction Loans”) to the Borrower, from time to time during the Construction Loan Availability Period, in an aggregate amount up to the aggregate principal amount of the Construction Loan Commitments; provided, however, that the aggregate principal amount of the Construction Loans funded by each Lender shall not exceed the Construction Loan Commitment of such Lender. Once repaid or prepaid under the terms of this Agreement, the Construction Loans may not be reborrowed.

(b) The Construction Loan Commitment shall expire, and each Construction Loan shall either be converted to a Term Loan, upon satisfaction of the terms and conditions set forth herein, or mature and be due and payable, on the Construction Loan Maturity Date, without further action on the part of any Lender or the Administrative Agent.

(c) Subject to the satisfaction of the conditions precedent set forth in Section 3.3 and upon the terms and conditions set forth herein, each Lender severally and not jointly agrees on the Term Conversion Date to convert the Construction Loans of such Lender outstanding on such date to term loans (collectively, “Term Loans”), after giving effect to any prepayment of Construction Loans made on or before such date pursuant to the terms of this Agreement. The aggregate principal amount of the Term Loans of each Lender shall not exceed the Term Loan Commitment of such Lender. Each Term Loan shall mature and be due and payable on the Final Maturity Date, without further action on the part of any Lender or the Administrative Agent. Once repaid or prepaid under the terms of this Agreement, Term Loans may not be reborrowed. Construction Loans converted into Term Loans shall not be deemed to be repaid or discharged, but shall be deemed to be continued as Term Loans as provided herein.

(d) The Term Loans shall be repaid by the Borrower, without premium or penalty, in the amounts and on the Payment Dates set forth in Schedule 2.1(a). Any remaining amounts outstanding shall be due and payable on the Final Maturity Date.

(e) Except as provided by Section 2.8(c) and Section 2.16, any Term Loan may, from time to time, be Eurodollar Loans or Base Rate Loans as determined by the Borrower who shall notify the Administrative Agent in accordance with Section 2.6.

2.2 Incremental Loans.

(a) The Borrower may at any time or from time to time after the Closing Date and before the Term Conversion Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request the establishment of one or more new commitments which may be in the same Loan Facility as any outstanding Construction Loans of an existing Class of Construction Loans (a “Construction Loan Commitment Increase”) or a new Class of construction loans (collectively with any Construction Loan Commitment Increase, the “Incremental Construction Loan Commitments”). The Borrower may, in any Incremental Loan Request, request one or more increases in the amount of the LC Commitments (a “LC Commitment Increase”) or the establishment of one or more new letter of credit loan commitments (any such new commitments, collectively with any LC Commitment Increases, the “Incremental LC Commitments”; the Incremental LC Commitments, collectively with any Incremental Construction Loan Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy of such request to each of the Lenders.

(b) Any Incremental Commitments effected through the establishment of one or more new Construction Loans made on an Incremental Facility Closing Date shall be designated a

2

separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Construction Loan Commitments of any Class are effected (including through any Construction Loan Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.2, (i) each Incremental Lender of such Class shall make a Loan to the Borrower (an “Incremental Construction Loan”) in an amount equal to its Incremental Construction Loan Commitment of such Class and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Construction Loan Commitment of such Class and the Incremental Construction Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental LC Commitments of any Class are effected through the establishment of one or more new letter of credit loan commitments (including through any LC Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.2, (i) each Incremental Issuing Bank of such Class shall make its Incremental LC Commitment available to the Borrower (when borrowed, an “Incremental LC Loan” and, collectively with any Incremental Construction Loan, an “Incremental Loan”) in an amount equal to its Incremental LC Commitment of such Class and (ii) each Incremental Issuing Bank of such Class shall become an Issuing Bank hereunder with respect to the Incremental Commitment of such Class. Notwithstanding the foregoing, Incremental Construction Loans may have identical terms to any of the Construction Loans and may be treated as the same Class as any of such Construction Loans.

(c) Each Incremental Loan Request from the Borrower pursuant to this Section 2.2 shall set forth the requested amount of the Incremental Commitments, which shall not, in the case of Incremental Construction Loan Commitments, in the aggregate exceed [***] and, in the case of Incremental LC Commitments, exceed in the aggregate the limit set forth in Section 2.2(d)(vi).

(i) Incremental Construction Loans may be made by any existing Lender (but no existing Lender will have any obligation to make any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Lender”); provided that the Administrative Agent and each Issuing Bank shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Construction Loans to the extent such consent, if any, would be required under Section 9.11 for an assignment of Loans, to such Lender or Additional Lender.

(ii) Incremental LC Commitments may be made by any existing Lender or Issuing Bank (but no existing Lender or Issuing Bank will have any obligation to make any Incremental LC Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Issuing Bank”) (each such existing Issuing Bank or Additional Issuing Bank providing such, an “Incremental Issuing Bank”); provided that if an Additional Issuing Bank has a credit rating that is lower than A- (from Standard & Poors) or A3 (from Moody’s), then the Administrative Agent and each Lender shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Issuing Bank’s making such Incremental LC Commitments.

[***] Confidential Treatment Requested

3

(d) The effectiveness of any Incremental Joinder, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) no Event of Default shall exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments, the conditions contained in Appendix B shall have been satisfied;

(iii) the Borrower shall have executed one or more additional ESAs (or amendments to existing ESAs that effectuate an increase in the contract capacity (and accompanying Direct Agreements or appropriate amendments thereto to effectuate the amended contract capacity, as applicable) (A) in each case with an Offtaker rated [***] or higher by Standard & Poor’s or [***] or higher by Moody’s, (B) in an aggregate capacity of up to 5 MW, and (C) in each case, for a term of at least [***] years (the “Incremental ESAs”);

(iv) each Incremental Construction Loan Commitment shall be in an aggregate amount that is not less than [***] and shall be in an increment of [***] (provided that such amount may be less than [***] if such amount represents all remaining availability under the limit set forth in Section 2.2(d)(v));

(v) the aggregate amount of the Incremental Construction Loan Commitments shall not exceed [***] in the aggregate;

(vi) the aggregate amount of the Incremental LC Commitments at a given time, when added to the initial LC Commitments, shall not exceed an amount equal to the greatest projected Debt Service Reserve Requirement calculated based on the aggregate Construction Loan Commitments existing at such time;

(vii) after accounting for such Incremental Commitments, the sum of the LC Commitments plus cash on deposit in the Debt Service Reserve Account shall be greater than or equal to the amount of the greatest projected Debt Service Reserve Requirement; and

(viii) each Lender shall have received the Updated Projections, revised to reflect the projected outstanding balance of the Loans as of the Incremental Facility Closing Date (after giving effect to the Incremental Commitments effected as of the Incremental Facility Closing Date) and the increased projected revenues and expenses after giving effect to the new or amended ESAs in respect of which such Incremental Commitments are being obtained, as confirmed by the Independent Engineer.

(e) The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Loan Commitments or the Incremental Construction Loans and the Incremental LC Loans, as the case may be, of any Class shall be as agreed among the Borrower and the applicable Incremental Lenders and Incremental Issuing Banks providing such Incremental Commitments, except that, to the extent such terms and provisions are not identical

[***] Confidential Treatment Requested

4

(except for pricing terms; provided that the applicable margin shall not be greater than [***] higher than the corresponding Applicable Margin existing on the Incremental Facility Closing Date)) to the Construction Loans or LC Loans, as applicable, existing on the Incremental Facility Closing Date, then such terms and provisions (except for pricing terms; provided that the applicable margin shall not be greater than [***] higher than the corresponding Applicable Margin existing on the Incremental Facility Closing Date) shall be approved by the Required Lenders. In any event:

(i) the Incremental Loans:

A. shall rank pari passu in right of payment and of security with the Loans;

B. the Incremental Construction Loans shall not mature earlier than the Construction Loan Maturity Date, and the Incremental LC Loans shall not mature earlier than the LC Loan Maturity Date; and

C. the Incremental Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Loans hereunder, as specified in the applicable Incremental Joinder.

(f) Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to a joinder (or in the case of an existing lender, amendment) (as the case may be, an “Incremental Joinder”) to this Agreement and, as appropriate, amendments to the other Financing Documents, executed (as applicable) by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Joinder may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.2, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Construction Loans that are intended to be fungible with the existing Construction Loans, which shall include any amendments to Section 9.10 that do not reduce the ratable amortization received by each Lender thereunder. The Borrowers will use the proceeds of the Incremental Loans for any purpose permitted for Construction Loans or LC Loans, as applicable. No Lender shall be obligated to provide any Incremental Loans, unless it so agrees.

(g) This Section 2.2 shall supersede any provisions in Section 9.10 to the contrary with respect to any Incremental Loans.

2.3 [Reserved].

2.4 Letters of Credit.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 3.2 and Section 3.3, and upon the terms and conditions set forth herein, the LC Commitments may be utilized from time to time after the Term Conversion Date by the Borrower upon the irrevocable

[***] Confidential Treatment Requested

5

prior written request for the issuance of letters of credit pursuant to and in accordance with Section 2.4(b) (each a “Letter of Credit”). On each day during the period commencing with the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the LC Commitments shall be deemed to be utilized for all purposes hereof in an amount equal to the Stated Amount of such Letter of Credit. Letters of Credit may be issued solely for the purpose of satisfying the Debt Service Reserve Requirement as described in Section 2.21(c). Letters of Credit shall permit the amounts drawn thereunder to be reinstated by amendment of such Letter of Credit upon reimbursement of any such drawings.

(b) Upon the irrevocable prior written request for issuance by the Borrower to the Administrative Agent and an Issuing Bank in the form of Exhibit A during the LC Loan Availability Period (“Request for LC”) no less than five (5) Business Days prior to the requested date of issuance, each Issuing Bank shall issue one or more Letter(s) of Credit in the form of Exhibit B on the requested date of issuance for the account of the Borrower (i) for a term of the lesser of one year or five (5) Business Days prior to the LC Loan Maturity Date; provided that the Letter(s) of Credit may, by their terms, automatically extend for additional periods past the stated expiration date therein unless the applicable Issuing Bank provides notice to the beneficiary thereof that such Letter of Credit shall terminate upon the then effective expiration date, in which case the beneficiary shall be permitted upon receipt of such notice, to draw under the applicable Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed, (ii) in the Stated Amount set forth in the request for issuance; provided that for each Request for LC, each Issuing Bank shall issue Letter(s) of Credit with an aggregate Stated Amount equal to such Issuing Bank’s Pro Rata Share of the total Stated Amounts of all Letters of Credit issued pursuant to such Request for LC, and (iii) naming the beneficiary as the Collateral Agent; provided that the aggregate Stated Amounts of any outstanding Letters of Credit shall not exceed the unused LC Commitment as of the date of issuance.

(c) The payment by an Issuing Bank of a drawing under any Letter of Credit (“LC Disbursement”) shall constitute the making by such Issuing Bank of a loan to the Borrower in the amount of such payment. Each LC Disbursement shall be made pro rata among all outstanding Letters of Credit. Upon any drawing under any Letter of Credit, the Borrower shall pay and reimburse such Issuing Bank for the amount of such drawing at or prior to the date on which payment is to be made by such Issuing Bank in accordance with the terms of such Letter of Credit to the beneficiary thereunder. In the event that a drawing under any Letter of Credit is not repaid by the Borrower by 2:00 p.m. (New York City time), on the day of such drawing, upon receiving notice from such Issuing Bank the Administrative Agent shall promptly notify each Lender of the applicable Class of LC Commitments. Each such Lender shall, on the day after such notification, make a loan to the Borrower which shall be used to repay such Issuing Bank’s loan with respect to such drawing, in an amount equal to the amount of such Lender’s Pro Rata Share (calculated with respect to such Class of LC Commitments) in such drawing (each, an “LC Loan”), and shall pay to such Issuing Bank, on the day after such notification and in immediately available funds, the amount of such LC Loan plus one day of interest on such loan at the rate applicable hereunder. Each such Lender’s obligation to make such payments to such Issuing Bank shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, (A) the failure of any other Lender to make its payment under this clause (c), (B) the financial condition of the Borrower (or any other account party), (C) the existence of any Default or Event of Default, or (D) the

6

termination of the applicable LC Commitments. Each such payment to such Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. In the event that any Lender fails to make any payment due to such Issuing Bank on the due date therefor, such Lender shall pay interest to such Issuing Bank on such amount from and including such due date to but excluding the date such payment is made (A) during the period from and including such due date to but excluding the date three (3) Business Days thereafter, at a rate per annum equal to the Base Rate, and (B) thereafter, at a rate per annum equal to the Default Rate.

(d) Any LC Loans shall be repaid by the Borrower in accordance with Section 4.2 of the Depositary Agreement without premium or penalty. Any remaining amounts outstanding shall be due and payable on the LC Loan Maturity Date.

(e) Except as provided by Sections 2.8(c) and Section 2.16, any LC Loan may, from time to time, be Eurodollar Loans or Base Rate Loans as determined by the Borrower who shall notify the Administrative Agent in the applicable Request for LC in accordance with Section 2.4(b).

(f) The obligation of the Borrower to reimburse any LC Disbursement as provided in this Section 2.4 or repay any LC Loan resulting therefrom shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any Credit Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank or the Lenders (as the case may be) in good faith under a Letter of Credit against presentation of a draft or other document that does not fully comply with the terms of such Letter of Credit, (iv) any amendment or waiver of or any consent to departure from all or any terms of any of the Transaction Documents, (v) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the beneficiary of such Letter of Credit (or any Persons for whom such beneficiary may be acting), any Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, by any other Transaction Document or by any unrelated transaction, (vi) any breach of contract or dispute among or between the Borrower, any Issuing Bank, the Administrative Agent, any Lender or any other Person, (vii) any non-application or misapplication by the beneficiary of the Letter of Credit of the proceeds of any LC Disbursement or any other act or omission of such beneficiary in connection with such Letter of Credit, (viii) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Credit Documents, (ix) the failure of any Lender to make a Loan as contemplated by Section 2.4(c), or (x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that, in each case, payment by the Issuing Banks or the Lenders (as the case may be) shall not have constituted gross negligence, bad faith or willful misconduct. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any

7

Letter of Credit or any payment or failure to make payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Person; provided that the foregoing shall not be construed to excuse the Issuing Banks or the Lenders under the LC Loan facility from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are determined by a court having jurisdiction to have been caused by (i) the failure by the Issuing Banks or the Lenders (as the case may be) to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) the refusal of the Issuing Banks or the Lenders (as the case may be) to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Banks or the Lenders (as the case may be), each such Person shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Banks or the Lenders (as the case may be) may, in good faith and in their respective sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) If any Event of Default shall occur and be continuing, on the third (3rd) Business Day following the date on which the Borrower receives notice from the Administrative Agent in accordance with Section 7.2 demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in Dollars in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.1(f) or Section 7.1(g), the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars, without demand or other notice of any kind. Each such deposit shall be held by the Collateral Agent in accordance with the terms hereof as collateral for the payment and performance of the Obligations by the Borrower. The Administrative Agent shall have exclusive dominion and control, including the exclusive right to direct withdrawal, over such account. Other than any income earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent (acting at the direction of the Required Lenders) and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall remain uninvested. Income or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent at the direction of the Administrative Agent (acting at the direction of the Required Lenders) to reimburse the Issuing Banks or the Lenders (as the case may be) for LC Disbursements or LC Loans for which any such Person has not been reimbursed and, to the

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extent not so applied, shall be held for the satisfaction of the Obligations of the Borrower or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived to the satisfaction of the Required Lenders.

2.5 [Reserved].

2.6 Notice of Borrowing; Notice of Term Conversion.

(a) Each Loan shall be made by the Lenders ratably in accordance with their respective Loan Commitments as to each Loan Facility; provided that the Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans or issue Letters of Credit as required. The failure of any Lender to make any Loan required to be made by it, or to issue any Letter of Credit required to be issued by it, shall not relieve any other Lender of its obligations hereunder.

(b) If the conditions precedent set forth in Section 3.1 and Section 3.2, as applicable, to the advance of a Construction Loan shall have been satisfied, the Borrower may submit a Notice of Borrowing to the Administrative Agent at the Administrative Agent’s Office, prior to 11:00 A.M., New York City time, at least three (3) Business Days prior to the date on which such Loan is to be made hereunder; provided, however, that in the case of Base Rate Loans, Borrower may submit a Notice of Borrowing to the Administrative Agent at the Administrative Agent’s Office prior to 11:00 A.M., New York City time, no later than one (1) Business Day prior to the date on which such Loan is to be made hereunder. Such Notice of Borrowing shall be irrevocable, shall be signed by an Authorized Officer of the Borrower and shall (i) include a certification by the Borrower that the conditions precedent set forth above have been satisfied, (ii) specify the aggregate principal amount of the requested Loan, (iii) specify the date of Borrowing (which shall be a Business Day), (iv) specify the Type of Loan and (v) specify the initial Interest Period to be applicable thereto. Borrower may submit no more than one Notice of Borrowing each calendar month.

(c) If the conditions precedent set forth in Section 3.3, as applicable, to the conversion of the Construction Loans to Term Loans shall have been satisfied, the Borrower may submit a Notice of Term Conversion to the Collateral Agent at the Collateral Agent’s Office, and to the Administrative Agent, prior to 11:00 A.M., New York City time, at least five (5) Business Days prior to the date on which the Term Conversion Date is to occur hereunder provided that (unless otherwise agreed by the Administrative Agent) not later than seven (7) Business Days prior to delivery of the Notice of Term Conversion, Borrower shall deliver to the Administrative Agent a draft of such Notice of Term Conversion and evidence documenting the anticipated satisfaction of the conditions to Term Conversion set forth in Section 3.3 on the proposed Term Conversion Date. Such Notice of Term Conversion shall be irrevocable, shall be signed by an Authorized Officer of the Borrower and shall (i) include a certification by the Borrower that the conditions precedent set forth above have been satisfied, (ii) specify the aggregate principal amount of the requested Term Loan, (iii) specify the date of Borrowing (which shall be a Business Day), and (iv) specify the initial Interest Period to be applicable thereto.

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2.7 [Reserved.]

2.8 Interest.

(a) Base Rate. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the conversion of Loans into Base Rate Loans until such Base Rate Loan shall be paid in full or converted to a Eurodollar Loan at a rate per annum, which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time, such interest to be computed on a basis of a 365/366-day year, as applicable, and actual days elapsed.

(b) Eurodollar Rate. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Loan until such Eurodollar Loan shall be paid in full or converted to a Base Rate Loan at a rate per annum which shall be equal to the sum of the Applicable Margin plus the relevant Eurodollar Rate or Adjusted Eurodollar Rate, as applicable, such interest to be computed on the basis of a 360-day year and actual days elapsed.

(c) Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans, accrued interest in respect of such Loans (to the extent permitted by applicable Law), and all other amounts owing hereunder shall bear interest at a rate per annum (the “Default Rate”) equal to the sum of [***] percent ([***]) plus the interest rate otherwise applicable hereunder to such amount in effect from time to time.

(d) Payments.1 Interest on Loans shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Date, (ii) in respect of each Eurodollar Loan, in arrears at the earlier of (A) each Quarterly Date and (B) the end of each Interest Period, and (iii) in the case of all Loans, on any conversion, prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that, notwithstanding the foregoing, interest on the Loans advanced on the Closing Date shall first be payable on September 30, 2015.

(e) Notification of Rates. The Administrative Agent shall, upon determining the Eurodollar Rate or the Base Rate on any Interest Rate Determination Date for any Interest Period, promptly notify the Collateral Agent, the Borrower and the Lenders thereof; provided, however, that the Administrative Agent’s failure to provide such notification shall not relieve or otherwise affect the Borrower’s obligations to pay interest on any Loan in accordance with the terms of this Agreement.

(f) Excessive Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein or elsewhere to the contrary notwithstanding, the Obligations shall be subject to the limitation that the Borrower shall not be required to pay, and the Lenders shall not be entitled to charge or receive, any interest to the extent that such interest exceeds the maximum rate of interest which the Lenders are permitted by applicable Law to

[1]	NTD: To be reviewed by Exelon.

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contract for, charge or receive and which would not give rise to any claim or defense of usury. If, as a result of any circumstances whatsoever, performance of any provision hereof or of any other Financing Documents shall, at the time performance of such provision is due, violate applicable usury law, then, ipso facto, the obligation to be performed shall be reduced to the highest lawful rate, and if, from any such circumstance, the Lenders shall ever receive interest or anything which might be deemed interest under applicable Law which would exceed the highest lawful rate, the amount of such excess interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other Obligations and not to the payment of interest, or, if such excessive interest exceeds the unpaid principal balance of the Obligations, such excess shall be refunded to the Borrower.

2.9 Interest Periods.

(a) The Borrower shall, in each Notice of Borrowing or Notice of Conversion or Notice of Continuation in respect of the making of, or continuation of a Eurodollar Loan (each such notice to be delivered to the Administrative Agent and the Collateral Agent by 11:00 A.M. (New York City time) at least three (3) Business Days prior to the requested Borrowing Date in the case of Eurodollar Loans or by 11:00 A.M. (New York City time) at least one (1) Business Day prior to the Borrowing Date in the case of Base Rate Loans), select the interest period (each, an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall be (x) with respect to the making of, or continuation of any Eurodollar Loan prior to the Term Conversion Date, a one (1)-month period and (y) with respect to the making of, or continuation of any Eurodollar Loan after the Term Conversion Date, one of a one (1)-month, three (3)-month or six (6)-month period; provided that:

(i) the initial Interest Period for any Eurodollar Loan shall commence on the date of the making of such Eurodollar Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the date on which the immediately preceding Interest Period, if any, expires;

(ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period applicable to a Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day preceding the day of scheduled expiration;

(iii) if any Interest Period applicable to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) no Interest Period in respect of any Loan shall extend beyond the Final Maturity Date;

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(v) no Interest Period in respect of any Loan shall extend beyond any date upon which a repayment of such Loan is required to be made unless the aggregate principal amount of such Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date, is equal to or in excess of the amount of the repayment required to be made on such date; and

(vi) the Borrower may request irregular Interest Periods (without premium or penalty) with a duration other than a one (1)-month, three (3)-month or six (6)-month Interest Period in order to consolidate outstanding Interest Periods and Payment Dates, as well as to facilitate the repayment of Eurodollar Loans and LC Loans in accordance with the terms of this Agreement. Upon receipt of a Notice of Conversion or Notice of Continuation from the Borrower requesting such irregular Interest Period, the Administrative Agent and Lenders shall use best efforts to provide the Borrower with such Interest Period so long as such Interest Period is available in the London interbank market, in the reasonable judgment of Administrative Agent; provided, that where this Agreement requires the Borrower to have an irregular Interest Period for a Borrowing of a Eurodollar Loan, the Administrative Agent shall use best efforts to set the applicable Adjusted Eurodollar Rate through interpolating the available Eurodollar Rate for periods having terms ending immediately prior to and immediately following such Interest Period (e.g., for a seventy-five (75) day Interest Period, the Administrative Agent shall use the midpoint of a two (2)-month and three (3)-month Eurodollar Rate).

(b) There shall be no more than three (3) Interest Periods in effect at any one time.

(c) If, upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to a Eurodollar Loan as provided above, the Borrower’s Eurodollar Loans shall be converted into a Base Rate Loan effective as of the expiration date of such current Interest Period.

2.10 Minimum Amount and Maximum Number of Eurodollar Loans. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected by the Borrower so that, after giving effect thereto, (a) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than [***] and No/100 Dollars ([***]), and (b) there shall be no more than five (5) Borrowings comprised of Eurodollar Loans outstanding at any one time.

2.11 Conversion or Continuation.

(a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Loans, or (ii) to continue all or any part of outstanding Eurodollar Loans as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; provided that no Loan may be continued at the end of an Interest Period as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing or if the Required Lenders shall have notified the Borrower through the Administrative Agent that Eurodollar Loans shall not be available during such period pursuant to Section 2.16.

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(b) In order to elect to convert or continue a Loan under this Section 2.11, the Borrower shall deliver an irrevocable Notice of Conversion or Notice of Continuation to the Administrative Agent, no later than 11:00 A.M., New York City time, at least three (3) Business Days in advance of the proposed continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Notice of Continuation shall specify (i) the requested conversion or continuation date (which shall be a Business Day), (ii) the amount to be converted or continued, (iii) whether a conversion or continuation is requested, and (iv) the requested Interest Period. Promptly after receipt of a Notice of Conversion or Notice of Continuation under this Section, the Administrative Agent shall provide each Lender with a copy thereof.

2.12 Voluntary Prepayments. The Borrower may, at any time and from time to time, elect to prepay the Loans on any Business Day at the option of the Borrower, at par together with accrued and unpaid interest to but excluding the date of prepayment. In case of any voluntary prepayment of Loans, (i) the Borrower shall, at least five (5) days prior to the date of voluntary prepayment by the Borrower, notify the Administrative Agent and the Collateral Agent of such date and of the principal amount of the Loans to be prepaid, and (ii) each prepayment shall be in an aggregate principal amount equal to at least [***] of the outstanding principal amount of all Loans, together with accrued and unpaid interest thereon.

2.13 Mandatory Prepayments.

(a) The Borrower shall prepay the outstanding Loans with Loss Proceeds received by the Borrower as to any Event of Loss in accordance with the provisions of Section 4.6 of the Depositary Agreement, subject, in each case, to the Borrower’s right to apply such Loss Proceeds to Restoration Work as contemplated in Section 4.6 of the Depositary Agreement.

(b) The Borrower shall prepay the outstanding Loans with the proceeds:

(i) of the Borrower’s voluntary disposition of any energy server or Project;

(ii) of refund claims received by the Borrower pursuant to Sections 5.4(c) and 5.7(b) of the PUMA, other than amounts reserved for payment to the Offtakers, in each case in accordance with the provisions of the applicable ESA; and

(iii) from any payment of Termination Value or Early Termination Fee, which the Borrower may receive upon the occurrence of a Customer Default or Host Default, as applicable, under each ESA (as defined therein), in each case, in amounts determined as follows:

A. with respect to such proceeds affecting up to five (5) MW (in the aggregate) of energy servers or Projects disposed or otherwise removed during the term of the Loans, an amount such that after such prepayment, the Construction Loans and the Term Loans will fully amortize over a [***]-year amortization period based on contracted cash flows under each ESA for the Projects for which COO has occurred and the associated production-based environmental incentives (to the extent

[***] Confidential Treatment Requested

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such incentives are for the benefit of the Borrower), yielding projected minimum annual Debt Service Coverage Ratios of (i) [***] through the Final Maturity Date based on a portfolio capacity factor of 94.85%, as evidenced by Updated Lender Base Case Projections (except that for purposes of this section the minimum annual Debt Service Coverage Ratio shall be [***]) as confirmed by the Independent Engineer and (ii) 1.00:1.00 through the Final Maturity Date based on a portfolio capacity factor of [***], as evidenced by Updated Downside Sizing Case Projections, in each case as confirmed by the Independent Engineer;

B. with respect to such proceeds affecting in excess of [***] ([***]) MW (in the aggregate) but not more than [***] ([***]) MW (in the aggregate) of energy servers or Projects disposed or otherwise removed during the term of the Loans, in an amount such that after such prepayment, the Construction Loans and the Term Loans will fully amortize over a [***]- year amortization period based on contracted cash flows under each ESA for the Projects for which COO has occurred and the associated production-based environmental incentives (to the extent such incentives are for the benefit of the Borrower), yielding projected minimum annual Debt Service Coverage Ratios of (i) [***] through the Final Maturity Date based on a portfolio capacity factor of [***], as evidenced by Updated Lender Base Case Projections (except that for purposes of this Section the minimum annual Debt Service Coverage Ratio shall be [***]) as confirmed by the Independent Engineer and (ii) 1.00:1.00 through the Final Maturity Date based on a portfolio capacity factor of [***], as evidenced by Updated Downside Sizing Case Projections, in each case as confirmed by the Independent Engineer; and

C. with respect to such proceeds affecting in excess of [***] ([***]) MW (in the aggregate) of energy servers or Projects disposed or otherwise removed during the term of the Loans, in an amount equal to [***] percent ([***]) of such proceeds.

(c) The Borrower shall prepay the outstanding Loans with the proceeds in excess of [***] dollars ([***]) from the receipt of proceeds from any single sale or disposition of assets other than pursuant to Section 2.13(b) or in excess of [***] dollars ([***]) in the aggregate for all such dispositions or receipts by the Borrower during the term of the Loans (excluding the sale of energy, capacity or ancillary services in the ordinary course of business or other sales permitted pursuant to Section 6.5 of this Agreement).

(d) The Borrower shall prepay the outstanding Loans with the net proceeds received by the Borrower under the Policy pursuant to the “One-Time Payment Option” (as defined in the Policy).

(e) The Borrower shall prepay the outstanding Loans with amounts on deposit in the Suspense Account to the extent required pursuant to Section 4.5 of the Depositary Agreement.

[***] Confidential Treatment Requested

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(f) Upon the occurrence and during the continuance of an Event of Default, at the discretion of the Required Lenders and without prejudice to the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders as set forth herein, the Borrower shall prepay the outstanding Loans in accordance with the provisions of Section 8.11 of the Depositary Agreement.

(g) If on the Term Conversion Date, COO has not occurred for Sites having an aggregate capacity of at least the Minimum Capacity, the Borrower shall prepay the outstanding Loans in an amount such that after such prepayment, the Term Loan will fully amortize over a [***]-year amortization period based on contracted cash flows under each ESA for the Projects for which COO has occurred and the associated production-based environmental incentives (to the extent such incentives are for the benefit of the Borrower), yielding projected minimum annual Debt Service Coverage Ratios of (i) [***] through the Final Maturity Date based on a portfolio capacity factor of [***], as evidenced by Updated Lender Base Case Projections as confirmed by the Independent Engineer and (ii) [***] through the Final Maturity Date based on a portfolio capacity factor of [***], as evidenced by Updated Downside Sizing Case Projections as confirmed by the Independent Engineer (the “Conversion Payoff”).

(h) The Borrower shall prepay the outstanding Loans with Excess Cash Flow (as defined in the Depositary Agreement) in accordance with Clause Ninth of Section 4.2(e) of the Depositary Agreement.

2.14 Application of Prepayments. (a) All prepayments pursuant to Section 2.12 or 2.13 shall be applied (i) first to any interest or Fees that are accrued, due and unpaid, (ii) next to any interest or Fees accrued in respect of the Loans to be prepaid, (iii) then as to prepayments pursuant to Section 2.12 and Section 2.13 to the unpaid principal of such Loans pro rata across all remaining payments.

(b) In connection with any prepayment permitted by Section 2.12 or required by Section 2.13 hereof, the Borrower shall revise Schedule 2.1(a) to reflect the application of such prepayment and submit such revised Schedule to the Administrative Agent for approval. Once approved by the Administrative Agent, such revised Schedule 2.1(a) shall (i) replace the prior Schedule 2.1(a) for all purposes under this Agreement and (ii) be used to generate a revised Schedule 1 to the Depositary Agreement, which, upon approval by the Administrative Agent, shall replace the prior Schedule 1 to the Depositary Agreement in accordance with Section 4.4(d) thereof.

(c) Subject to clause (d) below, on or before the fifteenth (15th) Business Day prior to each Payment Date, the Borrower shall submit to the Administrative Agent a proposed new Schedule 1 to the Depositary Agreement. The Administrative Agent shall promptly review such Schedule and discuss any proposed revisions thereto with the Borrower in a timely manner such that the Administrative Agent can provide its approval thereof no later than the fifth (5th) Business Day prior to each Payment Date after the Term Conversion Date. Upon such approval, and notice thereof to the Depositary Bank, such revised Schedule shall become Schedule 1 to the Depositary Agreement.

[***] Confidential Treatment Requested

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(d) On or before the fifteenth (15th) Business Day prior to each Monthly Date after the Term Conversion Date during which any LC Loan remains outstanding, the Borrower shall submit to the Administrative Agent a proposed new Schedule 1 to the Depositary Agreement reflecting an updated Required DSR Balance. The Administrative Agent shall promptly review such Schedule and discuss any proposed revisions thereto with the Borrower in a timely manner such that the Administrative Agent can provide its approval thereof no later than the fifth (5th) Business Day prior to each Monthly Date after the Term Conversion Date. Upon such approval, and notice thereof to the Depositary Bank, such revised Schedule shall become Schedule 1 to the Depositary Agreement.

2.15 Method and Place of Payment.

(a) Except as otherwise specifically provided therein, all payments and prepayments made by the Borrower under the Financing Documents shall be made to the Administrative Agent, with notification to the Administrative Agent of the purpose of any such payment or prepayment, for the account of the Lenders, as applicable, not later than 11:00 A.M., New York City time, on the date when due and shall be made in Dollars and immediately available funds at the Administrative Agent’s Office, and any funds received by the Administrative Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Administrative Agent shall thereafter cause to be distributed on the date of receipt thereof to the Lenders, in like funds, the payments so received.

(b) Unless otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

(c) All payments made by the Borrower hereunder and under the other Financing Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

2.16 Interest Rate Unascertainable; Increased Costs; Illegality.

(a) In the event that the Administrative Agent, in the case of clause (i) below, or any Lender, in the case of clauses (ii) and (iii) below, or any of the Administrative Agent, any Lender or any Issuing Bank, in the case of clause (iv) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining a Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

(ii) at any time, that the relevant Adjusted Eurodollar Rate shall not represent the effective cost to such Lender of funding or maintaining a Eurodollar Loan, or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (A) any change

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since the date of this Agreement in any applicable Law and including the introduction of any new Law (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Adjusted Eurodollar Rate) whether or not having the force of Law and whether or not failure to comply therewith would be unlawful, and/or (B) other circumstances arising since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market;

(iii) at any time, that the making or continuance by it of any Loan has become unlawful by compliance by such Lender in good faith with any Law (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; or

(iv) any change in Law has subjected any Lender, Issuing Bank, or Agent to any taxes (other than (A) Taxes addressed in Section 2.19 and (B) Excluded Taxes) on its Loans, loan principal, Letters of Credit, Loan Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

then, and in any such event, the Administrative Agent or such Lender shall, promptly after making such determination, give written notice to the Borrower and (if notice is being given by a Lender) the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower’s right to request Eurodollar Loans of the affected type shall be suspended, and any Notice of Borrowing or Notice of Conversion or Notice of Continuation given by the Borrower with respect to any Borrowing of such Eurodollar Loans which has not yet been made, converted or continued (as the case may be) shall be deemed canceled and rescinded by the Borrower, (y) in the case of clause (ii) or clause (iv) above, the Borrower shall pay to such Lender, Agent or Issuing Bank, as applicable, upon delivery of written demand therefor to the Borrower, with a copy to the Administrative Agent, such additional amounts as shall be required to compensate such Lender, Agent or Issuing Bank, as applicable, for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by Law. The written demand provided for in clause (y) shall specify the bases for, and set forth the computation of, the claimed amount in reasonable detail and, absent manifest error, shall be final, conclusive, and binding upon all of the parties hereto.

(b) In the case of any Eurodollar Loan affected by the circumstances described in clause (a)(i) above and clause (a)(ii) above the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Notice of Continuation, be deemed to have canceled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Lender to convert each such Eurodollar Loan into a Loan of a different Type at the end of the

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applicable Interest Period or such earlier time as may be required by Law, in each case by giving the Administrative Agent and the Collateral Agent notice thereof on the Business Day that the Borrower was notified by the Lender pursuant to clause (a) above; provided, however, that all Lenders whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

(c) In the event that the Administrative Agent determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that such conditions no longer exist, the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders, whereupon the Borrower’s right to request Eurodollar Loans of the affected type from the Lenders and the Lenders’ obligation to make such Eurodollar Loans shall be restored.

(d) In the event that a Lender determines at any time following its giving of a notice based on the conditions described in clause (a)(ii) or clause (a)(iii) above that such conditions no longer exist, such Lender shall promptly give notice thereof to the Borrower, the Administrative Agent and the Collateral Agent, whereupon the Borrower’s right to request Eurodollar Loans of the affected type from such Lender and such Lender’s obligation to make such Eurodollar Loans shall be restored.

2.17 Funding Losses. The Borrower shall compensate each Lender, upon such Lender’s delivery of a written demand therefor to the Borrower, with a copy to the Administrative Agent and the Collateral Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans and including loss of anticipated profits), that such Lender sustains: (a) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Notice of Continuation (whether or not rescinded, canceled or withdrawn or deemed rescinded, canceled or withdrawn), (b) if any repayment (including payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (d) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation by a Lender of all amounts payable to such Lender under this Section shall be made on the assumption that such Lender has funded its relevant Eurodollar Loan through the purchase of a deposit, bearing interest at the Eurodollar Rate, in an amount equal to the amount of such Eurodollar Loan, with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan and through the transfer of such deposit from an offshore office of such Lender to such Lender’s Domestic Lending Office, provided that each Lender may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section.

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2.18 Increased Capital. If any Lender shall have determined in good faith that compliance with any applicable Law, guideline or directive enacted after the date hereof (whether or not having the force of law) or compliance with any change in any applicable Law, guideline or directive (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any Person controlling such Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon such Lender’s delivery of a written demand therefor to the Borrower (with a copy to the Administrative Agent and the Collateral Agent), which demand shall be made promptly after making such determination, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Person for such reduction. Each written demand for compensation under this Section shall specify the bases for, and set forth the computation of, the claimed amount in reasonable detail, and absent manifest error, shall be final, conclusive, and binding upon all of the parties hereto. Notwithstanding the foregoing, Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date of Lender’s demand for payment pursuant to this Section.

2.19 Tax Matters.

(a) Taxes. Any and all payments to or for the benefit of any Agent, any Issuing Bank or any Lender hereunder or under any other Credit Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever for, and in such amounts as may be necessary in order that, all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings (including interest, additions to tax and penalties) arising from or relating to such Lender’s Loan Commitments or Loans made under this Agreement or other amounts payable to any Agent, any Issuing Bank or any Lender under the Credit Documents, and all liabilities with respect thereto (excluding (i) any and all taxes imposed on or measured by the net income or capital of any Agent, any Issuing Bank or any Lender as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(a)), any U.S. federal withholding tax that is imposed on amounts payable to such Lender pursuant to any Law enacted at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Sections 2.19(c) or 2.19(d), and (iv) any U.S. federal withholding taxes imposed under FATCA (“Excluded Taxes”)) (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities (including interest, additions to tax and penalties) other than Excluded Taxes being hereinafter referred to as “Taxes”), shall be not less than the amounts otherwise specified to be paid under this Agreement and the other Credit Documents. If any Taxes imposed by any Governmental Authority shall be required by law to be withheld or deducted from or in respect of any sum payable hereunder or under any other Credit Document to any Agent, any Issuing Bank or any Lender, (A) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19), such Agent, such Issuing Bank or such Lender receives an amount equal to the sum it would have received had no such deductions been made; (B) Borrower shall make such deductions; and (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. In addition, Borrower agrees to pay any present or

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future stamp, court, intangible, filing, recording or documentary taxes and any other excise or property taxes, charges or similar levies that arise under applicable Law from any payment made hereunder or under any other Credit Document or from the execution, delivery or performance or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(b) Indemnity. Borrower shall indemnify each Agent, each Issuing Bank and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder or under any other Credit Document, or enforcing this Agreement or any other Credit Document, paid by any Agent, any Issuing Bank or any Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that Borrower shall not be obligated to indemnify any Agent, any Issuing Bank or any Lender for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Agent, each Issuing Bank and each Lender agrees to use its commercially reasonable efforts to give notice to Borrower of the assertion of any claim against such Agent, such Issuing Bank or such Lender, as applicable, relating to such Taxes or Other Taxes reasonably promptly, and in no event later than ninety (90) days after the principal officer of such Agent, such Issuing Bank or such Lender responsible for administering this Agreement has actual knowledge of such claim; provided that any Agent’s, any Issuing Bank’s or any Lender’s failure to notify Borrower within such 90-day period of such assertion shall not relieve Borrower of its obligation under this Section 2.19. Payments by Borrower pursuant to this indemnification shall be made within thirty (30) days from the date such Agent, such Issuing Bank or such Lender makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis and calculation thereof and certifying further that the method used to calculate such amount is fair and reasonable. Each Agent, each Issuing Bank and each Lender agree to repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 2.19) received by such Agent, such Issuing Bank or such Lender for Taxes or Other Taxes that were paid by Borrower pursuant to this Section 2.19 and to contest (in good faith considering the benefit to be gained by such contest), with the cooperation and at the request and expense of Borrower, any such Taxes or Other Taxes which such Agent, such Issuing Bank or such Lender or Borrower reasonably believes not to have been properly assessed.

(c) Withholding Exemption Certificates. On the Closing Date, or upon becoming a Lender hereunder, each Lender agrees that it will deliver to Borrower and Administrative Agent either (i) if it is incorporated under the laws of the United States of America or a state thereof, two duly completed originals or copies of the United States Internal Revenue Service Form W-9; (ii) if it is not so incorporated, two duly completed originals or copies of United States Internal Revenue Service Form W-8ECI, Form W-8BEN/W-8BEN-E or Form W-8IMY or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes; or (iii) in the case of such a Lender that is entitled to claim exemption from

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withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of United States Internal Revenue Service Form W-8BEN/W-8BEN-E or successor form. Each Lender which delivers to Borrower and Administrative Agent a Form W-9, W-8ECI, W-8IMY or W- 8BEN/W-8BEN-E pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further completed originals or copies of the said letter and Form W- 9, W-8ECI, or W-8IMY or W-8BEN/W-8BEN-E, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower or Administrative Agent, certifying in the case of a Form W-8ECI, W- 8IMY or W-8BEN/W-8BEN-E that such Lender is entitled to receive payments under this Agreement, the Notes and the other Credit Documents without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(d) If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent (A) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and (B) other documentation reasonably requested by the Borrower or Administrative Agent sufficient for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) As soon as practicable after any payment of Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.19, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.

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2.20 Alternative Office; Mitigation; Replacement of Lender. To the extent reasonably possible, each Lender shall designate an alternative lending office with respect to its Loans and otherwise take reasonable actions to avoid, minimize or reduce any liability of Borrower to such Lender under Section 2.16(a)(ii), 2.16(a)(iii), 2.16(a)(iv), 2.18 or 2.19. If any Lender (a) requests compensation under Section 2.16(a)(ii), 2.16(a)(iii), 2.16(a)(iv), 2.18 or 2.19, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, (b) is a non-consenting Lender in connection with amendments and waivers requiring the consent of all Lenders, so long as Lenders holding more than 50% of the outstanding Loans have consented thereto or (c) becomes insolvent or bankrupt, Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.11), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment).

2.21 Use of Proceeds.

(a) The Borrower shall use the proceeds of each Construction Loan made hereunder solely to pay Project Costs in accordance with the Depositary Agreement.

(b) The Borrower shall use the proceeds of the Term Loans solely to repay the outstanding Construction Loans, accrued and unpaid interest and fees thereon, and Project Costs.

(c) The Borrower shall use the proceeds of the Letters of Credit solely to fund the Debt Service Reserve Account.

2.22 Sharing of Payments.

(a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, Lender’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, or any other amount payable to such Lender hereunder or under any Note held by it or any other Credit Document, that is not paid when due, subject to the expiration of all applicable notice and grace periods (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower, the Administrative Agent and the Collateral Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.

(b) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.22 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.22 to share in the benefits of any recovery on such secured claim.

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2.23 Application of Loss Proceeds. The Borrower shall irrevocably direct that all proceeds in respect of any insurance policy covering it or the Collateral, (“Insurance Proceeds”) shall be paid by the respective insurers directly to the Loss Proceeds Account or, in the case of the Insurance Proceeds of any insurance policy as to business interruption insurance, to the Revenue Account. The Borrower shall irrevocably direct that all proceeds in respect of any action to condemn, seize or appropriate all or any part of the Collateral or any right to develop, construct, finance, manage, use or operate the Collateral (“Condemnation Proceeds”) shall be paid to the Loss Proceeds Account. If any Insurance Proceeds or Condemnation Proceeds (collectively, “Loss Proceeds”) are received by the Borrower or any other Person on behalf of Borrower, such Loss Proceeds shall be received in trust for the Collateral Agent, shall be segregated from other funds of the recipient, and shall be forthwith paid into the Loss Proceeds Account (with any necessary endorsement).

2.24 Fees.

(a) The Borrower shall pay to the Agents (for their own accounts), compensation as agreed in the Fee Letters. Each Agent’s annual fee set forth in such Fee Letters shall be payable annually in advance for the period from the Closing Date through and including the Final Maturity Date on the Closing Date and on last Business Day of each year.

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee (the “Commitment Fee”) as set forth below:

Construction and Term Loan Commitments	[***] percent ([***]) per annum (for so long as the Construction Loan Commitments or Term Loan Commitments, as the case may be, are outstanding) on each Lender’s Pro Rata Share of the daily average unused portion of each of the Construction Loan Commitments or Term Loan Commitments, as applicable

LC Commitment	[***] percent ([***]) per annum on each Lender’s Pro Rata Share of the daily average unused portion of each of the LC Commitments

The accrued and unpaid Commitment Fee shall be payable quarterly in arrears for the period from the Closing Date through and including the Final Maturity Date on each Quarterly Date. The Commitment Fee shall be computed on the basis of a 360-day year and actual days elapsed.

[***] Confidential Treatment Requested

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(c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a letter of credit fee (the “LC Fee”) equal [***], payable quarterly in arrears on each Quarterly Date occurring after the Closing Date calculated on the basis of a 360-day year for the actual number of days elapsed.

2.25 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts (excluding payments under the Required Hedging Agreements) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.14 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.25(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.25(d); sixth, to the payment of any amounts owing to the Lenders or each Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and

[***] Confidential Treatment Requested

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(y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Loan Commitments under the applicable Loan Facility without giving effect to Section 2.25(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(a) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that have been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in the applicable Class(es) in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Loan Commitment) but only to the extent that such reallocation does not cause the aggregate LC Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s LC Commitments. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.25(d).

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(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Loan Commitments under the applicable Loan Facility (without giving effect to Section 2.25(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within five (5) Business Days following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.25(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.25 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

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(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce each Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.25(d) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to this Section 2.25, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Financing Documents.

SECTION 3. CONDITIONS PRECEDENT.

3.1 Conditions to Closing. The Closing Date and the initial advance of the Loans hereunder on the Closing Date shall be subject to the satisfaction of the following conditions precedent, each of which shall be in form and substance satisfactory to each Lender, or waived by each Lender (written notice of which shall be provided to the Administrative Agent):

(a) Credit Documents. The Administrative Agent shall have received originals of each of the Credit Documents, duly authorized, executed and delivered by each party thereto (other than (i) the Notes and (ii) any Required Hedging Agreement required to be entered into pursuant to Section 5.17) together with all amendments, supplements, exhibits and schedules thereto, each of which (A) shall have been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each other Person party thereto (other than the Administrative Agent, the Collateral Agent and the Lenders), and (B) shall be in full force and effect. Borrower shall deliver or cause to be delivered all documents required to be delivered pursuant to each Credit Document, including, without limitation, all certificated securities representing pledged equity interests and accompanying transfer powers.

(b) Major Project Documents. The Administrative Agent shall have received copies of each Major Project Document executed on or prior to the Closing Date (together with all amendments, supplements, exhibits, annexes and schedules thereto), each of which shall have been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each counterparty to the Project Documents. The Administrative Agent shall have received a certificate executed by an Authorized Officer of the Borrower, dated the Closing Date, certifying that the Major Project Documents delivered to the Administrative Agent are true, correct and complete copies of such documents as of the Closing Date and are in full force and effect. Unless otherwise indicated in a Direct Agreement with an Offtaker, Borrower and/or Collateral Agent shall deliver payment account notices to each Offtaker.

(c) Secretary Certificates. Each Lender shall have received a certificate of the Secretary (or comparable Authorized Officer) of each of the Borrower, the Pledgor, Bloom and each Sponsor, in each case, dated the Closing Date attaching the Charter Documents of each such Person and otherwise in form and substance acceptable to the Lenders.

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(d) Borrower’s Certificates. Each Lender shall have received a closing certificate of Borrower in the form of Exhibit D(i) and a solvency certificate of Borrower in the form of Exhibit E, in each case, duly executed by an Authorized Officer of the Borrower.

(e) Insurance. Insurance complying with the provisions of Section 5.16 hereof shall be in full force and effect, and each Lender shall have received a certificate from the Borrower’s insurance broker in form and substance satisfactory to the Lenders certifying as to an accompanying binder or certificates signed by the insurer or a broker authorized to bind the insurer evidencing such insurance (including the designation of the Collateral Agent as lender loss payee thereunder to the extent required by Section 5.16 hereof.) In addition, each Lender shall have received a report and certificate from the Insurance Advisor as to such matters regarding the insurance coverage maintained with respect to the Projects, as the Lenders may reasonably require. Each Lender shall have received a power of attorney and comfort letters with respect to the Policy each in form and substance satisfactory to the Lenders.

(f) Consultants Reports. The Administrative Agent shall have received a satisfactory report of the Independent Engineer discussing such matters as to the Projects as the Lenders may require, including (i) technical aspects of the Projects; (ii) all Major Project Documents; (iii) operating budget; (iv) maintenance program; and (v) pro forma revenues and operating expenses with respect to the Projects, and dated no earlier than fifteen (15) days prior to the Closing Date. The Administrative Agent shall have received an Amended and Restated Professional Services Agreement entered into between the Independent Engineer, the Administrative Agent, the Borrower and Bloom, in form and substance satisfactory to the Administrative Agent.

(g) Governmental Approvals. Delivery to Administrative Agent of (i) Schedule 4.13, in form and substance satisfactory to the Lenders and (ii) a certificate of Borrower signed by an Authorized Officer certifying that all Applicable Permits that are presently required to be obtained have been obtained and are in full force and effect and are not subject to further procedures or any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation, and all applicable appeals periods shall have expired, except as noted on Schedule 4.13 hereto or Applicable Permits that do not have limits on appeal periods under applicable law or regulation; provided that with respect to Applicable Permits which cannot be obtained on or prior to the Closing Date in the exercise of reasonable diligence (but which are routinely obtainable and can be obtained only at a later stage of construction or operation), the Lenders shall have received a certificate of Borrower certifying that such Permits are reasonably expected to be obtained by the time when needed in connection with the construction or operation of the Projects and the Borrower’s basis therefor.

(h) Lien Search Reports; Termination Statements. Each Lender shall have received satisfactory reports, dated no more than twenty (20) days prior to the Closing Date, of UCC, judgment and tax lien searches with respect to the Borrower and Pledgor, in each case conducted by search firms acceptable to the Lenders in each of the locations set forth in Schedule 3.1(h).

(i) Pledge Agreement. Each Lender shall have received evidence satisfactory to such Lender that the certificates of Stock required to be delivered to the Collateral Agent pursuant to the Pledge Agreement have been delivered, together with such other documents as are necessary to perfect the interests of the Secured Parties in and to the Collateral covered thereby with the priority contemplated therefor by the Pledge Agreement.

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(j) Direct Agreements. Delivery to Administrative Agent of executed Direct Agreements from each of the Major Project Participants whose Project Documents are in effect on the Closing Date, which Direct Agreements shall be reasonably satisfactory to Administrative Agent.

(k) Equity Contribution.

(i) The Borrower shall have delivered to the Lenders a true, correct and complete copy of the Equity Contribution Agreement, in form and substance reasonably satisfactory to the Lenders, (i) which shall have been duly authorized, executed and delivered by the parties thereto and be in full force and effect on the Closing Date and (ii) with respect to which no material breaches or defaults have occurred and are continuing thereunder, and accompanied by a certificate of the Borrower certifying to the foregoing.

(ii) ExGen shall have provided the Lenders with Acceptable Credit Support (as defined in the Equity Contribution Agreement).

(l) Security Documents Filings. The Security Documents and all other instruments with respect thereto, as may be necessary, shall have been duly filed or recorded (or arrangements for the filing or recording thereof satisfactory to the Lenders shall have been made) in such manner and in such places listed on Schedule 3.1(l) and otherwise as are required under applicable Laws to establish and perfect the Liens granted pursuant to the Security Documents in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. All taxes, fees and other charges payable in connection with the foregoing shall have been paid in full (or arrangements for the payment thereof satisfactory to the Lenders shall have been made) by or on behalf of the Borrower (and Administrative Agent shall have received satisfactory evidence thereof).

(m) Financial Information. The Administrative Agent shall have received copies of the most recent audited annual financial statements from Bloom and ExGen and the most recent unaudited quarterly financial statements (comprised of a balance sheet and income statement, and without notes) from ExGen, Bloom, Pledgor and the Borrower, together with, for purposes of Borrower’s, Pledgor’s, Bloom’s and ExGen’s financial statements, a certificate from the chief financial officer or other Authorized Officer of Borrower, Pledgor, Bloom or ExGen, as applicable, dated the Closing Date, to the effect that, to such officer’s knowledge (A) such financial statements are true, complete and correct in all material respects and (B) there has been no material adverse change in the financial condition, operations, Properties, business or prospects of such Person since the date of such financial statements.

(n) Projections. Each Lender shall have received (i) the Lender Base Case Projections and (ii) the Downside Sizing Case Projections, which are, in each case, in form and substance acceptable to the Lenders in consultation with the Independent Engineer.

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(o) Legal Opinions. Each Lender shall have received each of the legal opinions from counsel as set forth in Schedule 3.1(o), in each case, dated the Closing Date and in form and substance acceptable to the Lenders.

(p) Real Property. The Borrower shall have delivered to each of the Lenders copies of (i) all Leases or easements in which the Borrower holds the lessor’s interest or other agreements relating to possessory interests, if any, in the Real Property and (ii) all NDAs obtained as of the Closing Date.

(q) Project Budget and Schedule.

(i) Each Lender shall have received a copy of the Project Schedule, a copy of which is attached to this Agreement as Schedule 3.1(q)(i).

(ii) Each Lender shall have received a copy of the Project Budget, a copy of which is attached to this Agreement as Schedule 3.1(q)(ii).

(r) Litigation. The Borrower shall have delivered to the Lenders a certificate confirming that (i) there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or, to the Borrower’s knowledge, threatened in writing by or against any Credit Party related to the Projects and (ii) to the Borrower’s knowledge, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or threatened in writing by or against any Major Project Participant (other than the Credit Parties) related to the Projects other than as set forth on Schedule 3.1(r).

(s) Accounts. The Accounts required under the Depositary Agreement shall have been established.

(t) Fees. The Borrower shall have paid, or made arrangements satisfactory to the Lenders to pay, all fees, costs and charges due and payable by it under the Credit Documents on or prior to the Closing Date.

(u) PATRIOT Act. Each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including the USA Patriot Act.

3.2 Closing Date, Loans and Letters of Credit. Any advance of any Loan on the Closing Date and any advance of any Loan or issuance of any Letter of Credit after the Closing Date (each, a “Credit Event”) shall be subject to the satisfaction of conditions precedent that each Lender shall have received, or shall have waived receipt of, the following (as applicable only to the particular Type of Loan (or issuance of a Letter of Credit) as specified below), each of which shall be in form and substance satisfactory to the Lenders:

(a) Notice of Borrowing. As to any Loan (excluding LC Loans), not less than [***] ([***]) Business Days prior to such Borrowing Date (or [***] ([***]) Business Day in the case of Base Rate Loans), the Administrative Agent shall have received a Notice of Borrowing pursuant to and in compliance with Section 2.6.

[***] Confidential Treatment Requested

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(b) Request for LC. As to the issuance of any Letter of Credit, not less than [***] ([***]) Business Days prior to the requested date of issuance (or [***] ([***]) Business Day as to requests for issuance of any Letter of Credit on the Closing Date), the Administrative Agent and each Issuing Bank shall have received a Request for LC pursuant to and in compliance with Section 2.4(b).

(c) Credit Documents; Liens. Each Credit Document remains in full force and effect and the Collateral Agent continues to have a perfected security interest and first lien in all right, title, and interest of the Borrower, in and to the Collateral free of all other Liens thereon other than Permitted Liens or Liens approved or accepted in writing by the Lenders.

(d) Drawdown Certificate and Independent Engineer Drawdown Certificate.

(i) At least [***] ([***]) Business Days prior to the submission of each Notice of Borrowing, the Borrower shall have provided the Administrative Agent and the Independent Engineer with a duly executed copy of a Drawdown Certificate, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Credit Event and signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit M(i) (the “Drawdown Certificate”). Prior to the Borrower’s submission of the executed Drawdown Certificate, the Borrower will provide the Independent Engineer, as soon as reasonably practical, the supporting material required for the Independent Engineer to issue the Independent Engineer’s Milestone Certificate required under Section 3.2(d)(iii).

(ii) At least [***] ([***]) Business Days prior to the submission of each Notice of Borrowing, the Borrower shall have provided the Administrative Agent (with a copy to the Independent Engineer) with a certificate, confirming that the applicable payment condition(s) under Section 2.2(d), (e) or (f) of the PUMA has occurred with respect to the Facilities being funded under the requested Credit Event and signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit M(ii) (the “Borrower’s Milestone Certificate”).

(iii) At least [***] ([***]) Business Day prior to the submission of each Notice of Borrowing, the Independent Engineer shall have provided the Administrative Agent with, as applicable, an Independent Engineer’s Deposit Milestone Certificate or Commencement of Operations Certificate with respect to each Facility being funded under the requested Credit Event, (collectively, the “Independent Engineer’s Milestone Certificate”).

(iv) Promptly and in any event no later than [***] ([***]) Business Day after receipt of a notice of a proposed Change Order (as defined in the PUMA) pursuant to Section 2.2(c) of the PUMA, the Borrower shall provide the Administrative Agent and the Independent Engineer a copy of such notice of proposed Change Order (a “Notice of Change Order”).

(v) Within [***] ([***]) Business Days following receipt of a Notice of Change Order, the Independent Engineer shall have provided the Administrative Agent with an Independent Engineer Change Order Certificate, substantially in the form of Exhibit M(v) (an “Independent Engineer Change Order Certificate”).

[***] Confidential Treatment Requested

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(e) System COO. Each System being financed with such Credit Event has achieved the applicable milestone under the PUMA, and each System being financed with such Credit Event is anticipated to achieve COO prior to the Policy Cutoff Date.

(f) Equity Funding. The Equity Contribution Agreement shall continue to be in full force and effect and, to the Borrower’s knowledge, no material breaches or defaults have occurred and are continuing thereunder.

(g) Available Funds. After taking into consideration the making of the applicable Credit Event, the Administrative Agent (based on consultation with the Independent Engineer) shall have reasonably determined that Available Funds shall not be less than the aggregate unpaid amount required to cause Completion to occur in accordance with all Legal Requirements, the PUMA, each other Major Project Document pursuant to which construction work with respect to the Project is being performed and the Credit Documents prior to the end of the Construction Loan Availability Period and to pay or provide for all anticipated non- construction Project Costs, all as set forth in the then-current Project Budget.

(h) Permits.

(i) Each Applicable Permit with respect to the System or Systems being funded under the requested Credit Event shall have been duly obtained and issued or been assigned in the Borrower’s name, shall be in full force and effect, shall not be subject to any current legal proceeding, and shall not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit, and all applicable appeal periods with respect to such Applicable Permit shall have expired, except in each case where such failure, legal proceeding or Unsatisfied Condition could not reasonably be expected to result in a Material Adverse Effect.

(ii) To Borrower’s actual knowledge, each Applicable Third Party Permit with respect to the System or Systems being funded under the requested Credit Event shall have been duly obtained and issued in the applicable third party’s name, shall be in full force and effect, shall not be subject to any current legal proceeding, and shall not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Third Party Permit, except in each case where such failure, legal proceeding or Unsatisfied Condition could not reasonably be expected to result in a Material Adverse Effect.

(iii) The Permits which have been obtained by the Borrower with respect to the System or Systems being funded under the requested Credit Event shall be in full force and effect and shall not be subject to any restriction, condition, limitation, current legal proceeding or other provision that could reasonably be expected to result in material modification or revocation of such Permit or have a Material Adverse Effect.

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(i) Lien Releases. Subject to the Borrower’s right to contest Liens as described in the definition of “Permitted Liens,” the Borrower shall have delivered (such delivery may be conditioned upon concurrent receipt of payment by the relevant Person) if applicable, to the Administrative Agent (i) duly executed Lien waivers relating to mechanics’ and materialmen’s Liens, in form and substance reasonably acceptable to the Administrative Agent or (ii) proof of the bonding of such Lien by a surety company that has a Best’s Insurance Rating of at least A- VIII or is otherwise reasonably satisfactory to the Administrative Agent.

(j) Acceptable Work; No Liens. All work that has been done on the Projects has been done in accordance with the PUMA, and there shall not have been filed against any of the Collateral or otherwise filed with or served upon the Borrower with respect to the Projects or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Loans, other than Permitted Liens.

(k) Representations and Warranties. The representations and warranties of the Borrower contained in Section 4 hereof and the representations and warranties of the Borrower, the Pledgor and each Sponsor (as applicable) contained in any other Financing Document shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date).

(l) No Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans or issuance of such Letter of Credit.

(m) Material Adverse Effect. There shall have been no change in the business, prospects, profits or financial condition of the Borrower, Pledgor , Bloom or the Sponsors from the date of the financial statements delivered pursuant to Section 3.1(m) hereof (or, if later, from the last Borrowing Date) which could reasonably be expected to have a Material Adverse Effect, and there shall exist after the Closing Date no other circumstance, event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

(n) Fees and Expenses. The Borrower shall have paid all fees, expenses and other charges payable by it to a Secured Party on or prior to such Borrowing Date under this Agreement or under any other Credit Document.

(o) Insurance Policy. The Policy is in full force and effect, the Collateral Agent is named as a sole loss payee thereunder, and all premiums then due and owing thereunder, as well as premiums thereunder that are required to be paid by the fifteenth day of the current calendar quarter, have been paid. No System in the Portfolio has reached COO after the Policy Cutoff Date.

(p) Utilities. All process water, sewer, telephone, waste disposal, electric and all other utility services necessary for the development, construction, ownership and operation of the Projects are either contracted for, or are readily available on commercially reasonable terms, with respect to the System or Systems being funded under such requested Credit Event.

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(q) Other Documents.

(i) With respect to Material Additional Project Documents entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Projects or otherwise) since the date of the most recent Credit Event, the Administrative Agent shall have received copies of such Material Additional Project Documents.

(ii) With respect to any NDAs entered into or obtained since the date of the most recent Credit Event, the Administrative Agent shall have received copies of all such NDAs.

(iii) With respect to any Material Additional Project Document or NDA referenced in clauses (i) and (ii) above, the Administrative Agent shall have received such other statements, documents, certificates, approvals and legal opinions that the Administrative Agent may reasonably request, consistent with such statements, certificates, documents, approvals and legal opinions delivered on the Closing Date.

3.3 Conditions Precedent to Conversion to Term Loans. The conversion of the Construction Loans to Term Loans shall be subject to the satisfaction of the following conditions precedent, each of which shall be in form and substance satisfactory to each Lender, or waived by each Lender (written notice of which shall be provided to the Administrative Agent):

(a) Notice of Term Conversion. The Administrative Agent shall have received an executed Notice of Term Conversion in accordance with Section 2.6(c).

(b) Completion. Completion shall have occurred and the Administrative Agent shall have received (i) the Borrower’s Completion Certificate, duly executed by an Authorized Officer of the Borrower and (ii) the Independent Engineer’s Completion Certificate.

(c) Construction Loan Payoff; Projections.

(i) The Borrower shall have paid the Conversion Payoff as required pursuant to Section 2.13(g).

(ii) Each Lender shall have received an update to the Projections in form and substance satisfactory to the Lenders (in consultation with the Independent Engineer), updated to reflect the projected outstanding balance of the Loans as of the Term Conversion Date (after giving effect to any projected Borrowing on the Term Conversion Date).

(d) Representations and Warranties. Each of the representations and warranties contained herein and in the other Financing Documents in existence on the Term Conversion Date shall be true and correct in all material respects as if made on such date both before and after giving effect to the making of such Loans (or, if stated to have been made as of an earlier date, were true and correct as of such date).

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(e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the conversion of the Construction Loans.

(f) Project Documents. The Administrative Agent shall have received copies of each Major Project Document and each Direct Agreement executed on or prior to the Term Conversion Date (together with all amendments, supplements, exhibits, annexes and schedules thereto), in each case, to the extent not previously delivered, each of which shall have been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each counterparty to the Project Documents, each of which shall be in full force and effect.

(g) Real Property. The Borrower shall have delivered to the Administrative Agent, to the extent not already delivered, copies of (i) all Leases or easements in which the Borrower holds the lessor’s interest or other agreements relating to possessory interests, if any, in the Real Property and (ii) all NDAs obtained as of the Closing Date. For the avoidance of doubt, each of the Lenders acknowledge that, other than the [***] Lease, the Borrower does not, as at the Closing Date, have any Real Property Rights).

(h) Liquidated Damages. All payments in excess of [***] under the Project Documents in respect of liquidated damages (other than liquidated damages payable to the Borrower) either (i) have been paid or (ii) have been fully provisioned with (A) a cash reserve or (B) other credit support acceptable to the Administrative Agent, and in each case is part of the Collateral and equal to the amount of such liquidated damages.

(i) Annual Budget. Delivery to the Administrative Agent of an Annual Budget (in consultation with the Independent Engineer) approved in accordance with Section 5.10(a).

(j) Insurance.

(i) All insurance policies required to be maintained under Section 5.16 shall be in full force and effect and the Administrative Agent shall have received certificates confirming such insurance coverages, in form and substance satisfactory to Administrative Agent (in consultation with the Insurance Advisor).

(ii) The Policy is in full force and effect, the Collateral Agent is named as a loss payee thereunder, and all premiums then due and owing thereunder, as well as premiums thereunder that are required to be paid by the fifteenth (15th) day of the current calendar quarter, have been paid.

(iii) No System in the Portfolio has reached COO after the Policy Cutoff Date.

(k) Required Reserves. The Borrower shall cause the Debt Service Reserve Account to be funded in the amount of the Required DSR Balance.

[***] Confidential Treatment Requested

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(l) Continuing Perfection and Priority of Liens. The Administrative Agent shall have received reasonable evidence, in the form of search results from each relevant jurisdiction identified in Schedule 3.1(h) and an update of the legal opinion provided by Borrower’s counsel on the Closing Date, that the Collateral Agent continues to have a perfected security interest or lien, as applicable, in all right, title, and interest of the Borrower, in and to the Collateral free of all other Liens thereon other than Permitted Liens or Liens approved or accepted in writing by the Required Lenders.

(m) Date Certain. The Date Certain has not passed.

(n) Equity Contributions.

(i) the Equity Requirement (as defined in the Equity Contribution Agreement) shall have been funded in full as of the Term Conversion Date in accordance with the Equity Contribution Agreement;

(ii) the sum of final Equity Contributions and borrowings at Term Conversion shall not exceed the amount required to pay Total Project Costs; and

(iii) no more than [***] of borrowings of combined Construction Loans and/or Term Loans shall be made on the Term Conversion Date to fund the distribution permitted to be made in accordance with Clause Fourth of Section 4.1(c) of the Depositary Agreement.

(o) Lien Releases. Subject to the Borrower’s right to contest Liens as described in the definition of “Permitted Liens,” the Borrower shall have delivered (such delivery may be conditioned upon concurrent receipt of payment by the relevant Person) if applicable, to the Administrative Agent duly executed Lien waivers relating to mechanics’ and materialmen’s Liens, in form and substance reasonably acceptable to the Administrative Agent.

(p) Acceptable Work; No Liens. All work that has been done on the Projects has been done in accordance with the PUMA, and there shall not have been filed against any of the Collateral or otherwise filed with or served upon the Borrower with respect to the Projects or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Loans, other than Permitted Liens.

(q) Other Documents.

(i) With respect to Material Additional Project Documents entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Project or otherwise) since the date of the most recent Credit Event, the Administrative Agent shall have received copies of such Material Additional Project Documents.

[***] Confidential Treatment Requested

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(ii) With respect to any NDAs entered into or obtained since the date of the most recent Credit Event, the Administrative Agent shall have received copies of all such NDAs.

(iii) With respect to any Material Additional Project Document or NDA referenced in clauses (i) and (ii) above, the Administrative Agent shall have received such other statements, certificates, documents, approvals and legal opinions that the Administrative Agent may reasonably request, consistent with such statements, certificates, documents, approvals and legal opinions delivered on the Closing Date.

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

The Borrower makes the following representations and warranties to and in favor of the Secured Parties as of the Closing Date. All of these representations and warranties shall survive the Closing Date.

4.1 Organization. The Borrower is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under each Transaction Document to which it is or is to be a party. Pledgor is the sole member of Borrower holding all of the issued and outstanding membership interests in Borrower. Borrower (i) is duly qualified, authorized to do business and in good standing in such State and each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (ii) has the power (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to execute, deliver and perform its obligations under each Transaction Document to which it is a party, in its individual capacity, (C) to take all action as may be necessary to consummate the transactions contemplated thereunder, and (D) to grant the liens and security interest provided for in the Financing Documents to which it is a party.

4.2 Authorization; No Conflict. The Borrower has all necessary limited liability company power and authority and legal right to execute, deliver, and perform this Agreement and the other Transaction Documents to which it is a party or by which it is bound. The Borrower has duly authorized, executed and delivered each Transaction Document to which the Borrower is a party (or such Transaction Documents have been duly and validly assigned to the Borrower and the Borrower has assumed the obligations thereunder), and neither the Borrower’s execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) contravenes in any material respect any applicable Law binding on the Borrower or any of its properties, (b) contravenes or results in any breach of or constitutes any default under, or results in or requires the creation of any Lien (other than Permitted Liens) upon any of its property under any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, which contravention, breach, default or Lien would be reasonably expected to result in a Material Adverse Effect, (c) contravenes the Charter Documents of the Borrower, or (d) requires the consent or approval of any Person or any Applicable Permit which has not already been obtained.

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4.3 Enforceability. Each Transaction Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights. None of the Project Documents to which Borrower is a party has been amended or modified except in accordance with the Financing Documents or as disclosed to the Administrative Agent in writing.

4.4 ERISA. Each Plan and, with respect to each Plan, the Borrower and each member of the Controlled Group, are in compliance in all material respects with all applicable provisions of ERISA and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Plan is so qualified or an application for such determination status will be filed on or before the expiration of the applicable remedial amendment period, and, to the knowledge of the Borrower and each member of the Controlled Group, nothing has occurred subsequent to the issuance of such determination letter which could reasonably be expected to cause such Plan to lose its qualified status. Either (a) there are no Pension Plans or (b) except as would not reasonably be expected to result in a Material Adverse Effect (i) the Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code, (ii) no Pension Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) and no Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, (iii) the present value of all accrued benefit obligations under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefit obligations by a material amount, (iv) as of the most recent valuation date for each Multiemployer Plan, the liability that would be incurred by the Borrower or any member of the Controlled Group upon a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA) is zero, and (v) neither the Borrower nor any member of the Controlled Group has incurred, or reasonably expects to incur, any liability to the PBGC (other than for the payment of premiums), the IRS or any employee benefit plan under Title IV of ERISA with respect thereto. No employee benefit plan that is subject to the laws of any jurisdiction outside the United States that is maintained or contributed to by the Borrower or any member of the Controlled Group has incurred, or reasonably expects to incur, any liability that would reasonably be expected to result in a Material Adverse Effect.

4.5 Taxes. Each of Borrower and Pledgor has filed all federal, state, local and other tax returns that each is required to file, and has paid all taxes each is required to pay to the extent due (other than those taxes that each is contesting in good faith and by appropriate proceedings, with adequate reserves established for such taxes in accordance with GAAP) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof, in accordance with GAAP. There are no tax Liens on any assets of Borrower. There are no tax audits or investigations presently pending or threatened in writing with respect to Borrower or Pledgor. The Borrower is and has been at all times since formation an entity that is disregarded as separate from its owner for U.S. federal and applicable state and local income tax purposes.

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4.6 Business; Contracts. The Borrower has not conducted any business other than the business contemplated by the Transaction Documents and it is not a party to or bound by any material contract other than the Transaction Documents to which it is a party or which are contemplated or permitted under the Credit Documents.

4.7 Investment Company, Holding Company and Power Acts.

(a) Neither the Borrower nor any Affiliate of the Borrower is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940.

(b) As of the Closing Date, (i) the Borrower sells electricity at each Site only to the applicable Offtaker pursuant to the relevant ESA and will not make any other wholesale or retail sales and (ii) is not subject to or benefits from an exemption from or waiver of regulation as an “electric supplier”, a “retail electricity supplier” or a “public utility” under the laws of the States of California, New York, New Jersey or Connecticut and any other state in which the Borrower operates facilities that generate electricity. The Borrower is not a “public utility” under the FPA as of the Closing Date, provided, however, that it shall not constitute a Default or an Event of Default of any kind for the Borrower to (1) obtain an order from FERC (X) authorizing the Borrower to sell electric energy, capacity or ancillary services from its facilities that generate electricity at market-based rates pursuant to Section 205 of the FPA, (Y) accepting for filing the Borrower’s tariff pertaining to such sales, and (Z) granting the Borrower waivers of regulations and blanket authorizations customarily granted by FERC to an entity that sells electric energy, capacity and ancillary services at wholesale at market-based rates, including blanket authorization for the issuance of securities and assumption of liabilities under Section 204 of the FPA and Part 34 of FERC’s regulations (together, “MBR Authority”), and (2) make sales at wholesale of electric energy, capacity and ancillary services from its facilities that generate electricity pursuant to such MBR Authority. Such MBR Authority, once obtained and accepted as effective by FERC, will be in full force and effect and at such time the Borrower will become a “public utility” under the FPA. As of the Closing Date, Bloom has obtained a declaratory order from FERC in FERC Docket No. EL14-68-000 finding that Bloom and its current and future subsidiaries are exempt from sections 366.2, 366.21, 366.22, and 366.23 of the FERC’s PUHCA regulations. Within ten (10) Business Days after the Closing Date, Borrower shall file (or shall support a filing by Bloom) of a petition to FERC for a declaratory order finding that Borrower is subject to the same exemptions granted in Docket No. EL14-68-000 (“FERC PUHCA Order”) and Borrower is not aware of any reason why such petition should not be granted by FERC.

4.8 Governmental Regulation. None of the Borrower, or any of the Secured Parties, nor any Affiliate of any of them will, solely as a result of the ownership, leasing or operation of the Projects, the sale of electricity therefrom or the entering into any Transaction Document or any transaction contemplated hereby or thereby, be subject to, or not benefit from an exemption from or waiver of, regulation as a “public utility” under the FPA, under PUHCA or under state laws and regulations as currently in effect respecting the rates or the financial regulation of electric utilities, except that (i) the exercise of remedies, as provided for under the Credit Documents, may cause any such Person to be subject to, and not benefit from an exemption or waiver from, such regulation, (ii) Borrower will be a “public utility” under the FPA upon the

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effective date of its MBR Authority (as provided under Section 4.7(b)), and (iii) Borrower is seeking confirmation that it is exempt from regulation under PUHCA in the FERC PUHCA Order (as provided in Section 4.7(b)) and, if such petition is denied, then Borrower will not be exempt from regulation under PUHCA. The Borrower is not and, as of the COO for each System, will not be subject to regulation as a “retail electricity supplier,” an “electric supplier” or a “public utility” under the laws of the States of California, New York, New Jersey or Connecticut as each such state’s laws are in effect as of the date hereof; provided that if Borrower were to be determined by a Governmental Authority in Connecticut to be a “retail electricity supplier” or an “electric supplier” under Connecticut law, compliance by Borrower with the applicable Connecticut laws and regulations in effect on the date hereof governing “retail electricity suppliers” or an “electric suppliers” would not be reasonably expected to have a Material Adverse Effect.

4.9 Investments. Other than Permitted Investments, the Borrower has not acquired an equity interest in, acquired all or substantially all of the assets of, loaned money, extended credit or made advances to, or made deposits with (other than deposits or advances in relation to the payment for goods and equipment in the ordinary course of business the making of which is expressly contemplated pursuant to the Transaction Documents), any Person.

4.10 Financial Statements. The financial statements delivered pursuant to this Agreement on the Closing Date and as of any date on which Borrower delivers a financial statement hereunder are true, complete and correct and fairly present the financial condition of such Person as of the date thereof (subject, in the case of unaudited financial statements, to normal year-end adjustments). The financial statements have been prepared in accordance with GAAP. As of the date of any financial statement delivered by Borrower under this Agreement, such financial statements show all of such Person’s material liabilities, direct or contingent, to the extent required to be shown thereon in accordance with GAAP.

4.11 Use of Proceeds; Margin Regulations. All proceeds of each Loan will be used by the Borrower only in accordance with the provisions of Section 2.21. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X. Margin stock does not constitute any of the value of the assets of the Borrower and the Borrower does not have any present intention that margin stock will constitute any of the value of such assets.

4.12 No Existing Defaults. The Borrower is not in default under any material term of any Project Document or any material agreement relating to any obligation of the Borrower for or with respect to borrowed money, and to the best of the Borrower’s knowledge, no other party to any Project Document is in default with respect to any material term thereunder. No Default or Event of Default has occurred and is continuing.

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4.13 Applicable Permits.

(a) All Applicable Permits that have been issued have been duly obtained or been assigned in the Borrower’s name are in full force and effect and not subject to current legal proceedings or to any Unsatisfied Condition that could reasonably be expected to result in material modification, limitation or revocation, and all applicable appeal periods with respect thereto have expired, except where such failure, legal proceeding, Unsatisfied Condition or appeal could not reasonably be expected to result in a Material Adverse Effect. The Borrower is in compliance in all material respects with each Applicable Permit that has been issued, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(b) To Borrower’s actual knowledge, all Applicable Third Party Permits that have been issued have been duly obtained in the applicable third party’s name, are in full force and effect and not subject to current legal proceedings or to any Unsatisfied Condition that could reasonably be expected to result in material modification, limitation or revocation, and all applicable appeal periods with respect thereto have expired, and, to the Borrower’s actual knowledge, no other Person is in material violation of any issued Applicable Third Party Permit, except where such failure, legal proceeding, Unsatisfied Condition or appeal could not reasonably be expected to result in a Material Adverse Effect.

(c) With respect to any Permits that are not yet Applicable Permits or, to the knowledge of the Borrower, Applicable Third Party Permits to be obtained by an Offtaker, no fact or circumstance exists which makes it likely that any such Permit will not be timely obtainable by the Borrower or such Offtaker, as applicable, (i) prior to the time that it becomes an Applicable Permit or Applicable Third Party Permit, as applicable, (ii) without expense materially in excess of the amounts provided therefor in the then current Project Budget and (iii) without being inconsistent in any material respect with any of the Transaction Documents, except in each case where failure to obtain such Permit could not reasonably be expected to result in a Material Adverse Effect.

(d) Except as disclosed in Schedule 4.13, the Permits which have been obtained by the Borrower or, to the Borrower’s knowledge, any Offtaker identified in Schedule 4.13, are not subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

4.14 Adverse Change. Since the ending date of the most-recent financial statements of the Borrower, Pledgor or each Sponsor delivered pursuant to this Agreement, there has occurred no event, act or condition that could reasonably be expected to have a Material Adverse Effect and there has occurred no material adverse change in the financial condition of the Borrower, Pledgor, Bloom or any Sponsor that could reasonably be expected to have a Material Adverse Effect.

4.15 Insurance. All insurance policies then required to be maintained by the Borrower and, to the Borrower’s knowledge, each other party pursuant to the terms of the Transaction Documents are in full force and effect, and all premiums then due and payable have been paid.

4.16 Environmental Matters; Hazardous Materials.

(a) Neither Borrower nor, to Borrower’s knowledge, any predecessor in interest thereof is or in the past has been in violation of any Environmental Law, which violation could reasonably be expected to give rise to a material liability of Borrower or have a Material Adverse Effect.

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(b) Except as set forth in Schedule 4.16, (i) neither the Borrower nor, to the knowledge of the Borrower, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about the Land, or transported thereto or therefrom, any Hazardous Materials that could reasonably be expected to subject the Secured Parties to liability or the Borrower to material liability under any Hazardous Materials Law; (ii) to Borrower’s knowledge, there are no underground tanks, whether operative or temporarily or permanently closed, located on the Land which could reasonably be expected to result in material liability of Borrower; (iii) to Borrower’s knowledge, there are no Hazardous Materials used, stored or present at or on the Land in violation of any Hazardous Materials Law which could reasonably be expected to result material liability of Borrower; and (iv) to the knowledge of the Borrower, there is no condition, circumstance, action, activity or event that could form the basis of any violation of, or any liability to the Secured Parties or any material liability to the Borrower under, any Hazardous Materials Law.

(c) Except as set forth in Schedule 4.16, the Borrower has no knowledge of any existing violations of any Hazardous Materials Laws by any Person relating in any way to the Land which could reasonably be expected to result in material liability of Borrower.

(d) Borrower has not received a written notice of any Environmental Claim by any Governmental Authority (including the U.S. Environmental Protection Agency) or any non- governmental third party with respect to the presence or release of Hazardous Materials in, on, though, from or to the Land or the Projects that could reasonably be expected to result in material liability of Borrower, and does not have knowledge of any condition or circumstance that could reasonably be expected to give rise to such notice.

(e) There is no Environmental Claim pending or, to the knowledge of Borrower, threatened in writing with respect to the Projects, the Land or the Borrower, which Environmental Claim could be reasonably expected to give rise to a material liability of Borrower or have a Material Adverse Effect.

4.17 Litigation. Except as set forth in Schedule 4.17, there are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or the Projects, and, to the Borrower’s knowledge, there are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or threatened against or affecting any counterparty to a Project Document which could reasonably be expected to have a Material Adverse Effect. There are no condemnation proceedings by or before any Governmental Authority now pending or threatened in writing against Borrower, the Projects or any portion thereof material to the construction, development, ownership, financing or operation of the Projects or sale of power therefrom that, if adversely determined against Borrower or the Projects, could reasonably be expected to have a Material Adverse Effect. There are no proceedings by or before any Governmental Authority now pending or threatened in writing against Borrower that seek to restrain, prohibit or invalidate the consummation of the transactions contemplated by the Credit Documents. There are no proceedings by or before any Governmental Authority now pending or threatened in writing against Borrower, the Projects, or any portion thereof relating to Environmental Claims.

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4.18 Foreign Assets Control Regulations, Etc.

(a) Neither the Borrower, any Controlled Entity, nor any director, officer or employee of the Borrower or any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise owned or Controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).

(b) Neither the Borrower nor any Controlled Entity is located, organized, or resident in a country or territory subject to comprehensive U.S. trade sanctions including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (a “Sanctioned Country”).

(c) No part of the Loans constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Borrower or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person or Sanctioned Country.

(d) In respect of any applicable law, to the Borrower’s actual knowledge after making reasonable inquiry, neither the Borrower nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, violations of (x) money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”) or (y) sanctions administered or enforced by the U.S. Government (including, without limitation, by OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other competent sanctions authority (collectively, “Sanctions Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or Sanctions Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti- Money Laundering Laws or Sanctions Laws. The Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Borrower and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering Laws and Sanctions Laws.

(e) No part of the Loans will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity on behalf of a Governmental Authority, in order to obtain, retain or direct business or obtain any improper advantage. The Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Borrower and each Controlled Entity is and will continue to be in compliance with all applicable anti-corruption laws and regulations.

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4.19 No Joint Ventures; Subsidiaries. The Borrower is not a general partner or a limited partner in any general or limited partnership, a joint venturer in any joint venture or a member in any limited liability company. The Borrower does not have any subsidiaries.

4.20 Sufficient Rights. (i) the Borrower’s ownership and lease of its properties, the Transaction Documents and the Applicable Permits create rights in the Borrower sufficient to enable it to develop, construct, finance, own and operate the Projects and to perform as required pursuant to and in accordance with the Transaction Documents; and (ii) there are no material services, materials or rights (including utility services and any Real Property Rights) required for the development, construction, finance, operation or routine maintenance of the Projects in accordance with this Agreement and the ESAs, other than those available under the Project Documents or that can reasonably be expected to be commercially available at the site of each Project.

4.21 No Casualty. Neither the business nor the properties of Borrower are affected by any material casualty, including any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), that could be reasonably expected to have a Material Adverse Effect. To the knowledge of Borrower, none of the counterparties to a Project Document is affected by any material casualty, including any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), that could be reasonably expected to prevent or substantially limit such counterparty’s performance under the applicable Project Document.

4.22 Disclosure.

(a) As of the Closing Date, all representations, warranties and other factual statements relating to the Projects furnished by or on behalf of the Borrower in this Agreement, in any other Credit Document or otherwise in writing (subject to any updates to such representations, warranties and other factual statements delivered by the Borrower in writing prior to the date of this Agreement), to any Secured Party, the Insurance Advisor or the Independent Engineer, are, and all other representations, warranties and other factual statements hereafter furnished by or on behalf of the Borrower in writing (subject to any updates to such representations and warranties delivered by the Borrower in writing) to any Secured Party or any Independent Consultant will be, true and correct in all material respects on the date as of which such information is or was dated or furnished and do not omit any material fact necessary to make such information (taken as a whole) in light of the circumstances under which the same are made not materially misleading at such time.

(b) There are no facts, events or conditions known to the Borrower, that have not been disclosed in writing to the Lenders which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

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4.23 Compliance with Law. Borrower is performing its obligations under each Transaction Document to which it is a party, and the Projects are being developed, constructed, financed, owned and operated by the Borrower, in compliance in all material respects with all applicable Law and the requirements of all Applicable Permits.

4.24 Collateral and Real Property.

(a) Borrower and Pledgor, collectively, have (i) good and marketable title in and to all of the Collateral free and clear of all Liens other than Permitted Liens, (ii) good and valid leasehold interests (other than for Leases of Property located in California) or valid and subsisting easement interests and licenses, if applicable, in and to the Sites, and (iii) interests in any other Real Property, in each case free and clear of all Liens, encumbrances or other exceptions to title, other than Permitted Liens.

(b) With regard to each of the Real Property Documents (other than those related to property located in California) (i) each such Real Property Document is valid and effective against the Borrower and, to the Borrower’s knowledge, the counterparties thereto, in accordance with the terms thereof, (ii) neither the Borrower, nor to the Borrower’s knowledge, any of the counterparties thereto, is in breach or default under such Real Property Document, and (iii) to the Borrower’s knowledge, no event or circumstance has occurred or currently exists which, with notice or lapse of time or both, would become a default by the Borrower or the counterparties thereto under such Real Property Document. No notice of default under any Real Property Document has been delivered to the Borrower or, to the Borrower’s knowledge, the counterparties thereto.

(c) The Borrower has not received written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any material part of the Real Property or any interest therein.

(d) Except for the [***] Lease, there are no Real Property Rights necessary in connection with Borrower’s performance of its obligations under the PUMA or the ESAs in effect as of the Closing Date. For the avoidance of doubt, each of the Lenders acknowledge that, other than the [***] Lease, the Borrower does not have, as of the date of this Agreement, any Real Property Rights in association with any of the ESAs.

4.25 Projections. Borrower has prepared, or caused to be prepared, the Project Budget, the Project Schedule and the Projections in good faith. The Project Budget, the Project Schedule and the Projections: (a) are, as of the Closing Date, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, and set forth a reasonably accurate summary of Borrower’s good faith expectations regarding financial performance of the Projects over the life of the credit facilities set forth in this Agreement, provided, however, that the Borrower provides no guaranty as to the financial performance of the Projects; and (b) are consistent, in all material respects, with the provisions of the Transaction Documents executed on or prior to such date.

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4.26 Security Interest.

(a) The security interests in the Collateral granted to the Secured Parties pursuant to the Security Documents are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the Uniform Commercial Code, superior and prior to the rights of all third Persons now existing or thereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise except for Permitted Liens.

(b) All action as is necessary has been taken to establish and perfect the Liens in and to the Collateral, including any recording, filing, registration, giving of notice or other similar action.

(c) The principal place of business of the Borrower, as such term is used in the Uniform Commercial Code, is located in California, and the place at which the Borrower’s books of accounts and records shall be located is in California.

4.27 Intellectual Property. Borrower owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the construction and operation of its business. Borrower has received no notice that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower in connection with its business will infringe in any material manner any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person; (b) there is pending or threatened in writing any claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material; or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code relating to the Borrower’s intellectual property which could reasonably be expected to have a Material Adverse Effect.

4.28 Project Construction. To the best of the Borrower’s knowledge, all work done on the Projects has been done in a good and workmanlike manner, free of any material defects, and in accordance in all material respects with the Major Project Documents, Prudent Electrical Practices and all Legal Requirements.

4.29 Major Project Documents. True, correct and complete copies of all Major Project Documents together with all amendments, modifications or supplements thereof as currently in effect have been delivered to the Administrative Agent. Each Major Project Document is in full force and effect and, to the Borrower’s knowledge, no material breaches or defaults have occurred and are continuing thereunder.

4.30 No Recordation; Etc. Each Transaction Document is in proper legal form under the respective governing laws selected in such Transaction Document (a) for the enforcement thereof in such jurisdictions against the Borrower and each other party thereto without any further action on the part of the Secured Parties, and (b) to ensure the legality, validity, enforceability, priority or admissibility in evidence of any such document, it is not necessary that such document or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in such jurisdiction or that any registration charge

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or stamp or similar tax be paid on or in respect of any such document, except for the recordation of the Security Documents and filing and recordation of such other documents as specifically contemplated pursuant to this Agreement.

4.31 Employees; Labor Matters. Borrower does not have any current employees or former employees and is not engaged in any unfair labor practice that has had or could (individually or together with other similar unfair labor practices) reasonably expected to have a Material Adverse Effect.

4.32 Organizational ID Number; Location of Tangible Collateral.

(a) The Borrower’s Delaware organizational identification number is [***].

(b) All of the tangible Collateral is, or when installed pursuant to the Project Documents will be, located on one of the Sites or at the Borrower’s address set forth on the signature pages hereto; provided, that equipment may be temporarily removed from the Sites from time to time in the ordinary course of business.

4.33 Solvency. As of the Closing Date and any Incremental Facility Closing Date, the Borrower is Solvent after taking into account the transactions contemplated by the Credit Documents.

4.34 Affirmation. The occurrence of the Closing Date, the issuance of each Letter of Credit, and the making of all Loans (except LC Loans) shall constitute an affirmation by the Borrower that the foregoing representations and are true and correct in all material respects on and as of each Borrowing Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date).

SECTION 5. COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that until the Loan Termination Date it will:

5.1 Use of Proceeds; Payment. Deposit the proceeds of any Loan in the account designated in the Depositary Agreement and apply such proceeds in accordance with Section 2.21. Pay all sums due under the Financing Documents according to the terms hereof and thereof.

5.2 Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice to the Administrative Agent of:

(a) Promptly after delivery and in any event within five (5) Business Days after receipt thereof, any written notice of any material litigation, material claim (including any claim pursuant to Hazardous Materials Law or Environmental Laws), investigations by or a dispute with a Governmental Authority, including with respect to an alleged material violation of applicable Law or material proceeding, pending or, to the Borrower’s knowledge, threatened, involving or affecting the Borrower or the Pledgor, a copy of such notice.

(b) Any Event of Default or Default;

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(c) (i) the institution of, or the threat in writing of, any condemnation action with respect to the Collateral and (ii) any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Borrower, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects the Borrower or the Projects, in excess of [***] for any one casualty or loss or an aggregate of [***] in any [***] ([***]) year period;

(d) Any termination, default or event of default or any allegation or notice thereof under any Project Document and any request for a material amendment thereto;

(e) Any written claim of force majeure under any Project Document;

(f) Copies of all material notices received or sent by the Borrower in connection with the Policy;

(g) The issuance, cancellation or material change in the terms of the coverages or amounts of any insurance of the Borrower;

(h) Within ten (10) days following the date on which the Borrower’s auditors resign or the Borrower elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Administrative Agent may reasonably request;

(i) In no event later than five (5) Business Days after execution and delivery thereof, a copy of each Additional Project Document and each new NDA obtained;

(j) Any notice of violation or any requested or actual material modification, revocation or termination in respect of any Applicable Permits; and

(k) Such reports and information concerning the Projects and at such times as the Administrative Agent shall reasonably require.

5.3 Financial Statements and Reporting Requirements.

(a) Deliver to the Administrative Agent (unless waived by the Administrative Agent at the direction of the Required Lender with respect to the timing of delivery of the statements and reports in electronic format suitable for distribution on the Platform (as defined in Section 9.3(e) hereof):

(i) Within [***] ([***]) days after the end of each of the first three quarterly accounting periods of each fiscal year (commencing with the quarter ending September 30, 2015), unaudited financial statements (comprised of a balance sheet and income statement, and without notes) of each of Borrower and each Sponsor (provided that the obligations to provide such financial statements of a Sponsor shall terminate upon termination of such Sponsor’s funding obligations under the Equity Contribution Agreement); and

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(ii) Within [***] ([***]) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), annual audited financial statements of each of Borrower, each Sponsor (provided that the obligations to provide such financial statements of a Sponsor shall terminate upon termination of such Sponsor’s funding obligations under the Equity Contribution Agreement), and Bloom for such fiscal year, accompanied with an audit opinion thereon by an auditor with a nationally-recognized accounting firm, which opinion shall state that said financial statements present fairly, in all material respects, the financial position of the relevant Person at the end of, and for, such fiscal year in accordance with GAAP.

(b) Upon delivery of each financial statement of Borrower pursuant to Section 5.3(a), deliver a certificate of an Authorized Officer of the Borrower that (i) no Default or Event of Default has occurred and is continuing, (ii) the financial statements of Borrower fairly present in all material respects the financial condition and (to the extent applicable) results of operations of Borrower, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments), (iii) beginning with the first financial statements due to be delivered on or after the first Quarterly Date after Completion, a calculation of the Debt Service Coverage Ratio for the preceding twelve (12) months; provided that, to the extent any such Quarterly Date is less than 12 months after Completion, the Debt Service Coverage Ratio as of such Quarterly Date shall be calculated solely on the basis of the period between Completion and such Quarterly Date, and (iv) which includes a statement of whether the Borrower is in compliance with the requirements of Section 5.16.

5.4 Reports.

(a) Prior to the Term Conversion Date, deliver to Administrative Agent and the Independent Engineer monthly after the Closing Date as soon as available but not later than the [***] ([***]) day following the end of each calendar month and at such other times as Administrative Agent may reasonably request, a report in the form of Exhibit L describing in reasonable detail the progress of the construction of each of the Projects since the last such report hereunder, including compliance with the Project Budget and the Project Schedule and any material variances therefrom.

(b) From and after the Term Conversion Date, deliver to Administrative Agent quarterly as soon as available but not later than the [***]([***]) day after the end of each quarter, a summary operating report, which shall include [***] and (ii) to the extent applicable, a comparison of year-to-date figures to corresponding figures provided in the prior year.

(c) From and after the Term Conversion Date, deliver to Administrative Agent quarterly as soon as available but not later than the [***] ([***]) day after the end of each quarter, a summary operating report, which shall include in relation to the Portfolio: (i) a monthly and year-to-date numerical and narrative assessment of compliance with each material category in the then-current Annual Budget; and (ii) to the extent applicable, a comparison of year-to-date figures to corresponding figures provided in the prior year.

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5.5 Existence, Conduct of Business. Except as otherwise expressly permitted under this Agreement, (a) maintain and preserve its existence as a limited liability company and all material rights and privileges necessary or desirable in the normal conduct of its business, and (b) engage only in the business contemplated by the Transaction Documents. Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself as a division or part of the other and shall maintain and utilize separate stationery, separate bank accounts, invoices and checks bearing its own name.

5.6 Books and Records. Maintain adequate books, accounts and records with respect to the Borrower and the Projects and prepare all financial statements of the Borrower required hereunder in accordance with GAAP and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof. The Borrower shall permit employees or agents of the Administrative Agent at any reasonable times (but, in the absence of a continuing material Default or a continuing Event of Default, limited to two (2) times per year) and upon reasonable prior notice to inspect all of the Borrower’s properties, including the Land, and to examine or audit all of the Borrower’s books, accounts and records and make copies and memoranda thereof.

5.7 Utility Regulation. Take or cause to be taken all necessary or appropriate actions so that (a) the Borrower and the Projects shall not be subject to, or shall benefit from an exemption from or waiver of financial, organizational or rate regulation as an “electric utility”, “electric corporation” or any similar Person under the laws of the States of California, New York, New Jersey and Connecticut and any other state in which the Borrower operates facilities that generate electricity as presently constituted and as construed by the courts of such States, (b) the Borrower will sell electricity only to the applicable Offtaker at each Site pursuant to the relevant ESA and will not make any other wholesale or retail sales, (c) Borrower files (or supports a filing by Bloom) with FERC for the FERC PUHCA Order and maintains such order in effect, and (d) no later than the Borrower’s initial sale at wholesale of any electric energy, capacity or ancillary services from its facilities that generate electricity the Borrower shall have obtained MBR Authority. For so long as the Borrower is a “public utility” under the FPA it shall maintain its MBR Authority and shall comply in all material respects with the requirements of FERC applicable to its MBR Authority, including timely reporting and filings under the FPA.

5.8 Construction of the Projects. Borrower agrees to use commercially reasonable efforts to cause all work done on the Projects to be done in a good and workmanlike manner, free of any material defects, and in accordance in all material respects with the Major Project Documents, Prudent Electrical Practices and all Legal Requirements.

5.9 Completion. Achieve Completion on or before the Date Certain.

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5.10 Operation of Projects.

(a) No less than thirty (30) days in advance of the end of each calendar year, prepare an Annual Budget for the upcoming annual period, detailed by calendar month and consistent with the methodology set forth in the Lender Base Case Projections for the Portfolio (by ESA), of anticipated revenues, Debt Service, proposed member distributions, the difference (if positive) of the Total Aggregate Efficiency Deficit Amount (as such term is defined in each ESA other than the [***] ESA) with respect to the applicable Systems under an ESA minus the sum of all Aggregate Efficiency Deficit Amounts (as defined in each such ESAs) paid by Borrower to the applicable Offtaker under such ESAs, positive efficiency bank balance, failures to meet power performance warranties, maintenance, repair and operation expenses (including reasonable allowance for contingencies and working capital), maintenance reserves and all other anticipated Operation and Maintenance Expenses for the Projects until the conclusion of the first full fiscal year thereafter and provide a copy of such Annual Budget to the Administrative Agent and the Independent Engineer for the review and approval by the Independent Engineer (such approval not to be unreasonably withheld, conditioned or delayed). Borrower shall incorporate reasonable suggestions of the Administrative Agent if any within ten (10) days of receipt (in consultation with the Independent Engineer) into the final Annual Budget and the Annual Budget shall be adopted prior to the end of the calendar year. Borrower shall operate and maintain the Projects, or cause the Projects to be operated and maintained, within the applicable Annual Budget as approved by the Administrative Agent in consultation with the Independent Engineer and, in addition to and subject to the foregoing, shall not exceed the aggregate Annual Budget by more than [***]([***]) of the total budgeted amount for the applicable fiscal year.

(b) Operate and administer the Projects, its business and its properties at all times in accordance in all material respects with the Annual Budget, applicable Law and Prudent Electrical Practice and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep and operate the Projects and perform its obligations under the Project Documents.

(c) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations under the Project Documents and all of its other obligations of whatever nature and howsoever arising, except such as may be contested in good faith or as to which a bona fide dispute may exist, provided that adequate cash reserves have been established for the payment thereof in the event such dispute was resolved unfavorably to the Borrower, or the Lenders are satisfied in their reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not result in a Material Adverse Effect.

5.11 Preservation of Rights.

(a) Maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges and franchises necessary in the normal conduct of its business. Maintain all necessary permits and licenses, including all Applicable Permits, with respect to its business and the Projects.

(b) Preserve, protect and defend the material rights of the Borrower under each Project Document, including prosecution of suits to enforce any right of the Borrower thereunder and enforce any claims with respect thereto; provided, however, that upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent requests that certain actions necessary to preserve the Collateral be taken and the Borrower fails to take the requested action within five (5) Business Days, the Administrative Agent may enforce, in its own name or the Borrower’s name, such rights of the Borrower.

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(c) From time to time promptly, upon the reasonable request of the Administrative Agent or the Required Lenders, the Borrower shall execute, acknowledge or deliver, or, in the case of Real Property, use commercially reasonable efforts to cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded in an appropriate governmental office, all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or lessee estoppel certificate) supplemental to or confirmatory of the Security Documents, and take such other steps as may be deemed by the Administrative Agent necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Secured Parties with respect to all Collateral in which a first priority security interest can be perfected by possession, control or by filings under the UCC, and other security from time to time furnished under the Credit Documents or intended to be so furnished, or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or in the case of Real Property use commercially reasonable efforts to obtain any consents or waivers as may be necessary or appropriate in connection therewith, in each case in such form and at such times as shall be reasonably requested by the Required Lenders or the Administrative Agent, and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section 5.11(c). Upon the exercise by the Required Lenders or the Collateral Agent of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, the Borrower shall execute and deliver all applications, certifications, instruments and other documents and papers that any Lender or the Administrative Agent may reasonably require. If the Required Lenders or the Administrative Agent reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property, the Borrower shall provide to each Lender appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Required Lenders.

5.12 Eminent Domain. If an Event of Eminent Domain shall occur with respect to any Collateral, the Borrower shall (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (b) not, without the consent of the Administrative Agent as directed by the Required Lenders (which consent shall not be unreasonably withheld or delayed), compromise or settle any claim against such Governmental Authority in an amount in excess of [***] individually and [***] in the aggregate, and (c) pay or apply all proceeds from an Event of Eminent Domain in accordance with the Depositary Agreement. The Borrower consents to, and agrees not to object to or otherwise impede or impair, the participation of the Lenders and/or the Collateral Agent in any condemnation proceedings involving an amount in excess of [***] individually and [***] in the aggregate, and the Borrower shall from time to time deliver to the Lenders and the Collateral Agent all documents and instruments requested by them or it to permit such participation.

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5.13 Taxes. (i) prior to the time penalties shall attach thereto, pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies imposed upon it or its income or profits; provided that, the Borrower shall not be required to pay any such obligation if such charges are subject to a Contest, and (ii) pay or cause to be paid any valid, final and non-appealable judgment enforcing any such tax, duty, fee, assessment, levy, other governmental charge or claim and shall cause the same to be satisfied of record, as applicable.

5.14 Tax Status. The Borrower shall at all times maintain its classification as an entity that is disregarded as separate from its owner for U.S. federal and applicable state and local income tax purposes and shall not elect, or take or fail to take any other action that could cause the Borrower, to be treated as an association taxable as a corporation for U.S. federal and applicable state and local income tax purposes.

5.15 Compliance with Laws and Applicable Permits. At its expense, promptly (i) comply, or cause compliance, in all material respects, with all applicable Laws, including but not limited to Hazardous Materials Laws and Environmental Laws, and with applicable regulations of FERC and NERC, and (ii) procure, maintain and comply, or cause to be procured, maintained and complied, in all material respects, with all Applicable Permits. Borrower shall (i) promptly take any remedial, responsive or corrective action required under any Environmental Law or Hazardous Materials Law with respect to any presence or Release of Hazardous Materials to the extent that such presence or Release could reasonably be expected to give rise to a material liability or a material remedial, corrective or investigatory obligation of Borrower and (ii) promptly respond to, and address, any Environmental Claim against Borrower or the Projects as required by Environmental Law and as required by Prudent Electrical Practice.

5.16 Maintenance of Insurance. Maintain or cause to be maintained on its behalf in effect at all times the types of insurance required by Schedule 5.16 with insurance companies rated “A-” or better, with a minimum size rating of “X” by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to the Administrative Agent (in consultation with the Insurance Advisor); provided that, if, the Required Lenders shall determine (in consultation with the Insurance Advisor or its independent brokers (and, as long as no Event of Default has occurred and is continuing (other than as a result of the unavailability of insurance on commercially reasonable terms), Borrower)) that any insurance hereby required to be maintained is not available on commercially reasonable terms, then Borrower may obtain and maintain similar insurance to the extent available on commercially reasonable terms. Any insurance policy required to be maintained under this Section 5.16 shall be subject to Section 2.23 and Section 5.2(g).

5.17 Required Interest Rate Hedge Agreements. By the date which is thirty (30) days after the Closing Date in respect of part (a) below and ten (10) Business Days after the Closing Date in respect of part (b) below, Borrower will enter into and thereafter maintain interest rate hedge agreements on such terms as shall be reasonably satisfactory to the Lenders (which may include the interest rate hedge agreements that the Borrower has in place on or prior to the Closing Date, if applicable), in order to protect from adverse fluctuations in interest expense (a)

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from the Closing Date through Term Conversion Date in respect of at least [***] percent ([***]) (but no more than [***] percent ([***])) of the outstanding aggregate principal amount of the Construction Loans and Term Loans at any such time (based on funding and repayment thereof in accordance with the most recent Lender Base Case Projections delivered to and approved by the Administrative Agent), (b) from Term Conversion Date through [***] in respect of at least [***] percent ([***]) (but no more than [***] percent ([***])) of the outstanding aggregate principal amount of the Term Loans at any such time (based on funding and repayment thereof in accordance with the most recent Lender Base Case Projections delivered to and approved by the Administrative Agent); provided, however, that obligations of the Borrower pursuant to any interest rate hedge agreement with any Lenders or their respective affiliates shall be paid on a pari passu basis with the Obligations; provided, further, that should such any hedge position cover greater than [***] percent ([***]) of the applicable Loans, the Borrower shall have thirty (30) days to unwind or revise such hedge position to the levels required in this Section 5.17.

5.18 Project Revenue. Deposit all Project Revenue in the Revenue Account for application solely for the purposes and in the order and manner provided in the Depositary Agreement.

5.19 Additional Necessary Permits and Project Documents.

(a) Deliver to Administrative Agent promptly, but in no event later than fifteen (15) days after the receipt thereof by Borrower, copies of any Project Document entered into after the Closing Date and any amendment, supplement or other modification to any Applicable Permit or any Project Document received or entered into by Borrower after the Closing Date.

(b) With respect to any Material Additional Project Document entered into by Borrower after the Closing Date and except as provided below, Borrower shall use commercially reasonable efforts to cause its counterparty thereto to execute and deliver to Administrative Agent a consent in form and substance reasonably satisfactory to Administrative Agent. With respect to any Material Additional Project Document entered into by Borrower after the Closing Date which is a replacement for a Project Document in effect as of the Closing Date (except the Required Hedging Agreements), Borrower shall cause its counterparty thereto to execute and deliver to Administrative Agent a consent in form and substance reasonably satisfactory to Administrative Agent or in substantially the form of the Direct Agreement in place with the counterparty to the Project Document which is being replaced.

5.20 Policy Proceeds, Subrogation and Consent. The Borrower shall promptly upon receipt thereof deposit any amount received from the Insurer under the Policy in accordance with Section 2.23 of this Agreement.

(a) No right of subrogation or assignment of any rights of recovery under the Policy shall be permitted so long as any Loans are outstanding.

(b) The Borrower acknowledges that certain modifications, amendments, amendments and restatements, extensions or waivers under the Credit Documents may require the consent of an insurer pursuant to Section VIII.11 of the Policy, and the Borrower shall take all commercially reasonable efforts to obtain any such consent required under the Policy.

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5.21 Independent Consultants. Cooperate in all reasonable respects with the Independent Consultants and ensure that each Independent Consultant is provided with all information reasonably requested by such consultant with respect to the financing, construction or operation of the Projects and exercise due care to ensure that any factual information which it may supply to such consultant is materially accurate in all respects, and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided, to the extent that such consultant relied on such information in preparing its report.

5.22 Further Assurances. Execute and deliver all documents as shall be reasonably required or that the Administrative Agent or any Lender shall reasonably request in connection with the rights and remedies of the Administrative Agent and the Lenders under the Transaction Documents.

SECTION 6. NEGATIVE COVENANTS.

The Borrower covenants and agrees that until the Loan Termination Date it will not, without the prior written consent of the Required Lenders (unless a different consent standard is specifically provided in any section):

6.1 Contingent Liabilities. Except as provided in this Agreement, become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other person, firm or corporation or otherwise create, incur, assume or suffer to exist any contingent obligation exceeding in the aggregate [***]; provided, however, that this Section 6.1 shall not be deemed to prohibit (a) the acquisition of goods, supplies or merchandise in the normal course of business on normal trade credit; (b) the endorsement of negotiable instruments received in the normal course of its business; (c) contingent liabilities required under any Permit; or (d) contingent obligations under or in respect of indemnification obligations pursuant to Project Documents or other agreements entered into in accordance with this Agreement, obligations to pay insurance premiums and similar obligations in each case incurred in the ordinary course of business.

6.2 Limitations on Liens. Create, assume or suffer to exist any Lien securing a charge or obligation on the Collateral, the Projects or the Real Property Rights, whether now owned or hereafter acquired, except the following:

(a) Liens specifically created by any Financing Document;

(b) Liens for taxes, assessments and other governmental charges not yet due or which are subject to a Contest;

(c) pledges or deposits to secure statutory obligations or to secure the performance of bids, trade contracts and leases;

(d) any interest or title of a licensor, lessor or sublessor under any written license, lease or sublease of real estate permitted hereunder and covering only the assets so leased;

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(e) any zoning, building and land use or similar law, ordinance, order, decree, restriction, condition or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property; provided such law, ordinance, order, decree, restriction, condition or right does not adversely affect in any material respect the intended use of the Real Property Rights subject thereto as contemplated by the Transaction Documents;

(f) Liens securing judgments not constituting an Event of Default under Section 7.1(i);

(g) involuntary Liens (including a Lien of an attachment, judgment or execution) securing a charge or obligation, on any of the Borrower’s property, either real or personal, whether now or hereafter owned in the aggregate sum of less than [***];

(h) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business or in connection with the construction, operation or maintenance of the Projects, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Projects or any Site, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Projects or any Site, (ii) a bond or other security reasonably acceptable to the Administrative Agent has been posted or provided in such manner and amount as to assure the Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor; and

(i) easements, rights-of-way, restrictions, title imperfections, encroachments, minor defects or irregularities in title and similar matters in each case, that could not reasonably be expected to (i) impair the relevant System’s ability to perform materially in accordance with the Lender Base Case Projections or (ii) cause or result in a material breach of, or event of default under, any Major Project Document.

6.3 Accounts. Maintain, establish or use any account (other than the Accounts or the Local Account).

6.4 Indebtedness. Create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable for any Indebtedness except the following:

(a) Indebtedness hereunder;

(b) Indebtedness under Required Hedging Agreements;

(c) Indebtedness pursuant to the terms of a Project Document (but not for borrowed money), either not more than 90 days past due or being contested in good faith;

(d) Contingent Obligations permitted pursuant to Section 6.1 hereof;

(e) Indebtedness for Capital Lease Obligations not to exceed [***] in the aggregate;

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(f) trade or other similar Indebtedness incurred in the ordinary course of business (but not for borrowed money), either not more than 90 days past due or being contested in good faith; and

(g) unsecured Indebtedness in an aggregate amount at any one time outstanding not in excess of [***], which is incurred in the ordinary course of business other than for money borrowed.

6.5 Sale or Lease of Assets. Sell, lease to a third Person, assign, transfer or otherwise dispose of assets whether now owned or hereafter acquired, except (a) in the ordinary course of its business, as contemplated in the Project Documents, (b) for obsolete or worn out property not used or useful in its business, (c) as expressly contemplated by the Transaction Documents (including, without limitation, in connection with the (i) return and repurchase of any System by Bloom as provided in the PUMA, (ii) sale of any System to an Offtaker under an ESA and (iii) transfer (following payment by an Offtaker of the applicable Termination Value and application of such proceeds pursuant to Section 2.13(b)(iii)) of any System to the Pledgor; and (d) for assets which are replaced by substitute assets of equal or greater value in the ordinary course of business. Upon any such sale, lease, assignment, transfer or other disposition of any such assets, all Liens in favor of Collateral Agent relating to such asset shall be released. The Borrower shall not enter into any sale and leaseback transactions.

6.6 Distributions. Directly or indirectly, make or declare any distribution (in cash, property or obligation) on, or other payment on account of, any interest in the Borrower except in accordance with the Depositary Agreement.

6.7 Amendment of Project Documents; Assignment by Third Parties.

(a) Except as otherwise provided herein, materially amend, modify, supplement or waive, accept, or permit or consent to the termination, or material amendment, modification, supplement or waiver (including any waiver (or refund) of damages (liquidated or otherwise) payable by any contractor under any Major Project Document) of, any provision of, or give any material consent under any of the Major Project Documents, the [***] Assignment and Assumption Agreement or the [***] Reimbursement Agreement. Notwithstanding the foregoing, the Borrower may amend, modify, supplement or waive, or accept, or permit or consent to, any of the ESAs and Project Documents to allow for the addition, removal or modification of Sites or locations so long as any such amendment, modification, supplement, or waiver could not reasonably be expected to have a Material Adverse Effect on the performance of the Portfolio as reflected in the DSCR contained in the most recent Updated Lender Base Case Projections.

(b) To the extent the Borrower’s consent is required, consent to the assignment of any obligations under any Major Project Document by any counterparty thereto; excluding, however, any instance in which, in accordance with the terms of the applicable Major Project Document, the Borrower is required to provide such consent (so long as the stated conditions are satisfied).

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6.8 Additional Project Documents. Enter into any Material Additional Project Document unless an Authorized Officer of the Borrower certifies in writing to the Lenders (at least [***] ([***]) Business Days prior to execution) that the transactions contemplated by such Material Additional Project Document could not reasonably be expected to result in a Material Adverse Effect, are, in the Borrower’s reasonable judgment, in the best interest of the applicable Project and are not inconsistent with the Project Budget or the Annual Budget, as applicable and provides a copy of the proposed agreement.

6.9 Capital Expenditures. Make or enter into any binding future commitment to make Capital Expenditures except in compliance with the Project Budget or the Annual Budget then in effect, as applicable, or to prevent injury or protect property in the event of an emergency up to a maximum amount of [***], or that are reasonably required in order to operate and maintain the Project in accordance with the Legal Requirements and the Major Project Documents up to a maximum amount of [***].

6.10 Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any person, firm or corporation except Permitted Investments.

6.11 Transactions With Affiliates. Enter into any transaction or series of related transactions with any Affiliate on terms less favorable than those in comparable arms-length transactions. The Lenders acknowledge the Administrative Services Agreement, the PUMA, and the [***] Energy Services and License Agreement in the forms in effect on the Closing Date are acceptable for purposes of this Section 6.11.

6.12 Fundamental Changes.

(a) Enter into any transaction of merger or consolidation, change its form or jurisdiction of organization, liquidate, wind-up, dissolve itself (or suffer any liquidation or dissolution) or sell all or substantially all its assets (other than as expressly contemplated by the Transaction Documents (including, without limitation, in connection with the (i) return and repurchase of any System by Bloom as provided in the PUMA and (ii) sale of any System to an Offtaker under an ESA)) to any other entity.

(b) Change the nature of its business or expand its business beyond the business contemplated in the Transaction Documents or activities incidental thereto or take any action, whether by acquisition or otherwise, which would constitute or result in any material alteration to the nature of such business.

(c) (i) Acquire by purchase or otherwise stock or other evidence of beneficial ownership of any Person, (ii) create or acquire any subsidiary, or (iii) enter into any partnership, joint venture or sale-leaseback.

(d) Change its name or the location of its chief executive office or principal place of business (as such terms are used in the applicable UCC from time to time) without written notice to Administrative Agent at least thirty (30) days prior to such change, or change its fiscal year without the prior written consent of the Required Lenders such consent not to be unreasonably withheld.

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6.13 Margin Loan Regulations. Directly or indirectly apply any part of the proceeds of the Loans, any cash equity contributions received by the Borrower or other funds or revenues to the “buying” or “carrying” of any Margin Stock or to extend credit to others for the purpose of “buying” or “carrying” any Margin Stock within the meaning of the regulations of the Federal Reserve Board, including Regulations T, U or X, or any interpretations or rulings thereunder.

6.14 Loss Proceeds; Project Revenue. Use, pay, transfer, distribute or dispose of any Loss Proceeds or any Project Revenues in any manner or for any purpose except in accordance with the Credit Documents.

6.15 Sanctions Regulations. The Borrower will not (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person or in or relating to a Sanctioned Country if such investments, dealings or transactions would cause any Lender to be in violation of any laws or regulations that are applicable to such Lender.

6.16 Real Property. Acquire any material real property or leasehold, easement or other material interest in real property, except in connection with the potential acquisition of a leasehold interest in a new Site under an existing ESA or a new ESA entered into in connection with any Incremental Loans.

6.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rent or hire of any property under leases (other than the Leases) which, in the aggregate, costs the Borrower in excess of [***].

6.18 Use of Sites. Subject to the fee rights of the Offtakers and to existing third party easements, rights of way, or other third party property rights over the Sites, and only to the extent that Borrower has site control over the Sites: use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Projects or any Site for any purpose (a) which may (i) constitute a public or private nuisance or (ii) make void, voidable, or cancelable, or materially increase the premium of, any insurance policies then in force with respect to all or a portion of the Projects, or (b) that could reasonably be expected to have a Material Adverse Effect.

6.19 Disputes. Agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Person if such proposed settlement, resolution or compromise could reasonably be expected to result in a Material Adverse Effect.

6.20 Assignment. Assign its rights or obligations under any Credit Document or any Major Project Document to any Person, except pursuant to the Security Documents.

6.21 Insurance Policy.

(a) Knowingly take (or fail to take) any action that could reasonably be expected to cause any breach or termination of the Policy including, without limitation, any action in violation of Section VIII.12.a. of the Policy.

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(b) Permit any System reaching COO after the Policy Cutoff Date to be included in the Portfolio.

(c) Permit the capacity of the Portfolio to exceed the Maximum Capacity.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an “Event of Default” under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of Law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any Governmental Authority:

(a) Failure to Make Payments. The Borrower shall (i) default in the payment when due of any Fees or any other Obligations (other than principal on the Loans) under this Agreement or any other Credit Document and such default shall continue for a period of five (5) Business Days of receipt of written notice from the Administrative Agent (at the direction of the Required Lenders except as to Fees, interest and principal), or (ii) default in the payment when due of any principal with respect to the Loans, including any mandatory prepayments required hereunder, and such default shall continue for a period of three (3) Business Days.

(b) Breach of Representation or Warranty. Any representation or warranty made by the Borrower, the Pledgor or any Sponsor in any Transaction Document or in any certificate or instrument delivered pursuant thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made; provided that no Event of Default shall occur pursuant to this clause (b) if within thirty (30) days of the date on which the Borrower receives notice or becomes aware (in each case, from any source) that such representation or warranty was false or misleading, Borrower shall eliminate or otherwise cure to the reasonable satisfaction of the Required Lenders any such material and adverse effects relating to such false or misleading representation or warranty.

(c) Breach of Covenants. (i) Borrower shall fail to perform or cause to be performed any covenant or obligation arising under Sections 5.5, 5.11(b) and (c) and Article VI (other than as set forth in clause 7.1(c)(ii)), (ii) Borrower shall fail to perform or cause to be performed any covenant or obligation arising under Section 6.2(e) and (f) and such failure shall continue for fifteen (15) days, (iii) Borrower shall fail to perform or cause to be performed any covenant or obligation arising under Section 5.16 and such failure shall continue for five (5) Business Days, or (iv) the Borrower, the Pledgor or any Sponsor shall fail to perform or cause to be performed any covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i), (ii) and (iii) above) or under any other Credit Document, and such failure shall continue for thirty (30) days after knowledge thereof by the Borrower; provided, that with written notice from the Borrower to the Administrative Agent such thirty (30) day grace period shall be extended by up to an additional sixty (60) days as shall be necessary for the Borrower diligently to cure such failure so long as the Borrower certifies in such notice that (A) such default is reasonably subject to cure within such additional period, (B) the Borrower commences such cure no later than fifteen (15) days after the Borrower becomes aware or is made aware of such failure and the Borrower is at all times thereafter diligently and continuously proceeding to

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cure such failure, and (C) the granting of such additional time would not reasonably be expected to have a Material Adverse Effect; provided, further, however, that if such failure constitutes an Event of Default under any other provision of this Section 7.1, no such grace period shall apply.

(d) Indebtedness. (i) The Borrower shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, but after giving effect to any grace period) of any financial Indebtedness (other than the Obligations) in the aggregate principal amount of $1,500,000 or more and such default permits the holder or holders thereof, or any collateral agent for such holders, to accelerate the maturity of such Indebtedness; or (ii) the Borrower shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition has been to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any collateral agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment; provided, however, that the Lenders shall have the right, but not the obligation, to cure any such default prior to the passage of any applicable grace period by the use or application of funds on deposit in the Accounts.

(e) Default Under Project Documents.

(i) Borrower’s Defaults. The Borrower shall be in breach of, or in default of, any material obligation under a Major Project Document and either (A) such breach or default has been asserted in writing by the counterparty of such Major Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for the lesser of (x) a period of 30 days or (y) such period of time (without giving effect to any extension given to Collateral Agent under any applicable Direct Agreement with respect thereto) under such Major Project Document (or with the consent of the counterparty thereto) which the Borrower has available to it in which to remedy such breach or default, or (B) such breach or default could reasonably be expected to lead to a termination of such Major Project Document or other material liability thereunder.

(ii) Third Party Defaults. Any Major Project Participant shall be in breach of, or in default under a Major Project Document (other than early termination or partial termination of any ESA, so long as the Offtaker owes a Termination Value pursuant to such ESA at termination or partial termination) to which it is party, and such breach or default (x) shall not be remediable or, if remediable, shall continue unremedied for a period beyond the applicable grace period and (y) has had or could reasonably be expected to have a Material Adverse Effect; provided, however that any such action under this subsection (ii) shall not constitute an Event of Default if: (A) the Borrower has entered into a Replacement Major Project Contract with a Replacement Obligor within ninety (90) days thereof, as such period may be extended by one additional thirty (30)- day cure period if Borrower is diligently seeking to obtain such Replacement Material Project Contract and continues during such extended cure period to meet or exceed the Downside Sizing Case Projections, or (B) in the case of any ESA, the Termination Value has been paid by the applicable Offtaker to the Borrower within ninety (90) days thereof.

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(iii) Third Party Direct Agreements. (x) Any Person other than the Borrower shall disaffirm or repudiate in writing its material obligations under any Direct Agreement and such disaffirmation or repudiation could reasonably be expected to result in a Material Adverse Effect, (y) any representation or warranty made by any Person other than the Borrower in a Direct Agreement shall be untrue or misleading in any material respect as of the time made and such untrue or misleading representation or warranty could reasonably be expected to result in a Material Adverse Effect, or (z) a Person other than the Borrower shall breach any material covenant of a Direct Agreement and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of thirty (30) days from the time the Borrower obtains knowledge of such breach and such breach could reasonably be expected to result in a Material Adverse Effect.

(iv) Wal-Mart Direct Agreement. Subject to the Collateral Agent having signed a Direct Agreement in the form of Exhibit F to the ESA with [***], the Borrower shall fail to deliver to [***] within ten (10) Business Days of the Closing Date such Direct Agreement.

(f) Bankruptcy. (i) Any Event of Bankruptcy shall occur with respect to any of the Borrower, the Pledgor or any Sponsor who has funding obligations under the ECA that have not been fully performed, (ii) any Event of Bankruptcy shall occur with respect to any Major Project Participant, unless (A) the Borrower has entered into a Replacement Major Project Contract with a Replacement Obligor within 270 days following such applicable Event of Bankruptcy; (B) such applicable Replacement Major Project Contract is assumed by the estate of the entity subject to the Event of Bankruptcy; or (C) in the case of any ESA, the Termination Value has been paid by the applicable Offtaker to the Borrower within 270 days following such applicable Event of Bankruptcy or (iii) for counterparties not otherwise addressed in the foregoing clauses (i) and (ii), any Event of Bankruptcy shall occur with respect to any other counterparty to any other Major Project Document, if such Event of Bankruptcy could, in the judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; provided, however, notwithstanding anything to the contrary in the foregoing clause, so long as payments in respect of debt service are being made under the Policy (or are scheduled to be made in accordance with the terms thereof) or otherwise, no Event of Default under this Section 7.1(f) in respect of Bloom shall be deemed to have occurred.

(g) Dissolution. (i) Any order, judgment, or decree shall be entered against any of the Borrower, the Pledgor, Bloom or ExGen, in each case, decreeing such Person’s involuntary dissolution or (ii) any of Borrower, the Pledgor, Bloom or ExGen, shall dissolve or cease to exist; provided, however, notwithstanding anything to the contrary in the foregoing clause, so long as payments in respect of debt service are being made under the Policy (or are scheduled to be made in accordance with the terms thereof) or otherwise, no Event of Default under this Section 7.1(g) in respect of Bloom shall be deemed to have occurred.

(h) Ownership of the Project. The Borrower shall cease to be the sole owner of the Projects (other than in connection with the (i) repurchase of any System by a Sponsor in accordance with the PUMA and/or (ii) sale of any System to an Offtaker under any of the ESAs), and/or (iii) transfer (following payment by an Offtaker of the applicable Termination Value and application of such proceeds pursuant to Section 2.13(b)(iii)) of any System to the Pledgor, and/or (iv) any other disposition of a Project that is permitted or contemplated hereunder.

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(i) ERISA. (i) an event described in Section 4043 of ERISA shall occur (other than an event not subject to the provision for notice to the PBGC under the regulations promulgated under such Section) with respect to any Pension Plan, (ii) any Pension Plan shall fail to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived, (iii) any Pension Plan shall be in “at risk” status within the meaning of Section 430(i) of the Code, or any Multiemployer Plan shall be in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code, (iv) any Borrower shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Pension Plan or a trust established under Title IV of ERISA, (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Pension Plan must be terminated or have a trustee appointed to administer it, (vi) Borrower or a member of the Controlled Group shall suffer a partial or complete withdrawal from a Multiemployer Plan that could reasonably be expected to result in the imposition of liability in excess of $500,000 or is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan in excess of $500,000, (vii) a proceeding shall be instituted against the Borrower to enforce Section 515 of ERISA or (viii) any other event or condition shall occur or exist with respect to any Pension Plan which would subject the Borrower to any tax, penalty or other liability (other than required contributions in the normal course); and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

(j) Judgments. Any final and non-appealable judgment or decree shall be entered by a court or courts of competent jurisdiction against the Borrower and (i) such judgment or decree shall award non-monetary relief which could reasonably be expected to have a Material Adverse Effect and has not been stayed, discharged, satisfied, or vacated within forty-five (45) days, (ii) such judgment or decree shall award monetary damages in an amount of $1,500,000 or more individually or in the aggregate when taken together with all other judgments and decrees, and shall not be stayed, discharged, paid, bonded or vacated within forty-five (45) days, or (iii) enforcement proceedings shall be commenced by any creditor on any judgment or decree described above and shall not be stayed, discharged, paid, bonded or vacated on the date which is five (5) days after commencement of such proceeding.

(k) RESERVED

(l) Loss of Collateral. (i) All or any material portion of the Collateral is damaged, seized or appropriated (including by means of eminent domain) without appropriate Loss Proceeds (subject to the underlying deductible), payment under the Policy, or without fair value being paid therefor so as to allow replacement of such Collateral or prepayment of the Loans and to allow the Borrower to continue satisfying its obligations hereunder and under the other Transaction Documents, (ii) any Person other than Collateral Agent attaches or institutes proceedings to attach all or any material part of the Collateral, and any such proceeding or attachment or any judgment Lien against any such Collateral (other than Permitted Liens) (A) remains unlifted, unstayed or undischarged for a period of thirty (30) days or (B) is upheld in a final nonappealable judgment of a court of competent jurisdiction, or (iii) at any time following

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the Term Conversion Date, the Borrower elects, as contemplated in Section 2.13(b)(i), to voluntarily dispose of energy servers or Projects that aggregate in excess of 10MW of Systems that have achieved COO and are in active operation at such time.

(m) Credit Document Matters. At any time after the execution and delivery thereof, (a) any Credit Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto other than a Secured Party (other than by reason of the satisfaction in full of the Obligations or any termination of a Credit Document in accordance with the terms hereof or thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto (other than a Secured Party), (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto (other than a Secured Party) repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby, or (b) any authorization or approval by any Governmental Authority necessary to enable any Credit Party to comply with or perform its Obligations or otherwise perform in accordance with the terms of the Credit Documents shall be revoked, withdrawn or withheld, or shall otherwise fail to be issued or remain in full force and effect, and the failure of such authorization or approval from such Governmental Authority is reasonably expected to have a Material Adverse Effect.

(n) Loss of or Failure to Obtain Applicable Permits.

(i) The Borrower shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to the Projects, and such failure could reasonably be expected to have a Material Adverse Effect.

(ii) Any Applicable Permit shall be materially modified (other than modifications contemplated in a Project Document requested by the Borrower), revoked, cancelled or not renewed by the issuing agency or other Governmental Authority having jurisdiction (or otherwise ceases to be in full force and effect) and within forty-five (45) days thereafter the Borrower is not able to demonstrate to the reasonable satisfaction of the Required Lenders that such modification of, revocation of, cancellation of, failure to renew, or failure to maintain in full force and effect such Permit could not reasonably be expected to have a Material Adverse Effect.

(o) Change of Control. A Change of Control shall have occurred without the prior written consent of the Required Lenders.

(p) Insurance Policy. The Policy ceases to be in full force and effect, or the Insurer has failed to pay any claim that has been properly submitted and is undisputed under the Policy within one hundred eighty (180) days of submission.

(q) Debt Service Reserve Facility. In the event any Letter of Credit is terminated and not replaced, extended or renewed in accordance with Section 2.4(a) (except if such termination or absence of replacement, extension or renewal is due to the action or inaction of a Defaulting Lender), the Debt Service Reserve Account is not funded in cash with an amount equal to the lesser of (i) the Debt Service Reserve Requirement and (ii) the available amount under such Letter of Credit prior to such termination.

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7.2 Acceleration.

(a) If an Event of Default specified in paragraph (f) or (g) of Section 7.1 shall occur with respect to the Borrower, automatically all Loan Commitments shall immediately terminate and all Loans (with accrued interest thereon) and all other amounts owing under the Financing Documents shall immediately become due and payable.

(b) If any Event of Default (other than an Event of Default referred to in Section 7.2(a)) shall occur, then the Administrative Agent (acting at the direction of the Required Lenders) may by notice to the Borrower either (A) declare the Loan Commitments to be terminated, whereupon all Loan Commitments shall immediately terminate and/or (B) declare the Loans, all accrued and unpaid interest thereon and all other amounts owing to the Lenders under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable.

(c) Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

(d) Notwithstanding the foregoing, prior to the exercise of remedies by the Administrative Agent, Borrower shall have the option, exercisable upon written notice to the Administrative Agent, with respect to any Event of Default affecting up to [***] of the Portfolio (the “Affected Portion”) to cure such Event of Default by removing the Systems part of such Affected Portion and severing the Systems in the Affected Portion from the Portfolio by effectuating a buydown of the Loan Facilities as described in this Section 7.2(d). In order to avail itself of the buydown set forth in this Section 7.2(d), the Borrower shall re-calculate the size of the Loan Facilities under the Downside Sizing Case Projections (in consultation with the Independent Engineer) by reducing the project-capacity assumption therein to the capacity of the Systems not affected by the Event of Default and otherwise changing no other assumptions in the Downside Sizing Case Projections, which Updated Downside Sizing Case Projections shall be confirmed by the Independent Engineer. Any amount by which, after such review and approval, the then outstanding aggregate principal amount of the Loans exceeds the revised total principal amount of the Loans needed to achieve a Debt Service Coverage Ratio of [***] through the Final Maturity Date based such Updated Downside Sizing Case Projections, is the “Event of Default Buydown Amount.” The Borrower shall prepay, pursuant to Section 2.12, the Event of Default Buydown Amount within thirty (30) days unless the Required Lenders within five (5) Business Days of receipt thereof (in consultation with the Independent Engineer) object in writing to the Borrower’s re-calculation and, as soon as reasonably practicable with such prepayment, transfer the Affected Portion of the Portfolio to another Person.

[***] Confidential Treatment Requested

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7.3 Other Remedies. Upon the occurrence and during the continuation of an Event of Default:

(a) The Collateral Agent may, but shall not be obligated to, exercise any or all rights and remedies at law or in equity (in any combination or order that the Collateral Agent may elect), including without limitation or prejudice to the Collateral Agent’s other rights and remedies, any and all rights and remedies available under any of the Financing Documents.

(b) The Collateral Agent may take certain actions herein described, and the Borrower hereby appoints the Collateral Agent (acting on the instruction of the Administrative Agent at the direction of the Required Lenders) as the attorney-in-fact of the Borrower, with full power of substitution, and in the name of the Borrower, if the Collateral Agent elects to do so at any time after the Loans have been declared immediately due and payable pursuant to this Section 7, to: (i) employ such engineers and contractors as may be required, and advance and apply such sums as are necessary, including any proceeds of the Loans, for the purpose of completing the construction of the Projects, (ii) disburse and directly apply the proceeds of any Loan to the satisfaction of any of the Borrower’s obligations hereunder or under any other Financing Document, (iii) hold, use, disburse and apply the Loans for the payment or performance of any obligation of the Borrower under any Project Document, (iv) advance and incur such expenses as the Required Lenders deem reasonably necessary for the completion of construction of the Projects and to preserve the Projects, (v) disburse any portion of any Loan, from time to time, to Persons other than the Borrower for the purposes specified herein or in any other Transaction Document, (vi) maintain or operate the Projects, (vii) execute all applications and certificates in the name of the Borrower as may be required for construction and operation of the Projects, (viii) endorse the name of the Borrower on any checks or drafts, representing proceeds of any insurance policies, or other checks or instruments payable to the Borrower with respect to the Projects, (ix) do every act with respect to the Transaction Documents and the construction and operation of the Projects which the Borrower may do and (x) prosecute or defend any action or proceedings incident to the Projects. The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. The Collateral Agent shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action it shall have no liability to the Borrower to continue the same or for the sufficiency or adequacy thereof.

(c) Any funds of any Lender or the Collateral Agent (including the proceeds of any Loans) used for any purpose referred to in this Section 7.3, whether or not in excess (without obligating any Lender to fund any Loans in excess of its Commitment) of the relevant Loan Commitments shall (i) be governed hereby, (ii) constitute a part of the Obligations secured by the Security Documents, (iii) bear interest at the Default Rate, and (iv) be payable upon demand by such Lender or the Collateral Agent, as applicable.

SECTION 8. THE AGENTS.

8.1 Appointment and Authorization.

(a) Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes Crédit Agricole Corporate and Investment Bank as the initial Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto.

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(b) Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes Wilmington Trust, National Association as the initial Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto.

(c) Each of the Lenders authorizes, respectively, each Agent to execute, deliver and perform each of the Financing Documents to which such Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of such Agent contained in the Financing Documents.

(d) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Document, none of the Agents shall have any duties or responsibilities except those expressly set forth herein and in the other Financing Documents, nor shall any of the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against any of the Agents. Without limiting the generality of the foregoing sentence, the use of the terms “Administrative Agent,” and “Collateral Agent,” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such terms are used merely as a matter of market custom, and are intended to create or reflect only a relationship between independent contracting parties.

8.2 Delegation of Duties. Any of the Agents may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agent or attorney-in- fact that it selects with reasonable care.

8.3 Liability of the Agents. None of the Agents nor the respective directors, officers, agents, representatives and employees of such parties shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Secured Parties or any other Person for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower or any other party to any Transaction Document to perform its obligations hereunder or thereunder. None of the Agents or any Agent-Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the Properties, books or records of the Borrower or any Affiliate of the Borrower.

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8.4 Reliance by the Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by any such Agent. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document (a) if such action would, in the opinion of such Agent (upon consultation with counsel), be contrary to applicable Law or the terms of any Credit Document, (b) if such action is not specifically provided for in the Credit Documents to which such Agent is a party or such action involves discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by such Agent (including, as to the Collateral Agent, the enforcement of any remedies under the Credit Documents) and it shall not have received such advice or concurrence of the Administrative Agent (or, in the case of the Administrative Agent, of the Required Lenders) as it deems appropriate, (c) if in connection with the taking of any such action that would constitute the making of a payment due under any Project Document pursuant to the terms of any Direct Agreement, it shall not first have received from any or all of the other Secured Parties funds equal to the amount of such payment, or (d) unless, if it so requests, such Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders or, in the case of the Collateral Agent, in accordance with a request or consent of the Administrative Agent or Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

The permissive rights of the Collateral Agent hereunder shall not be construed as duties. In no event shall the Collateral Agent be liable for indirect, consequential or special damages regardless of the form of action and regardless of whether the Collateral Agent was warned of the possibility thereof in advance. The Collateral Agent is authorized to obey and comply, in any manner it or its counsel deems appropriate, with all writs, order, judgments, awards, decrees issued or process entered by any court or arbitral tribunal with respect to this Agreement and if the Collateral Agent so complies, it shall not be liable to any party hereto or to any other party or person notwithstanding that any such writ, order, judgment, award, decree or process may be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without competent jurisdiction. No provision of this Agreement shall require the Collateral Agent to take any action or inaction or to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for (i) preparing, recording, filing, re-recording or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to any Financing Document, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral.

8.5 Notice of Default.

(a) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give prompt notice thereof to the Lenders and the Collateral Agent. The Administrative Agent, in accordance with this Agreement, shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

(b) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent shall have received written notice from the Administrative Agent, a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. If the Collateral Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Administrative Agent. The Collateral Agent, in accordance with this Agreement, shall take such action with respect to such Default or Event of Default, and such action on behalf of the Secured Parties under any other Financing Document as may be requested by the Administrative Agent (as directed by the Required Lenders); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default or other Financing Document as it shall deem advisable or in the best interest of the Lenders.

8.6 Credit Decision. Each Lender acknowledges that none of the Agents has made any representation or warranty to it, and that no act by any of the Agents hereafter taken, including any review of the Projects or of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower, the Projects, the value of and title to any Collateral, and all

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applicable bank regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and the Projects. Except for notices, reports and other documents expressly required pursuant to any Financing Document to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Projects or of the Borrower which may come into the possession of any Agent.

8.7 Indemnification of Agents.

(a) Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent and its directors, officers, agents, representatives and employees (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with the aggregate principal amount of the Loans held by such Lender, from and against any and all for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against each Agent and its Affiliates and the partners, directors, officers, employees, agents and advisors of each Agent and of such Agent’s Affiliates in any way relating to or arising out of this Agreement or the other Financing Documents (“Indemnified Liabilities”); provided, however, that no Lender shall be liable for the payment to any Agent of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.

(b) Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share as provided above of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower.

(c) The undertakings of the Lenders in this Section shall survive the payment of all Obligations hereunder, the termination of this Agreement and the resignation or replacement of any Agent.

8.8 Agents in Individual Capacities. Each of the Agents and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or its Affiliates as though such Agent were not

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an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Agents shall be under no obligation to provide such information to them. Any Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include such Agent in its individual capacity.

8.9 Successor Agents.

(a) Subject to the appointment and acceptance of a successor as provided below, each of the Administrative Agent and the Collateral Agent may resign at any time by giving notice thereof to the other Agents, the Lenders and the Borrower, and each such Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor to the applicable Agent. If no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving of notice of resignation or the giving of any notice of removal of any such Agent, then the resigning Agent or Agent being removed, as the case may be, may petition a court of competent jurisdiction to appoint a successor to such Agent; provided that in no event shall any such successor Agent be a Defaulting Lender. If the Collateral Agent shall resign or be removed pursuant to the foregoing provisions, upon the acceptance of appointment by a successor Collateral Agent hereunder, the former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent. Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Agent, and such resigning Agent or removed Agent shall be discharged from its duties and obligations hereunder.

(b) If the Person serving as any Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) After any Agent’s resignation or removal, the provisions of this Section 8 and of Sections 9.1 and 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

8.10 Registry. The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 8.10, to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the

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Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loan Commitments and Loans, and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 9.11.

8.11 Withholding. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.19, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the United States Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Financing Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 8.11, the term “Lender” includes an Issuing Bank and the term “Administrative Agent” includes the “Collateral Agent.”

SECTION 9. MISCELLANEOUS.

9.1 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Closing Date, pay, within five (5) Business Days after demand, all reasonable and documented costs and expenses of the Agents in connection with the preparation, issuance, delivery, filing, recording, performance and administration of this Agreement, the other Transaction Documents, and any other documents which may be delivered in connection herewith or therewith, including, without limitation, all reasonable and documented engineers’, architects’, environmental, insurance, grant and other consultants’ fees (including any such fees incurred in connection with the preparation of any report referred to herein and any inspections pursuant hereto), all reasonable and documented Attorney Costs, the reasonable and documented

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fees and expenses of any local counsel who may be retained by the Administrative Agent with respect to the transactions contemplated by this Agreement, and all reasonable and documented costs and expenses incurred by any Secured Party (including Attorney Costs) in connection with (a) any and all amounts which any Secured Party has paid relative to curing any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Transaction Document, (b) the enforcement or attempted enforcement of, or the investigation or preservation of any rights or remedies under, this Agreement or any other Transaction Document, or (c) any amendment, waiver or consent with respect to any provision contained in this Agreement or any other Transaction Document. Notwithstanding the foregoing, the documented costs and expenses of the Agents incurred complying with any instructions (whether reasonable or not) of the Secured Parties in connection with any Default or Event of Default by Borrower or enforcement of rights under the Financing Documents shall be deemed reasonably incurred by such Agents (to the extent the incurrence of such costs and expenses is reasonably required to comply with such instructions) and are reimbursable by Borrower hereunder. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any other Transaction Document, or any other document which may be delivered in connection with this Agreement, and agrees to save the Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

9.2 Indemnity. Whether or not the transactions contemplated hereby are consummated:

(a) The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees, expenses and court costs) of the Joint Lead Arrangers, Agents, the Issuing Banks and, the Lenders, as the case may be, in connection with (i) the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, (ii) the syndication of the Loans (including reasonable and documented fees and expenses of the Independent Engineer in the performance of services contemplated by the terms of this Agreement, or otherwise in providing engineering expertise reasonably necessary in connection with any consent or approval by the Lenders, or in connection with the reasonably necessary review of any circumstance or condition affecting the Transactions, the reasonable fees and expenses of the Insurance Advisor), (iii) the creation, perfection or protection of the Collateral Agent’s Liens in the Collateral (including, without limitation, fees and expenses for lien searches and filing and recording fees), (iv) the Administrative Agent’s and Collateral Agent’s review and due diligence (including, without limitation, the review of the other Material Additional Project Documents and the reasonable and documented fees and expenses of the Independent Engineer and the Insurance Advisor), and (v) any amendment, waiver or consent relating to any of the Credit Documents (including, without limitation, as to each of the foregoing, the reasonable and documented fees and disbursements of counsel to the Administrative Agent and the Collateral Agent (including those incurred in any bankruptcy proceeding). As to sub-parts (i) through (iv) above for the period prior to the Closing Date, none of the Joint Lead Arrangers, Administrative Agent, the Issuing Banks, the Lenders or the Collateral Agent shall be entitled to reimbursement of any fees for additional counsel or consultants engaged by any such Person if not previously agreed with Borrower.

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(b) The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses of the Collateral Agent, the Administrative Agent, each Issuing Bank and each Lender in connection with the preservation of rights under, and enforcement of, the Credit Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable and documented fees and disbursements of counsel for the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders). Notwithstanding the foregoing, the documented costs and expenses of the Agents incurred complying with any instructions (whether reasonable or not) of the Secured Parties in connection with any Default or Event of Default by Borrower or enforcement of rights under the Credit Documents shall be deemed reasonably incurred by such Agents (to the extent the incurrence of such costs and expenses is reasonably required to comply with such instructions) and are reimbursable by Borrower hereunder.

(c) The Borrower shall pay, and hold the Collateral Agent, the Administrative Agent, each Issuing Bank and each Lender harmless from and against, any and all present and future stamp, excise, mortgage recording and other similar taxes and fees with respect to the foregoing matters and hold the Collateral Agent, the Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Person) to pay such taxes.

(d) Subject to Section 9.2(e), the Borrower agrees that provided that the Indemnitee (as defined below) promptly notifies the Borrower (but failure to so notify the Borrower shall not relieve the Borrower of its obligations hereunder except to the extent such failure materially prejudices the ability of the Borrower with respect to a claim or results in an increased indemnification obligation to be incurred by the Borrower) of such claim (i) to indemnify, defend and hold harmless each of the Collateral Agent, the Administrative Agent, each Issuing Bank, each Lender and its Affiliates, and the respective directors, officers, agents, representatives and employees of such parties (each, an “Indemnitee”), from and against any actual losses, claims, demands, damages or liabilities of any kind, including any Environmental Claims or any losses, claims, demands, damages or liabilities arising under Hazardous Materials Law, arising out of activities of any Indemnitee pursuant to the Financing Documents and in connection with Lender acting in its capacity as a lender, and (ii) to reimburse each Indemnitee for all reasonable and documented out of pocket expenses (including reasonable attorney’s fees and expenses) incurred by such Indemnitee after the date it learns of a claim in connection with investigating, preparing or defending (to the extent such Indemnitee is permitted to defend such claim or matter at the Borrower’s expense pursuant to this Section 9.2(d)) any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction arising out of such activities, services, transaction or role, whether or not in connection with pending or threatened litigation to which any Indemnitee is a party, in each case within thirty (30) days after a request for reimbursement of such expenses is received by the Borrower. The Borrower shall have the right to investigate, and to defend or, subject to the applicable Indemnitee’s consent and approval (which shall not be unreasonably withheld, conditioned or delayed) compromise or settle any claim for which indemnification is sought under this Section 9.2(d); provided, however, that such Indemnitee shall not be required to consent to any compromise or settlement involving the imposition of non-financial obligations or financial obligations for which such Indemnitee will not be indemnified hereunder. If the Borrower elects to compromise or defend any such asserted liability, it may do so with counsel selected by it, after notice to the Indemnitee indicating that, as

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between the Borrower and the Indemnitee, the Borrower is obligated to indemnify the Indemnitees for such asserted liability. Each Indemnitee shall cooperate with all reasonable requests of the Borrower in connection with the Borrower’s compromise or defense and will provide the Borrower with all information not within the control of the Borrower as is reasonably available to such Indemnitee. Any Indemnitee shall be entitled, at its expense, to participate in any defense or compromise which has been assumed by the Borrower. Notwithstanding the foregoing, each Indemnitee shall have the right under this Section 9.2(d) to participate in the defense of any asserted liability or assume and control the defense or compromise of any asserted liability against such Indemnitee and employ separate counsel in connection thereof if and to the extent that (i) in the reasonable opinion of such Indemnitee and its counsel, such defense or compromise involves the potential imposition or conflict of interest between such Indemnitee and the Borrower or between such Indemnitee and another Indemnitee or the potential imposition of criminal liability upon such Indemnitee, (ii) the retention of counsel by the Indemnitee or the assumption and control of the defense or compromise of any such asserted liability, as applicable, has been specifically authorized by the Borrower, (iii) the Borrower does not notify the Indemnitee within twenty (20) days after receipt of a claim notice that it elects to undertake the defense of such claim or (iv) the Borrower provides such notice but fails to prosecute vigorously and diligently such claim and, in each such event described in the preceding clauses (i), (ii), (iii) and (iv), the Borrower shall pay the reasonable fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of such Indemnitee in such defense or compromise. The Borrower will not, however, be responsible for any such losses, claims, demands, damages, liabilities or expenses (a) that are finally judicially determined to have resulted primarily from Indemnitee’s gross negligence or willful misconduct or (b) if not the primary cause of loss, to the actual extent such losses, claims, demands, damages, liabilities or expenses are finally judicially determined to have resulted from Indemnitee’s gross negligence or willful misconduct. The Borrower shall not be liable for any settlement of any litigation or proceeding effected without its written consent (which will not be unreasonably withheld, conditioned or delayed). The Borrower will not, without Indemnitee’s written consent which will not be unreasonably withheld, conditioned or delayed, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, action or proceeding in respect of which indemnity may be sought hereunder, whether or not any Indemnitee is an actual or potential party thereto, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnitee from any liabilities arising out of such claim, action or proceeding. If the foregoing indemnification is judicially determined to be unavailable to an Indemnitee (other than in accordance with the terms hereof), the Borrower shall contribute to the losses, claims, demands, damages, liabilities and expenses referred to herein that are paid or payable by such Indemnitee in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its security holders, on the one hand, and of Lender, on the other hand, in the transaction contemplated hereunder, and any other relevant equitable considerations.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not have any obligation or liability to any party (including without limitation an Indemnitee) for any Environmental Claims or matters related to Hazardous Materials to the extent that such claim or matter relates to Hazardous Materials first brought on or occurring at, on, under, to or from the relevant Property after the date on which the title to or possession of the relevant Project(s) or Site(s) are foreclosed upon or otherwise taken in accordance with the terms of this Agreement or any other Financing Document.

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9.3 Notices.

(a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile or electronic mail transmission (with the notice, request or communication included in an attachment in PDF format).

(b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to the addressee, (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received, and (iii) transmitted by electronic mail will be effective upon sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgement).

(c) The Borrower acknowledges and agrees that any agreement of the Secured Parties to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Secured Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Secured Parties shall not have any liability to the Borrower or other Person on account of any action taken or not taken by any of the Secured Parties in reliance upon such telephonic or facsimile notice.

(d) All notices, requests and other communications hereunder and under the other Credit Documents shall be in the English language.

(e) The Borrower and each Lender hereby acknowledge that the Administrative Agent will make information available to the Lenders by posting the information on Debtdomain or another similar electronic system (the “Platform”). Each Lender agrees that any notice or document posted on the Platform by the Administrative Agent shall be deemed to have been delivered to the Lenders. It is expressly understood and agreed that the Platform shall be maintained at the sole cost and expense of the Administrative Agent, and Borrower shall not be responsible for any costs and expenses relating thereto.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED ON THE PLATFORM OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE INFORMATION CONTAINED ON THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE INFORMATION CONTAINED ON THE PLATFORM OR THE PLATFORM.

9.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The Borrower may not assign or otherwise transfer any of its rights under this Agreement or any of the other Credit Documents without the prior written consent of the Lenders.

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9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Secured Parties or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and any Secured Party or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party or the holder of any Note to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Credit Document or pursuant to any applicable Law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

9.6 No Third Party Beneficiaries. The agreement of each Lender to make extensions of credit to the Borrower on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of the Borrower, and no other Person (including any other Major Project Participant, or any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrower or the Projects or receiving services from the Projects) shall have any rights hereunder against any Secured Party with respect to the Loans, the proceeds thereof or otherwise.

9.7 Reinstatement. To the extent that any Secured Party receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or to its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment, reduction or satisfaction occurred.

9.8 No Immunity. To the extent that the Borrower may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Credit Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

9.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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9.10 Amendment or Waiver.

(a) No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Administrative Agent on behalf of the Required Lenders and the Borrower (but only if the Borrower is a party thereto or beneficiary thereof), and, to the extent that its rights or obligations may be affected thereby, the Administrative Agent or Agents party thereto. Notwithstanding the foregoing provisions, (i) no such waiver and no such amendment, supplement or modification shall (A) increase the Loan Commitments of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitment, shall not constitute an increase of the Commitment of any Lender), without the prior written consent of such Lender, (B) postpone or delay the scheduled final maturity date of any Loan, without the prior written consent of each affected Lender, or postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest or Fees due to any Lender hereunder or under any other Financing Document, without the prior written consent of each Lender, (C) reduce the principal of, or the rate of interest or fees specified in any Financing Document on, any Loan of any Lender, without the prior written consent of each Lender, (D) release any guaranty or any significant portion of the Collateral except as shall be otherwise provided in any Security Document or other Financing Document or consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (E) amend, modify or waive any provision of this Section 9.10 or Article 7, Section 9.1 or Section 9.2, without the prior written consent of each Lender, or (F) reduce the percentage specified in or otherwise amend the definition of Required Lenders, without the prior written consent of each Lender and (ii) amendments, supplements, modifications or waivers to Section 3.2 (other than Section 3.2(l)) with respect to conditions precedent to the issuance of any Letter of Credit shall be effected by a written instrument signed by the Administrative Agent on behalf of the Lenders holding at least 50.01% of the aggregate outstanding principal amount of the LC Commitments and the Borrower, and, to the extent that its rights or obligations may be affected thereby, the Administrative Agent or Agents party thereto.

(b) Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 9.10(a) shall be binding upon the Borrower, the Administrative Agent, the Collateral Agent and the Lenders.

9.11 Assignments and Participations.

(a) Any Lender may, with the written acknowledgement of the Administrative Agent and the written consent of each Issuing Bank with Fronting Exposure (and, so long as no Event of Default is continuing hereunder, the Borrower (such consent of the Borrower not to be unreasonably withheld, conditioned or delayed), at any time assign to one or more Eligible Assignees (each, an “Assignee”) (provided that no written consent of the Borrower or the Issuing Banks shall be required in connection with any assignment and delegation by a Lender to (i) an entity that is an Affiliate of such Lender or (ii) another Lender) all or any part of any Loan and the other rights and obligations of such Lender hereunder and under the other Financing Documents; provided, that (A) each such assignment by a Lender of its Loans, its Note or its

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Loan Commitments shall be made in such a manner so that the same portion of its Loans, its Note and Loan Commitments are assigned to such Assignee; (B) in the case of an assignment of any part of a Loan to any Assignee, such assignment shall not be for an amount less than [***] (or a higher integral multiple of [***] in excess thereof) in each instance; and (C) the Borrower and the Agents may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such assigning Lender and the Assignee, (2) the assigning Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of [***], and (3) the assigning Lender shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit C hereto (an “Assignment and Acceptance”) with respect to such assignment from the assigning Lender. Any assignment of a participation in any Letter of Credit shall (x) require the written acknowledgment of the Issuing Bank of such Letter of Credit and (y) only be made to a bank or financial institution with a credit rating of no lower than A- from Standard & Poors, no lower than A3 from Moody’s or no lower than A- from Fitch Ratings (provided that if such financial institution is rated by more than one of such agencies, all ratings of the financial institution shall meet such minimum rating).

(b) Subject to Section 9.11(a) and Section 9.11(f), from and after the date that the Administrative Agent notifies the assigning Lender and the Borrower that it has received (and provided its acknowledgement with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the Assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the Assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Financing Documents; provided that any Lender that assigns all of its Loan Commitments and Loans hereunder in accordance with Section 9.11(a) shall continue to have the benefit of indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. At the time of each assignment pursuant to Section 9.11(a) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate United States Internal Revenue Service forms.

(c) Promptly after its receipt of notice from the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, upon the request of the Assignee, the Borrower shall execute and deliver to the Administrative Agent a replacement Note or Notes evidencing the Assignee’s assigned Loan Commitments and Loans and, if applicable, the Commitment and the principal amount of the Loans retained by the assigning Lender (such Note(s) to be in exchange for, but not in payment of, the Note(s), if any, held by such Lender).

[***] Confidential Treatment Requested

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(d) Any Lender (the “originating Lender”) may at any time sell to one or more commercial banks or other financial institutions (excluding hedge funds) (a “Participant”) participating interests in any Loans; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Financing Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Transaction Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in Section 9.11. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Financing Documents (the Participant’s rights against the originating Lender in respect of such participation to be those set forth in the agreement executed by the originating Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103- 1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding any other provision contained in this Agreement or any other Transaction Document to the contrary, any Lender may assign all or any portion of the Loans held by it as collateral security, provided that any payment in respect of such assigned Loans or Note made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned Loans or Note to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

(f) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution

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thereof as appropriate (which may be by outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

9.12 Survival. All indemnities set forth herein, including, without limitation, Section 9.2, shall survive the execution and delivery of this Agreement and the Note and the making and repayment of the Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made. The confidentiality provisions contained in Section 9.23 shall survive for a period of the earlier of (a) two (2) years from the Loan Termination Date or (b) with respect to a Lender, two (2) years from the date when such Lender ceases to have any Loans or Commitments hereunder.

9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

9.14 Right of Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of any Lender wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations or liabilities of the Borrower to such Lender under this Agreement or any of the other Financing Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether such Lender shall have made any demand hereunder.

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9.15 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

9.16 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

9.17 Limitation of Recourse. There shall be full recourse to the Borrower and to all of the Collateral for the liabilities of the Borrower under this Agreement and the other Credit Documents and its other Obligations, but in no event shall the Pledgor or any Sponsor be personally liable or obligated for such liabilities and Obligations of the Borrower, except as may be specifically provided in any Transaction Document to which the Pledgor or such Sponsor is a party. Nothing contained herein shall (a) limit or be construed to limit the obligations and liabilities of the Pledgor or any Sponsor in any Transaction Document creating such liabilities and obligations to which the Pledgor or such Sponsor is a party, or (b) affect or diminish any rights of any Person against any other Person for such other Person’s fraud, willful misrepresentation, gross negligence or willful misconduct.

9.18 Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(a) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Credit Document or the transactions contemplated hereby or thereby. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. The Borrower further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. To the extent permitted by applicable Law, the Borrower further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address referenced in Section 9.3, such service to be effective upon the date indicated on the postal receipt returned from the Borrower.

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(b) The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and in the event that for any reason the Process Administrative Agent mentioned above shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the Borrower shall promptly appoint a successor satisfactory to the Administrative Agent, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

(c) To the extent the Borrower may, in any action or proceeding arising out of or relating to any of the Credit Documents, be entitled under any applicable Law to require or claim that any Secured Party post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

9.19 Complete Agreement. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

9.20 Regulation A. Notwithstanding any other language in this Agreement, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve System lender as collateral in accordance with Regulation A of the Federal Reserve Board and the applicable operating circular of such Federal Reserve System lender.

9.21 Force Majeure. The Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under the Transaction Documents by reason of any occurrence beyond the control of such Agent and which is not the result of its own willful misconduct or gross negligence (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

9.22 USA PATRIOT Act Section 326 Customer Identification Program. To help the government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with each of the Lenders and the Agents. What this means: Each of the Lenders and the Agents will ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

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9.23 Confidentiality. Each Secured Party hereby agrees not to disclose, directly or indirectly, and to maintain the confidentiality of, the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel, service providers and other advisors who need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information by a stamp or watermark which states explicitly that such Information is confidential), (ii) to the extent requested by any applicable regulatory authority, by applicable laws or regulations or by any subpoena, oral question posed at any deposition, interrogatory or similar legal process, provided that the party from whom disclosure is being required shall give notice thereof to the Credit Parties as soon as practicable (unless restricted from doing so by law, regulation, subpoena or otherwise or such disclosure is required or requested in the course of any routine regulatory review or audit), (iii) to any other party to this Agreement, (iv) to the extent the disclosing party reasonably determines such disclosure to be necessary or appropriate to exercise any remedies hereunder or under any other Credit Document or in connection with any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (B) any actual or prospective party (or its related parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (C) any insurance broker or provider of credit protection, (vi) with the consent of the Credit Parties, (vii) to prospective investors or lenders to the Projects (it being understood that the Persons to whom such disclosure is made shall, prior to any such disclosure, enter into an agreement containing confidentiality terms substantially the same as those of this paragraph) or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph by any Secured Party or (B) becomes available to any Secured Party on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, “Information” means all information received from the Borrower or either Sponsor relating to the Credit Parties or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Banks or any Lender on a nonconfidential basis prior to disclosure by the Borrower) including, without limitation, (i) all information relating to Bloom’s energy market, financial forecasts and long range plans, (ii) information relating to the design, development, marketing and/or manufacturing of Bloom’s products, (iii) any and all trade secrets embodied in the design, manufacture, and function of the Projects, and (iv) Bloom’s software programs and source documentation. Any Person required to maintain the confidentiality of Information as provided in this Section 9.23 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care not to disclose (directly or indirectly), and to maintain the confidentiality of, such Information as such Person would accord to its own confidential information.

9.23 Right to Withdraw. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to incur potential liability for any Environmental Claim or arising under any Hazardous Materials Law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent or arrange for the transfer of

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the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to the Borrower, the Secured Parties or any other Person for any Environmental Claims or any liability arising under any Hazardous Materials Law by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed under the Financing Documents or relating to the presence, Release or threatened Release of Hazardous Materials.

* * *

85

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Notice Address:		2015 ESA PROJECT COMPANY, LLC,
as Borrower
Address:	1252 Orleans Drive
Sunnyvale, CA 94089
Attention:	Bill Brockenborough	By	/s/ William E. Brockenborough
Telephone:	(408) 543-1772	Name:	William E. Brockenborough
Telecopier:	(408) 543-1501	Title:	Vice President

[Signature Page to Credit Agreement]

Notice Address:		CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
Address:	1301 Avenue of the Americas	as Administrative Agent
New York, NY 10019
Attention:	Theodore M. Vandermel
Telephone:	(212) 261-7888	By	/s/ Theodore M. Vandermel
Telecopier:	(212) 849-5054	Name:	Theodore M. Vandermel
		Title:	Managing Director

		By	/s/ Edward Chu
		Name:	Edward Chu
		Title:	Vice President

[Signature Page to Credit Agreement]

Notice Address:		CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
Address:	1301 Avenue of the Americas	as Syndication Agent, Coordinating Lead
	New York, NY 10019	Arranger, Sole Bookrunner and a Lender
Attention:	Deborah Kross
Telephone:	(212) 261-7346
Telecopier:	(917) 849 5455	By	/s/ Gayer D. Bellamy, Jr.
		Name:	Gayer D. Bellamy, Jr.
		Title:	Managing Director

		By	/s/ Deborah Kross
		Name:	Deborah Kross
		Title:	Director

Domestic Lending Office:
Address:	1301 Avenue of the Americas
New York, NY 10019-6022
Attention:	Deborah Kross
Telephone:	212-261-7346
Telecopier:	917-849-5455

[Signature Page to Credit Agreement]

Notice Address:		CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
Address:	1301 Avenue of the Americas	as Issuing Bank
New York, NY 10019
Attention:	Catherine Wong
Telephone:	(212) 261-7888	By	/s/ Gayer D. Bellamy, Jr.
Telecopier:	(212) 849-5054	Name:	Gayer D. Bellamy, Jr.
		Title:	Managing Director

		By	/s/ Deborah Kross
		Name:	Deborah Kross
		Title:	Director

[Signature Page to Credit Agreement]

Notice Address:		KEYBANK NATIONAL ASSOCIATION,
		as a Joint Lead Arranger, Co-Documentation
Address:	Mailcode: OH-01-27-1122	Agents and a Lender
	127 Public Square
	Cleveland, OH 44114
Attention:	Renee Bonnell	By	/s/ Renee M. Bonnell
Telephone:	216.689.7729	Name:	Renee M. Bonnell
Telecopier:	216.689.4981	Title:	Vice President

Domestic Lending Office:

Address:	4900 Tiedeman Road
Brooklyn, OH 44114
Attention:	Jean Pauley-Fisher
Telephone:	216.813.4728
Telecopier:	216.370.5997

Notice Address:		KEYBANK NATIONAL ASSOCIATION,
as Issuing Bank
Address:	4900 Tiedeman Road
Brooklyn, OH 44114
Attention:	Stand by Letter of Credit Services	By	/s/ Renee M. Bonnell
Telephone:	216.813.3714 or 216.813.3715	Name:	Renee M. Bonnell
Telecopier:	216.813.3719	Title:	Vice President

[Signature Page to Credit Agreement]

Notice Address:		MIZUHO BANK, LTD.,
as Lender
Address:	1251 Avenue of the Americas,
NY NY 10020
Attention:	Hiroe Nikaido	By	/s/ Seiji Tate
Telephone:	212-282-3552	Name:	Seiji Tate
Telecopier:	212-282-3618	Title:	Deputy General Manager

Domestic Lending Office:

Address:	1251 Avenue of the Americas,
NY NY 10020
Attention:	Hiroe Nikaido
Telephone:	212-282-3552
Telecopier:	212-282-3618

Notice Address:		MIZUHO BANK, LTD.,
as Issuing Bank
Address:	1251 Avenue of the Americas,
NY NY 10020
Attention:	Hiroe Nikaido	By	/s/ Seiji Tate
Telephone:	212-282-3552	Name:	Seiji Tate
Telecopier:	212-282-3618	Title:	Deputy General Manager

[Signature Page to Credit Agreement]

Notice Address:		MANUFACTURERS AND TRADERS
TRUST COMPANY,
Address:	1100 N. Market St, 11th Floor,	as Lender
Wilmington, DE 19802
Attention:	John F. Matarese	By	/s/ John F. Matarese
Telephone:	302-651-1357	Name:	John F. Matarese
Telecopier:	302-651-1325	Title:	Vice President

Domestic Lending Office:

Address:	1100 N. Market St, Wilmington,
DE 19802
Attention:	John F. Matarese
Telephone:	302-651-1357
Telecopier:	302-651-1325

Notice Address:		MANUFACTURERS AND TRADERS
TRUST COMPANY,
Address:	1100 N. Market St, 11th Floor,	as Issuing Bank
Wilmington, DE 19802
Attention:	John F. Matarese	By	/s/ John F. Matarese
Telephone:	302-651-1357	Name:	John F. Matarese
Telecopier:	302-651-1325	Title:	Vice President

[Signature Page to Credit Agreement]

Notice Address:		SILICON VALLEY BANK,
as a Joint Lead Arranger, Co-Documentation
Address:	555 Mission Street	Agent and a Lender
Suite 900
	San Francisco, CA 94105	By	/s/ Dan Baldi
		Name:	Dan Baldi
		Title:	Managing Director
Attention:	Dan Baldi
Telephone:	415.764.3106
Telecopier:	415.615.0076

Domestic Lending Office:

Address:	555 Mission Street
Suite 900
San Francisco, CA 94105

Attention:	Dan Baldi
Telephone:	415.764.3106
Telecopier:	415.615.0076

Notice Address:		SILICON VALLEY BANK,
as Issuing Bank
Address:	555 Mission Street
Suite 900
	San Francisco, CA 94105	By	/s/ Dan Baldi
		Name:	Dan Baldi
		Title:	Managing Director
Attention:	Dan Baldi
Telephone:	415.764.3106
Telecopier:	415.615.0076

[Signature Page to Credit Agreement]

Notice Address:		WILMINGTON TRUST, NATIONAL
ASSOCIATION,
Address:	1100 North Market Street	as Collateral Agent
Wilmington, Delaware 19890
Attention:	Corporate Trust Administration
Telephone:	(302) 636-6973	By	/s/ Steve Barone
Telecopier:	(302) 636-4140	Name:	Steve Barone
		Title:	Assistant Vice President

[Signature Page to Credit Agreement]

Notice Address:		WILMINGTON TRUST, NATIONAL
ASSOCIATION,
Address:	1100 North Market Street	as Depositary Bank
Wilmington, Delaware 19890
Attention:	Corporate Trust Administration
Telephone:	(302) 636-6973	By	/s/ Steve Barone
Telecopier:	(302) 636-4140	Name:	Steve Barone
		Title:	Assistant Vice President

[Signature Page to Credit Agreement]

APPENDIX A

DEFINED TERMS AND RULES OF INTERPRETATION

1. Defined Terms.

“Acceptable Bank” shall mean the Lenders or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organization for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000) and has a rating of “A-” or higher from Standard & Poor’s and “A3” or higher from Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service).

“Accounts” shall have the meaning provided in the Depositary Agreement and shall include any other accounts or sub-accounts established pursuant to the Depositary Agreement.

“Additional Lender” shall have the meaning provided in Section 2.2(c)(i).

“Additional Issuing Bank” shall have the meaning provided in Section 2.2(c)(ii).

“Additional Project Document” shall mean any contract or agreement relating to the development, construction, testing, operation, maintenance, repair, financing or use of the Projects entered into by the Borrower with any other Person subsequent to the date of this Agreement (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise).

“Adjusted Eurodollar Rate” shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

“Administrative Agent” shall mean Crédit Agricole Corporate and Investment Bank, acting in its capacity as administrative agent for the Lenders pursuant to this Agreement.

“Administrative Agent’s Office” shall mean 1301 Avenue of the Americas, New York, NY 10019.

“Administrative Services Agreement” shall mean the Administrative Services Agreement, dated as of the Closing Date, between the Borrower and Bloom.

“Affected Portion” shall have the meaning provided in Section 7.2(d).

“Affiliate” shall mean, with respect to any Person, (a) any other Person that is directly or indirectly controlled by, under common control with or controls such Person; (b) any other Person owning beneficially or controlling five percent or more of the Voting Stock of such

Person; or (c) any officer, director or partner of such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agents” shall mean the Administrative Agent, the Collateral Agent and the Depositary Bank.

“Agent-Related Person” shall mean each Agent, together with their Affiliates, officers, directors, employees, attorneys and agents.

“Agreement” shall have the meaning provided in the preamble.

“Annual Budget” shall mean an annual budget with respect to the Operation and Maintenance Expenses (i) for the period from the Closing Date to the first anniversary thereof in form and substance acceptable to the Lenders, and (ii) as to each subsequent one-year period, prepared and adopted in accordance with Section 5.10(a) of this Agreement.

“Anti-Money Laundering Laws” shall have the meaning provided in Section 4.18(d).

“Applicable Margin” shall mean, with respect to Loans, for purposes of calculating the applicable interest rate for Eurodollar Loans or Base Rate Loans for any day during the period specified in the first column in the table below, the rate per annum specified opposite such period:

Time Period	Applicable Margin by Loan Type
	Eurodollar Loans		Base Rate Loans
Prior to the Term Conversion Date as to Construction Loans	[	***]	[	***]
Years 1-3 following the Term Conversion Date as to Term Loans and LC Loans	[	***]	[	***]
After Year 3 following the Term Conversion Date as to Term Loans and LC Loans	[	***]	[	***]

“Applicable Permit” shall mean, at any time, any Permit (a) that is necessary under applicable Legal Requirements or any of the Transaction Documents to have been obtained by or on behalf of the Borrower at such time in light of the stage of development, construction or operation of the Projects at each Site to construct, test, operate, maintain, repair, lease, own or use the Projects as contemplated by the Transaction Documents, to sell electricity from the

[***] Confidential Treatment Requested

Projects, or for the Borrower to enter into any Transaction Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements, or (b) that is necessary so that none of the Borrower or any Secured Party nor any Affiliate of any of them may be deemed by any Governmental Authority to be (A) subject to regulation as a public utility under the FPA and PUHCA (except as provided in Sections 4.7(b) and 4.8) or (B) treated as a public utility under the Constitution and the laws of the States of California, New York, Connecticut and New Jersey and any other state in which the Borrower operates facilities that generate electricity as presently constituted and as construed by the courts of such States with respect to the regulation of the rates of, or the financial or organizational regulation of, electric utilities as a result of the development and construction or operation of the Projects or the sale of electricity therefrom.

“Applicable Third Party Permit” shall mean, at any time, any Permit that is necessary to have been obtained by such time in light of the stage of development, construction or operation of the Projects by any Person (other than the Borrower) that is a party to a Major Project Document or a Credit Document in order to perform such Person’s obligations thereunder (other than Permits necessary to conduct its business generally and maintain its existence and good standing), or in order to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

“Assignee” shall have the meaning provided in Section 9.11 of this Agreement.

“Assignment and Acceptance” shall have the meaning provided in Section 9.11 of this Agreement.

“[***] Lease” shall mean the Site Lease Agreement, dated as of February 13, 2015, between Borrower and [***]. by [***], entered into in association with the AT&T ESA.

“Attorney Costs” shall mean all reasonable fees and disbursements of any law firm or other external counsel.

“Authorized Officer” shall mean (i) with respect to any Person that is a corporation or a limited liability company, the Chairman, President, any Vice President or Secretary of such Person, and (ii) with respect to any Person that is a partnership, the President, any Vice President or Secretary (or Assistant Secretary) of a general partner or managing partner of such Person, in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with this Agreement, as such certificate may be amended from time to time.

“Available Funds” shall mean, at any time and without duplication, the sum of (a) amounts in the Construction Account, (b) the undrawn portion of the Total Loan Commitment, (c) undisbursed Loss Proceeds which are available for payment of Project Costs, and (d) to the extent not all committed equity has been invested in the Projects and there are equity investment undertakings in place and the Administrative Agent reasonably has no reason to believe that the amounts committed to be invested thereunder will not be invested, the remainder of the commitments thereunder.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code of 1978.

[***] Confidential Treatment Requested

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding- up or composition or readjustment of debts or any similar Law.

“Base Rate” shall mean, for any day,” the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus [***] percent ([***]) and (b) the Prime Rate for such day, in each case, such rate shall not be less than zero. Any changes in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

“Base Rate Loans” shall mean Loans which bear interest based upon the Base Rate.

“Blocked Person” shall have the meaning provided in Section 4.18(a).

“Bloom” shall mean Bloom Energy Corporation, a Delaware corporation.

“Bloom Closing Date Equity Contribution” shall mean the equity contribution of Bloom on the Closing Date of [***].

“Borrower” shall mean 2015 ESA Project Company, LLC, a limited liability company organized and existing under the laws of Delaware.

“Borrowing” shall mean the borrowing of Loans of one Type from the Lenders on a given date (or the conversion of a Loan or Loans of a Lender or Lenders on a given date) having, in the case of Eurodollar Loans, the same Interest Period.

“Borrowing Date” shall mean the date specified in a Notice of Borrowing as the date on which Borrowings of Loans are requested by the Borrower.

“Borrower’s Completion Certificate” shall mean a certificate in the form of Exhibit F.

“Borrower’s Milestone Certificate” shall have the meaning provided in Section 3.2(d)(ii) of this Agreement.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City or the State of California, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York City or the State of California, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

“[***] Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement dated December 17, 2014, between 2013B ESA Project Company, LLC and the Borrower.

[***] Confidential Treatment Requested

“[***] Energy Services and License Agreement” shall mean the Energy Services and License Agreement dated December 17, 2014, between the Borrower and [***] (as assigned to 2013B ESA Project Company, LLC under the [***] Assignment and Assumption Agreement).

“[***] Reimbursement Agreement” shall mean the Reimbursement Agreement dated the Closing Date, among the Borrower, Bloom and the Collateral Agent.

“Capital Expenditures” shall mean expenditures made by the Borrower (but only to the extent any such expenditures are not reimbursed to the Borrower within ninety (90) days) to acquire or construct fixed assets, plant and equipment which, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the statement of cash flows of the Borrower (including renewals, improvements and replacements thereto, but, notwithstanding the foregoing, excluding any such expenditures that are paid out of Loss Proceeds).

“Capital Lease” shall mean a lease of (or other agreement conveying the right to use) real or personal Property, which obligations to pay rent or other amounts are required to be classified and accounted for as a capital lease on a balance sheet under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (“Statement No. 13”))“Capital Lease Obligations” shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Cash Collateralize” shall mean, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent and each Issuing Bank (“Cash Collateralization” and “Cash Collateralized” shall have corresponding meanings). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change of Control” shall mean (a) prior to the Term Conversion Date, any direct or indirect transfer of the membership interests of the Borrower unless either (i) ExGen remains the general partner of InvestCo and (ii) written consent of the Required Lenders is obtained, (b) on and after the Term Conversion Date, the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that at least 50.1% of the Voting Stock and the economic interests of the Borrower ceases to be owned by a Sponsor; provided that, after the Term Conversion Date, it shall not be a Change of Control if a Sponsor disposes of its Voting Stock or economic interests in the Borrower to a Qualified Owner and such Qualified Owner satisfies the KYC requirements used by each Lender in the normal course of its business or (c) at any time during which tax equity investors indirectly own membership interests in the Borrower, ExGen ceases to be the general partner of InvestCo.

[***] Confidential Treatment Requested

“Charter Documents” shall mean, with respect to any Person, (i) the articles of incorporation, certificate of formation, limited liability company agreement, partnership agreement, or other similar organizational document of such Person, (ii) the by-laws or other similar document of such Person, (iii) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person, and (iv) any shareholder rights agreement or other similar agreement.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Original LC Commitments, Incremental LC Commitments, Original Construction Loan Commitments, Incremental Construction Loan Commitments, Original Term Loan Commitments, or Incremental Term Loan Commitments, and (c) when used with respect to Loans, refers to whether such Loans are Original LC Loans, Incremental LC Loans, Original Construction Loans, Incremental Construction Loans, Original Term Loans, or Incremental Term Loans. Original LC Commitments, Incremental LC Commitments, Original Construction Loan Commitments, Incremental Construction Loan Commitments, Original Term Loan Commitments, Incremental Term Loan Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms or conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“CleanTech” shall mean Clean Technologies 2015, LLC, a Delaware limited liability company.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor (unless as indicated otherwise).

“Collateral” shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Collateral Agent” shall mean Wilmington Trust, National Association, acting in its capacity as Collateral Agent for the Secured Parties, and shall include any successor Collateral Agent appointed pursuant to Section 8.9 of this Agreement.

“Collateral Agent Engagement Letter” shall mean that certain Collateral Agent Engagement Letter, dated as of June 4, 2015.

“Collateral Agent’s Office” shall mean 1100 North Market Street, Wilmington, Delaware19890.

“Commencement of Operations Certificate” shall mean a certificate, substantially in the form attached hereto as Exhibit M(iii)(B), issued by the Independent Engineer, certifying that (1) the installation, commissioning and testing of the Systems comprising each Facility listed in Table 1 on Attachment A of such certificate, has been successfully completed in accordance with the requirements of the PUMA; (2) each of the requirements set out in paragraphs (a) through (f) of the definition of Commencement of Operations in the PUMA have been satisfied with respect to each Facility listed in Table 1 on Attachment A, attached to the certificate; (3) each System comprising each Facility listed in Table 1 on Attachment A, attached to the certificate, has achieved COO; and (4) Seller has completed all BOF Work (as defined in the PUMA) necessary for the operation of each Facility listed in Table 1 on Attachment A, attached to the certificate.

“Commitment Fee” shall have the meaning provided in Section 2.24 of this Agreement

“Completion” shall mean that all of the following shall have occurred: (a) all Applicable Permits have been received and (b) COO has occurred for at least [***] MW of Projects in the Portfolio (as may be adjusted pursuant to a Conversion Payoff, or in accordance with Section 2.13(b) or 7.2(d) of this Agreement) (all as duly certified in writing by the Independent Engineer to Administrative Agent, accompanied by a copy of the applicable certificate from Bloom pursuant to sub-paragraph (g) in the definition of Commencement of Operations in the PUMA).

“Condemnation Proceeds” shall have the meaning provided in Section 2.23 of this Agreement.

“Construction Account” shall have the meaning provided in the Depositary Agreement.

“Construction Loans” shall have the meaning provided in Section 2.1(a) of this Agreement.

“Construction Loan Availability Period” shall mean the period commencing on the Closing Date, and ending on the earliest to occur of (i) the full utilization of the Construction Loan Commitments of the Lenders, (ii) January 31, 2017, (iii) the Construction Loan Maturity Date, and (iv) the termination of the Loan Commitments pursuant to the provisions of this Agreement.

“Construction Loan Commitment Increase” shall have the meaning provided in Section 2.2(a) of this Agreement.

“Construction Loan Commitments” shall mean, as to any Lender, the applicable amount set forth opposite such Lender’s name in Schedule 2.1 to this Agreement as to the Construction Loans; provided that the aggregate Construction Loan Commitments shall not exceed an amount equal to [***] plus the aggregate Incremental Construction Loan Commitments, if any.

“Construction Loan Maturity Date” shall mean the earliest to occur of (a) the Term Conversion Date, (b) the Date Certain, or (c) the date on which all outstanding Loans shall have become due and payable pursuant to Article VII.

“Construction Period” shall have the meaning provided in the definition of “Project Costs” below.

[***] Confidential Treatment Requested

“Contest” shall mean, with respect to any tax, Lien, or claim, a contest pursued in good faith and by appropriate proceedings diligently conducted, provided: (i) adequate reserves have been established with respect thereto in accordance with GAAP or, if the Required Lenders determine any Lien filed in connection therewith could reasonably be expected to have a Material Adverse Effect, such Lien shall have been removed from the record by the bonding of such Lien by a surety company that has a Best’s Insurance Rating of at least A-VIII or is otherwise reasonably satisfactory to the Required Lenders, or security satisfactory to the Required Lenders is otherwise provided to assure the discharge of the obligation thereunder and any additional charge, penalty or expense arising from or incurred as a result of such contest, (ii) if it becomes necessary to prevent the delivery of a tax deed or other similar instrument conveying the Collateral or any portion thereof because of non-payment of such tax, Lien or claim being contested, then the Borrower shall pay the same in sufficient time to prevent the delivery of such tax deed or other similar instrument, (iii) the failure to pay any such tax, Lien or claim during the pendency of such contest could not reasonably be expected to have a Material Adverse Effect and (iv) the Person subject to any such tax, Lien or claim has no knowledge of any actual or proposed additional deficiency or additional assessment in connection therewith except to the extent such additional deficiency or assessment satisfies items (i) through (iii) above.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any contingent obligation of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” shall mean the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Entity” shall mean any of the Subsidiaries of the Borrower and any Affiliate of the Borrower or Subsidiary of the Borrower that in each case is Controlled by the Borrower or a Subsidiary of the Borrower.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c), 414(m) or 414(o) of the Code.

“Conversion Payoff” shall have the meaning provided in Section 2.13(g) of this Agreement.

“Co-Documentation Agents” shall mean KeyBank National Association and Silicon Valley Bank.

“COO” for a System shall mean “Commencement of Operations” of such System, as such term is defined in the PUMA.

“Credit Documents” shall mean, collectively, the Financing Documents and the Policy.

“Credit Event” shall have the meaning provided in Section 3.2 of this Agreement.

“Credit Parties” shall mean the Borrower, Pledgor, and, so long as any payment obligations remain under the Equity Contribution Agreement, InvestCo and ExGen.

“Date Certain” shall mean February 28, 2017.

“Debt Service” shall mean, for the Borrower and for any period, (i) interest (taking into account the net effect of any Hedging Agreements), Commitment Fees, LC Fees, and fronting fees, if any, plus (ii) scheduled principal amortization on the Loan Facilities with respect to Construction Loans and Term Loans and all obligations for principal payments on any other secured Indebtedness (which, for the avoidance of doubt, shall exclude Letters of Credit and any other Indebtedness pursuant to clauses (b)-(g) of Section 6.4).

“Debt Service Coverage Ratio” shall mean, for the applicable period referred to in this Agreement, the ratio of (i) Operating Cash Available for Debt Service for such period to (ii) Debt Service for such period (including scheduled principal payments but excluding mandatory prepayments in respect of the Loans payable during such period pursuant to the Financing Documents).

“Debt Service Reserve Account” shall have the meaning provided in the Depositary Agreement.

“Debt Service Reserve Requirement” shall mean, as of any date of calculation beginning on the Term Conversion Date, an amount equal to scheduled Debt Service projected to be due on the next [***] Payment Dates (excluding any balloon payments or mandatory prepayments).

“Default” shall mean any event or circumstance which with notice or lapse of time or both would become an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c) of this Agreement.

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“Defaulting Lender” shall mean, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, each Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Banks in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Depositary Agreement” shall mean that certain Depositary Agreement, dated as of the Closing Date, by and among, the Borrower, the Collateral Agent and the Depositary Bank.

“Depositary Bank” shall mean Wilmington Trust, National Association, acting in its capacity as Depositary Bank for the Secured Parties, and shall include any successor depositary bank appointed pursuant to Section 5.1 of the Depositary Agreement.

“Direct Agreements” shall mean the consents specified on Schedule A and any other third party consents to the assignments required by the Financing Documents, in form and substance satisfactory to Administrative Agent.

“Dollars” and the sign “$” shall each mean freely transferable, lawful money of the United States.

“Downside Sizing Case Projections” shall mean a projection of operating results based on a portfolio capacity factor of 80% showing at a minimum Borrower’s good faith estimates, as of the Closing Date, of revenues, operating expenses and sources and uses over the forecast period (and excluding any warranty payments to the Borrower under the PUMA and any capacity-based environmental incentives (to the extent such incentives are for the benefit of the Borrower)), in substantially the form of Schedule 3.1(n)(ii), which demonstrate the ability of the Portfolio to maintain the Debt Service Coverage Ratio at a [***] minimum over such period.

“Drawdown Certificate” shall have the meaning provided in Section 3.2(d)(i) of this Agreement.

“Early Termination Fee” has the meaning assigned to such term in each applicable ESA.

“Eligible Assignee” shall mean (i) a commercial bank or other financial institution having a combined capital and surplus of at least $25,000,000, or (ii) a Person that is primarily engaged in the business of commercial banking and that is an Affiliate of a Lender.

“Enforcement Action” shall mean any action or proceeding against the Borrower, the Projects or all or any part of the Collateral taken for the purpose of (i) enforcing the rights of any Secured Party under or in respect of the Collateral or the Security Documents, including, without limitation, the initiation of action in any court or before any administrative agency or governmental tribunal to enforce such rights, and any action to exercise any rights provided in Section 7.3 of this Agreement, and (ii) adjudicating or seeking a judgment on a claim.

“Environmental Claim” shall mean, with respect to any Person, (i) any liability, loss, claim, administrative, regulatory or judicial or equitable action or proceeding, suit, decree, Lien, judgment, warning notice, notice of noncompliance or violation, investigation, request for information, removal or remedial action or order, or demand by any Governmental Authority or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, removal, response, remedial or other cleanup costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Permit issued under any Environmental Law.

“Environmental Laws” shall mean any and all Laws, now or hereafter in effect, as applicable, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, occupational health, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into or through the environment including, without limitation, ambient air, surface water, groundwater, or land,

[***] Confidential Treatment Requested

or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“Equity Contribution Agreement” shall mean the Equity Contribution Agreement, dated as of the Closing Date, between InvestCo, the Administrative Agent, the Collateral Agent and the Borrower.

“Equity Guaranty” shall mean that certain Equity Guaranty, dated as of the date hereof, by ExGen in favor of the Collateral Agent and the Administrative Agent.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ESA” shall mean each Energy Server Use Agreement, listed in Schedule B (as such schedule may be updated to reflect Incremental ESAs any ESA that is an Additional Project Document or a Replacement Major Project Contract), between the Borrower and each applicable Offtaker.

“Eurodollar Loans” shall mean Loans which bear interest based on the Adjusted Eurodollar Rate.

“Eurodollar Rate” shall mean, with respect to each Interest Period in respect of a Eurodollar Loan, (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Periods; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date; provided that, if the rates referenced in the preceding clauses (a), (b) or (c), as applicable, shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Event of Default” shall have the meaning provided in Section 7.1 of this Agreement.

“Event of Default Buydown Amount” shall have the meaning provided in Section 7.2(d) of this Agreement.

“Event of Bankruptcy” shall mean shall mean, with respect to any Person, the occurrence of any of the following events:

(i) the commencement by such Person of a voluntary case concerning itself under the Bankruptcy Code or similar Law;

(ii) an involuntary case is commenced against such Person and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person or such Person commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person or there is commenced against such Person any such proceeding which remains undismissed for a period of sixty (60) days;

(iv) the entrance of any order of relief or other order approving any such case or proceeding involving such Person;

(v) such Person is adjudicated insolvent or bankrupt;

(vi) such Person suffers any appointment of any custodian, trustee, receiver, or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days;

(vii) such Person makes a general assignment for the benefit of creditors;

(viii) such Person shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due;

(ix) such Person shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or

(x) any partnership, limited liability company, or corporate action, as the case may be, is taken by such Person for the purpose of effecting any of the foregoing.

“Event of Eminent Domain” shall mean any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, by any agency, department, authority, commission, board, instrumentality or political subdivision of the States of California, New York, New Jersey or Connecticut and any other state in which the Borrower operates facilities that generate electricity, the United States or another Governmental Authority having jurisdiction.

“Event of Loss” shall mean, with respect to any Property of the Borrower, any loss of, destruction of or damage to, or any condemnation or other taking of, such Property.

“Excluded Taxes” shall have the meaning provided in Section 2.19(a) of this Agreement.

“ExGen” shall mean Exelon Generation Company, LLC, a wholly owned subsidiary of Exelon Corporation or any successor thereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System (or any successor).

“Fee Letters” shall mean each of (a) the Structuring and Arrangement Fee Letter and (b) the Collateral Agent Engagement Letter.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.24 of this Agreement.

“FERC” shall mean the Federal Energy Regulatory Commission of the United States or any successor agency thereto.

“Final Maturity Date” shall mean the earliest of (a) five (5) years from the Term Conversion Date, (b) the Stated Maturity Date, or (c) the date on which all outstanding Loans shall have become due and payable pursuant to Article VII.

“Financing Documents” shall mean, collectively, this Agreement, the Note, the Security Documents, the Equity Contribution Agreement, the Equity Guaranty, the Required Hedging Agreements, and the Fee Letters.

“FPA” shall mean the Federal Power Act, as amended, and FERC’s implementing regulations related thereto.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to any Letters of Credit issued by the Issuing Banks other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles and practices as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local having jurisdiction over the matter or matters in question, including, without limitation, those in the United States.

“Hazardous Material” shall mean any chemical substance or waste that is defined, listed or regulated as “hazardous,” “toxic,” “radioactive,” or as a “pollutant” or “contaminant” (or terms of similar import or meaning) under Environmental Laws, or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing hazardous levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Law.

“Hazardous Materials Law” shall mean all applicable Federal, state and local Laws which govern Hazardous Materials and the regulations adopted pursuant to such laws, including, without limitation, (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), (ii) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (iii) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iv) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”), (v) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), (vi) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), (vii) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and (viii) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.).

“Hedge Counterparty” shall mean a Person which enters into a Required Hedging Agreement with the Borrower.

“Hedging Agreement” shall mean any agreement in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions entered into by the Borrower.

“Incremental Commitments” shall have the meaning provided in Section 2.2(a) of this Agreement.

“Incremental Construction Loan” shall have the meaning provided in Section 2.2(b) of this Agreement.

“Incremental Construction Loan Commitments” shall have the meaning provided in Section 2.2(a) of this Agreement.

“Incremental Direct Agreement” shall mean a Direct Agreement in respect of an Incremental ESA.

“Incremental ESAs” shall have the meaning provided in Section 2.2(d)(iii)of this Agreement.

“Incremental Facility Closing Date” shall have the meaning provided in Section 2.2(d) of this Agreement.

“Incremental Issuing Bank” shall have the meaning provided in Section 2.2(c)(ii) of this Agreement.

“Incremental Joinder” shall have the meaning provided in Section 2.2(f) of this Agreement.

“Incremental LC Loan” shall have the meaning provided in Section 2.2(b) of this Agreement.

“Incremental LC Commitments” shall have the meaning provided in Section 2.2(a) of this Agreement.

“Incremental Lender” shall have the meaning provided in Section 2.2(c)(i) of this Agreement.

“Incremental Loan” shall have the meaning provided in Section 2.2(b) of this Agreement.

“Incremental Loan Request” shall have the meaning provided in Section 2.2(a) of this Agreement.

“Incremental Project” shall mean any site on which a fuel cell electricity generator will be developed, constructed, installed, financed, owned, operated and maintained by the Borrower pursuant to an Incremental ESA.

“Incremental Term Loan Commitment” shall mean, as to any Lender the applicable amount of such Lender’s Incremental Construction Loan Commitment.

“Incremental Term Loans” shall mean Term Loans converted from Incremental Construction Loans.

“Indebtedness” of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capital Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Hedging Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables arising in the ordinary course of business so long as such trade payables are payable within 90 days of the date the respective goods are delivered or the respective services are rendered and are not overdue.

“Indemnified Liabilities” shall have the meaning provided in Section 8.7(a) of this Agreement.

“Indemnitee” shall have the meaning provided in Section 9.2(d) of this Agreement.

“Independent Consultants” shall mean, collectively, the Insurance Advisor and the Independent Engineer.

“Independent Engineer” shall mean Leidos or any other Person from time to time appointed by the Required Lenders to act as Independent Engineer for the purposes of this Agreement.

“Independent Engineer Change Order Certificate” shall have the meaning provided in Section 3.1(d)(v).

“Independent Engineer’s Completion Certificate” shall mean a certificate in the form of Exhibit G.

“Independent Engineer’s Deposit Milestone Certificate” shall mean a certificate, substantially in the form attached hereto as Exhibit M(iii)(A), issued by the Independent Engineer, certifying that [***]

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“Independent Engineer’s Milestone Certificate” shall have the meaning provided in Section 3.2(d)(iii) of this Agreement.

“Insurance Advisor” shall mean Moore-McNeil, LLC or any other Person from time to time appointed by the Required Lenders to act as Insurance Advisor for the purposes of this Agreement.

“Insurance Proceeds” shall have the meaning provided in Section 2.23 of this Agreement.

“Insurer” shall mean Indian Harbor Insurance Co.

“Interest Period” shall have the meaning provided in Section 2.9(a) of this Agreement.

“Interest Rate Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Interparty Agreement” shall mean the Interparty Agreement, dated as of the Closing Date, among the Borrower, ExGen and the Collateral Agent.

“InvestCo” shall mean 2015 ESA Investco, LLC, a Delaware limited liability company.

“Issuing Bank” shall mean each Issuing Bank named on Annex II to this Agreement (as may be updated from time to time to reflect Incremental Issuing Banks becoming Issuing Banks pursuant to Section 2.2(b) and assignees of a participation in any Letters of Credit to pursuant to Section 9.11(a)), each in its capacity as the issuer of any Letter of Credit requested by the Borrower pursuant to Section 2.4, or any successor thereto.

“Joint Lead Arranger” shall mean Crédit Agricole Corporate and Investment Bank.

“Land” shall mean the sites upon which each Project has been installed, together with any fixtures constructed thereon.

“Law” shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Permits) and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“LC Commitment Increase” shall have the meaning provided in Section 2.2(a) of this Agreement.

“LC Commitments” shall mean up to [***] plus the Incremental LC Commitments, if any.

“LC Disbursement” shall have the meaning specified in Section 2.4(c) of this Agreement.

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“LC Exposure” shall mean the aggregate of the Stated Amount of all outstanding Letters of Credit.

“LC Fee” shall have the meaning provided in Section 2.24(c) of this Agreement.

“LC Loans” shall have the meaning provided in Section 2.4(c) of this Agreement.

“LC Loan Availability Period” shall mean the period commencing on the Term Conversion Date, and ending on the earliest to occur of (i) the full utilization of the LC Commitments of the Lenders, (ii) the LC Loan Maturity Date, and (iii) the termination of the Loan Commitments pursuant to the provisions of this Agreement.

“LC Loan Maturity Date” shall mean the Final Maturity Date.

“Lease” shall mean each lease, if applicable, related to any ESA.

“Legal Requirements” shall mean, as to any Person, the Charter Documents of such Person, any requirement under a Permit, and any Law in each case applicable to or binding upon such Person or any of its Properties or to which such Person or any of its Property is subject.

“Lender” shall mean each Lender named on Annex I to this Agreement (as may be updated from time to time to reflect Incremental Lenders becoming Lenders pursuant to Section 2.2(b)) and any Assignee thereof pursuant to Section 9.11 of this Agreement.

“Lender Base Case Projections” shall mean a projection of operating results based on a portfolio capacity factor of [***] showing at a minimum Borrower’s good faith estimates, as of the Closing Date, of revenues, operating expenses and sources and uses over the forecast period (and excluding any warranty payments to the Borrower under the PUMA and any capacity-based environmental incentives (to the extent such incentives are for the benefit of the Borrower)), in substantially the form of Schedule 3.1(n)(i).

“Lender’s Domestic Lending Office” shall mean each Lender’s “Domestic Lending Office” address set forth on the signature pages hereto.

“Letter of Credit” shall have the meaning specified in Section 2.4(a) of this Agreement.

“Lien” shall mean, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any Property of any kind (and a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such Property).

“Loan Commitments” shall mean, as to any Lender, the applicable amount set forth opposite such Lender’s name in Annex I to this Agreement as to all Loan Facilities; provided that the aggregate Loan Commitments shall not exceed [***] plus the amount of any Incremental Commitments.

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“Loan Termination Date” shall mean the date on which all Obligations, other than contingent liabilities and obligations which are unasserted at such date, have been indefeasibly paid and satisfied in full in cash and all Loan Commitments have been terminated.

“Loans” shall mean the Construction Loans, the LC Loans and the Term Loans, in each case, including any applicable Incremental Loans.

“Loan Facilities” shall mean, collectively, the loan facilities contemplated hereunder for the advance of the Construction Loans, the Term Loans and the LC Loans, in each case, including any applicable Incremental Loans.

“Local Account” shall have the meaning provided in the Depositary Agreement.

“Local Account Control Agreement” shall mean the Blocked Account Agreement, dated as of the Closing Date, in form and substance satisfactory to the Lenders, among the Borrower, Manufacturers and Traders Trust Company, and Collateral Agent.

“Loss Proceeds” has the meaning specified in Section 2.23 of this Agreement.

“Loss Proceeds Account” shall have the meaning provided in the Depositary Agreement.

“Major Project Documents” shall mean the PUMA, each ESA, the Administrative Services Agreement, the Policy, each Lease, any guaranty agreements related to any of the foregoing executed by Persons in favor of Borrower, each Replacement Major Project Contract and any Material Additional Project Document.

“Major Project Participants” shall mean, without duplication, the Borrower, each Sponsor, Bloom, Pledgor, each Offtaker, and to the extent not already included in this list, any counterparty to a Major Project Document.

“Margin Stock” shall mean margin stock within the meaning of Regulations T, U and Regulation X.

“Material Additional Project Document” shall mean any Additional Project Document if (i) the aggregate cost or value of goods and services to be acquired by the Borrower pursuant thereto could reasonably be expected to exceed [***] or the equivalent in any calendar year or (ii) the aggregate amount of termination fees or liquidated damages which could be incurred by the Borrower in respect of such Additional Project Document in any single calendar year could reasonably be expected to exceed [***] or the equivalent or (iii) such Additional Project Document provides [***].

“Material Adverse Effect” shall mean, as of any given date, a material adverse effect on (a) the business, financial condition, operations or a material portion of the property of the Borrower, taken as a whole on the basis of the Portfolio as it exists as of such date before giving effect to the event that caused such effect, (b) the ability of the Borrower to fully and timely

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perform its material obligations under any Credit Document or Major Project Document to which it is a party, (c) with respect to any party to a Major Project Document, the legality, validity, binding nature or enforceability against such party of such Major Project Document or (d) the rights and remedies of the Secured Parties under any Credit Document.

“Maximum Capacity” shall mean 44.95 MW.

“MBR Authority” shall have the meaning provided in Section 4.7(b) of this Agreement.

“Minimum Capacity” shall mean the greater of (a) 39.95 MW and (b) the aggregate capacity of the Projects after accounting for the Incremental ESAs, if any.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of each Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by Administrative Agent and Issuing Bank in their sole discretion.

“Monthly Date” shall mean the last Business Day of each calendar month.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group has contributed within the preceding six years for the benefit of its employees or under which the Borrower or any member of the Controlled Group has any withdrawal liability pursuant to Section 4201 of ERISA.

“NDA” shall mean each non-disturbance agreement obtained pursuant to any applicable ESA.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” shall mean any promissory note evidencing any Loan.

“Notice of Borrowing” shall mean a notice of Borrowing by the Borrower in the form of Exhibit H.

“Notice of Change Order” shall have the meaning provided in Section 3.2(d)(iv).

“Notice of Continuation” shall mean a notice of continuation of any Eurodollar Loan by the Borrower in the form of Exhibit I.

“Notice of Conversion” shall mean a notice of conversion of any Base Rate Loan to a Eurodollar Loan by the Borrower in the form of Exhibit J.

“Notice of Term Conversion” shall mean a notice of Term Conversion by the Borrower in the form of Exhibit K.

“Obligations” shall mean, collectively (i) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under a Financing Document or otherwise to the Collateral Agent or any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Borrower; (ii) any and all sums advanced by the Collateral Agent or any Secured Party in order to preserve the Collateral or to preserve the Security Interests; (iii) in the event of any Enforcement Action, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent and/or the Secured Parties of their rights under the Security Documents, together with reasonable attorneys’ fees and court costs; and (iv) the obligations of the Borrower under any Required Hedging Agreement entered into with any Secured Hedge Counterparty.

“OFAC” shall have the meaning provided in Section 4.18(a) of this Agreement.

“OFAC Listed Person” shall have the meaning provided in Section 4.18(a) of this Agreement.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is or becomes responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Offtaker” shall mean each counterparty under each ESA, including [***], and any counterparty to any ESA that is an Incremental ESA, an Additional Project Document or a Replacement Major Project Document.

“Operating Cash Available for Debt Service” shall mean, for any period, Project Revenues during such period minus Operation and Maintenance Expenses during such period.

“Operation and Maintenance Expenses” shall mean, for any period, costs and expenses necessary for the operation and maintenance of the Projects or any portion thereof and for the purchase of goods and services in connection therewith, including (a) payments under the PUMA (other than Project Costs); (b) the cost of all RECs (as defined in the [***] ESA) purchased in connection with the [***] ESA; (c) the administrative agency fees as set forth in Section 3 of the Structuring and Arrangement Fee Letter; (d) payments under the Administrative Services Agreement); (e) property taxes; (f) property and casualty insurance payments; (g) fees due under collateral and depositary agreements; and (h) all other fees and expenses necessary for the continued operation and maintenance of the Projects and the conduct of the business of the Projects, but exclusive in all cases of non-cash charges and also exclusive of all interest charges and charges for the payment or amortization of principal of the Loans. Operation and Maintenance Expenses shall not include payments for restoration or repair of the Projects from the Loss Proceeds Account or income taxes.

“Original Construction Loan Commitments” shall mean the Construction Loan Commitments in effect as of the Closing Date.

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“Original Construction Loans” shall mean the construction loans made by Lenders to the Borrower pursuant to the Original Construction Loan Commitments.

“Original LC Commitments” shall mean the LC Commitments in effect as of the Closing Date.

“Original LC Loans” shall mean the LC Loans made by Lenders to the Borrower pursuant to the Original LC Commitments.

“Original Term Loans” shall mean the Term Loans converted from Original Construction Loans.

“Original Term Loan Commitments” shall mean Term Loan Commitments in effect as of the Closing Date.

“Other Taxes” shall have the meaning provided in Section 2.19(a) of this Agreement.

“Participant Register” shall have the meaning provided in Section 9.11(d) of this Agreement.

“Payment Dates” shall mean the Quarterly Dates.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Multiemployer Plan that is covered by Title IV of ERISA or to which Section 412 of the Code applies that is (or, within the preceding six years, has been) established or maintained, or to which contributions are (or, within the preceding six years, have been) made or required to be made, by the Borrower or by any member of the Controlled Group.

“Permit” shall mean any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Investments” shall mean:

(a) marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(b) marketable debt securities issued by U. S. Government-sponsored enterprises, U.S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(c) certificates of deposit, time deposits, and bankers acceptances of any Acceptable Bank;

(d) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;

(e) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa-mf by Moody’s and/or AAAm by S&P, including such funds for which the Collateral Agent or an Affiliate provides investment advice or other services;

(f) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “Aa2” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P);

(g) repurchase obligations with a term of not more than thirty (30) days, 102 percent collateralized, for underlying securities of the types described in clauses (a) and (b) above, entered into with any Acceptable Bank; and

(h) all rating requirements are based on the time of purchase.

“Permitted Lien” shall mean any Lien permitted to be incurred by the Borrower pursuant to Section 6.2 of this Agreement.

“Person” shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprise or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Multiemployer Plan that is (or, within the preceding six years, has been) established or maintained, or to which contributions are (or, within the preceding six years, have been) made or required to be made, by the Borrower (or, with respect to any such plan covered by Title IV of ERISA or to which Section 412 of the Code applies, by any member of the Controlled Group).

“Platform” shall have the meaning provided in Section 9.3(e).

“Pledge Agreement” shall mean, the Pledge and Security Agreement, dated as of the Closing Date, in form and substance satisfactory to the Lenders, among Pledgor, the Borrower and Collateral Agent.

“Pledgor” shall mean 2015 ESA HoldCo, LLC, a Delaware limited liability company.

“Policy” shall mean the fuel cell energy production insurance policy issued by the Insurer, dated as of the Closing Date, in form and substance satisfactory to the Lenders.

“Policy Cutoff Date” shall mean twenty-four (24) months after commencement of the Policy Term (as defined in the Policy); provided that the Policy Cutoff Date may be extended commensurate with adequate amendments to the Policy, as determined by the Administrative Agent and the Lenders in their sole discretion.

“Portfolio” shall mean, on an aggregate basis, all Systems owned by the Borrower at any time that were purchased pursuant to the PUMA and that have achieved COO, other than Systems that have been repurchased by Bloom pursuant to the terms of the PUMA or were purchased by an Offtaker pursuant to an ESA.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as such bank’s “prime rate” with respect to extensions of credit made by it in the United States of America. Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. Such rate is a rate set by the Administrative Agent based upon various factors including such bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Pro Rata Share” shall mean, (i) with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Loan Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Loan Commitments, or if no Loan Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to all Lenders and (ii) with respect to an Issuing Bank, a fraction (expressed as a percentage), the numerator of which is the amount of such Issuing Bank’s LC Commitments and the denominator of which is the sum of the amounts of all of the Issuing Banks’ LC Commitments, or if no LC Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations with respect to any Letters of Credit owed to such Issuing Bank and the denominator of which is the aggregate amount of the Obligations with respect to any Letters of Credit owed to all Issuing Banks.

“Process Administrative Agent” shall mean CT Corporation System.

“Project” and “Projects” shall have the meanings set forth in the preamble.

“Projections” shall mean each of the Lender Base Case Projections and the Downside Sizing Case Projections.

“Project Budget” shall mean the budget for anticipated costs to be incurred in connection with the development, construction, installation, timing and start up of the Projects as set forth in Schedule 3.1(q)(ii), as may be amended from time to time.

“Project Costs” shall mean the cost of developing, designing, engineering, equipping, procuring, constructing, starting up, commissioning, acquiring, interconnecting, testing and operating the Projects in accordance with Prudent Industry Practice, including (a) the cost of all labor, services, materials, supplies, equipment, tools, transportation, supervision, storage, training, demolition, site preparation, civil works, and remediation in connection therewith, (b) the Purchase Price (as defined in the PUMA) of the Systems, (c) insurance premiums payable with respect to the Project during the period ending on the Term Loan Conversion Date (the “Construction Period”), (d) the cost of funding the reserve accounts during the Construction

Period, (e) interest payable on any Loans and financing-related fees and costs during the Construction Period (including any and all commitment fees and other fees, interest and other amounts payable by the Borrower under the Credit Agreement), (f) costs incurred for Operation and Maintenance Expenses and mobilization costs during the Construction Period, (g) amounts payable under the Administrative Services Agreement during the Construction Period, (h) other fees (but only fees payable to third parties) and expenses relating to the development, construction, acquisition and closing of financing of the Project, including financial, legal and consulting fees, costs and expenses in accordance with the Project Budget, including the permitted variances thereto and (i) costs, including legal and consulting fees and expenses associated with regulatory proceedings and other governmental and regulatory matters during the Construction period.

“Project Documents” shall mean without duplication, the Major Project Documents and any other agreement or document relating to the development, construction or operation of the Projects to which the Borrower is a party.

“Project Revenues” shall mean, without duplication, all income and cash receipts of the Borrower derived from the ownership or operation of the Projects), including payments received by the Borrower from the Offtakers and/or from Bloom under the PUMA (except for delay liquidated damages or payment of the Refund Adder pursuant to Section 5.11 of the PUMA, as applicable), proceeds of any delay in start up or business interruption or liability insurance (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by the Borrower), proceeds from sale of assets, investment income on amounts in the Accounts (solely to the extent deposited in the applicable Account), but excluding solely for purposes of calculating Operating Cash Available for Debt Service, (a) any receipts derived from the sale of any property pertaining to the Projects or incidental to the operation of the Projects, as determined in conformity with cash accounting principles, (b) proceeds of casualty insurance, (c) payments received pursuant to Section 5.8 of the PUMA, (d) payments received upon termination of the ESAs following a Customer Default (as defined in each ESA), (e) the proceeds of any condemnation awards relating to the Projects and (f) proceeds from the Security Documents. For the avoidance of doubt, Project Revenues does not and will not include any indemnity payments made by the Sponsors to the Borrower or any direct or indirect member thereof pursuant to the PUMA for any losses arising as a result of the loss or recapture of any investment tax credit under Section 48 of the Code, and all such funds, if they are deposited in any of the Accounts, shall be sent to any Persons or other account directed by the Borrower or such direct or indirect member of the Borrower, as the case may be, free of the Liens of the Security Documents.

“Project Schedule” shall mean the schedule identifying the projected schedule for the construction and testing of the Projects and the occurrence of Completion.

“Property” shall mean any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

“Prudent Electrical Practices” has the meaning assigned to such term in the PUMA.

“PUHCA” shall mean the Public Utility Holding Company Act of 2005 (42 U.S.C. §§ 16451-16463), and FERC’s implementing regulations related thereto (18 C.F.R. Part 366).

“PUMA” shall mean the Purchase, Use and Maintenance Agreement, dated as of the Closing Date, between the Borrower and Bloom.

“Quarterly Dates” shall mean the last Business Day of each March, June, September and December.

“Qualified Owner” shall mean a Person that (i) has (or whose ultimate parent company has) (A) to the extent that such entity (or such ultimate parent company) is publicly traded, outstanding common stock with a market value totaling at least [***] or, to the extent that such entity (or such ultimate parent company) is not publicly traded, a net worth of at least [***]) or (B) has at least one the following credit ratings: (1) [***] by Moody’s, (2) [***] by S&P or (3) [***] by Fitch Ratings; and (ii) has (or whose ultimate parent company has) (1) at least three years of experience in the ownership and operation of distributed generation power projects and (2) owns or operates distributed generation power projects aggregate generation capacity of at least [***] MW (net); and (iii) until the date on which the Projects are no longer exposed to ITC recapture, is not a Person to whom a transfer described above would trigger ITC recapture with respect to the Projects.

“Real Property” shall mean the real property interests of the Borrower, including the Sites.

“Real Property Documents” shall mean any documents, agreements or instruments pursuant to which the Borrower has rights in Real Property, including all easements, sub-easements, leases, subleases, licenses and other agreements with landowners, any non-disturbance agreements and any deeds pursuant to which the Borrower owns a fee interest in Real Property.

“Real Property Rights” shall mean all real property rights necessary for the construction, ownership and operation of the Projects pursuant to the Transaction Documents.

“Register” shall have the meaning provided in Section 8.10 of this Agreement.

“Regulation D” shall mean Regulation D of the Federal Reserve Board.

“Regulation T” shall mean Regulation T of the Federal Reserve Board.

“Regulation U” shall mean Regulation U of the Federal Reserve Board.

“Regulation X” shall mean Regulation X of the Federal Reserve Board.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into or through the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (i) emissions from the engine exhaust of a motor vehicle and (ii) the normal application of fertilizer).

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“Removal Effective Date” shall have the meaning provided in Section 8.9(b) of this Agreement

“Replacement Major Project Contract” shall mean any Major Project Contract entered into by the Borrower with a Replacement Obligor in replacement of a Major Project Contract which either (a) has economic and other terms which, taken as a whole, are no less favorable to the Borrower than those in the Major Project Contract being replaced and have a term at least equal to the remaining term of the Major Project Contract being replaced or (b) is in form and substance and on terms reasonably satisfactory to the Lenders.

“Replacement Obligor” shall mean a Person (or any guarantor of such Person’s obligations) (a) having, on the date of such replacement, a credit rating of [***] or better from S&P or [***] or better from Moody’s or (b) otherwise acceptable to the Lenders.

“Request for LC” shall have the meaning provided in Section 2.4(b) of this Agreement.

“Required Hedging Agreement” shall mean any interest rate hedge agreement entered into by the Borrower and a Hedge Counterparty in accordance with Section 5.17 of this Agreement.

“Required Lenders” shall mean (x) subject to clause (y) below, the Lenders holding at least 50.01% of the aggregate outstanding principal amount of the Loans or, if no Loans have been made, at least 50.01% of the Loan Commitments and (y) in respect of (i) Section 7.3 following the termination of any Secured Hedge Counterparties’ Required Hedging Agreement,

(ii) any matters that disproportionately and adversely impact the Secured Hedge Counterparties relative to the Lenders, (iii) a release of all or substantially all of the Collateral and (iv) any subordination of the Secured Hedge Counterparties’ Required Hedging Agreement, the Lenders holding at least 50.01% of the sum of (a) the aggregate outstanding principal amount of the Loans and (b) the aggregate Swap Termination Value. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required DSR Balance” shall have the meaning provided in the Depositary Agreement.

“Reserve Requirement” shall mean, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Federal Reserve Board by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D) (such requirement as set forth on www.federalreserve.gov/monetarypolicy/reservereq.htm or any similar website operated or made available from time to time by the Federal Reserve Board either relating to reserve requirements in general or to the terms of Regulation D in particular). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

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“Restoration Work” shall have the meaning provided in the Depositary Agreement.

“Revenue Account” shall have the meaning provided in the Depositary Agreement.

“Sanctions Laws” shall have the meaning provided in Section 4.18(d) of this Agreement.

“Sanctioned Country” shall have the meaning provided in Section 4.18(b) of this Agreement.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders and each Secured Hedge Counterparty.

“Secured Hedge Counterparty” shall mean any Hedge Counterparty which is a Lender or an Affiliate thereof.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, in form and substance satisfactory to the Lenders, between the Borrower and Collateral Agent.

“Security Documents” shall mean, collectively, the Depositary Agreement, the Security Agreement, the Pledge Agreement, the Local Account Control Agreement, the Interparty Agreement, each Direct Agreement and all Uniform Commercial Code financing statements and other filings, recordings or registrations required by this Agreement to be filed or made in respect of any such Security Document.

“Security Interest” shall mean the Lien on the Collateral or any other collateral purported to be granted to the Collateral Agent for the benefit of one or more of the Secured Parties (or any trustee, sub-agent or other Person acting for or on behalf of the Collateral Agent).

“Site” shall mean, with respect to each ESA, the real property on which the Systems are installed and operated, as such real property is described in the applicable ESA.

“Solvent” shall mean, with respect to any Person, that as of the date of determination, (a) the aggregate value of all properties of such Person at their present saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, (b) such Person will not, on a consolidated basis, have an unreasonably small capital with which to conduct its business operations heretofore conducted and (c) such Person will have, on a consolidated basis, sufficient cashflow to enable it to pay its debts as they mature.

“Sponsors” shall mean each of ExGen and CleanTech.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Amount” shall mean, as to any Letter of Credit, the face amount of such Letter of Credit.

“Stated Maturity Date” shall mean December 31, 2021.

“Stock” shall mean Capital Stock or Voting Stock.

“Structuring and Arrangement Fee Letter” shall mean that certain Structuring and Arrangement Fee Letter, dated as of May 13, 2015, between the Administrative Agent and the Borrower.

“Subsidiary” shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Suspense Account” shall have the meaning provided in the Depositary Agreement.

“Swap Termination Value” shall mean, on any date of determination, in respect of a Required Hedging Agreement, (i) prior to the designation of an early termination date under such Required Hedging Agreement, the amount determined by the Secured Hedge Counterparty in a commercially reasonable manner that would be payable by the Borrower if such Required Hedging Agreement were terminated as of such date of determination and (ii) after the designation of an early termination date under such Required Hedging Agreement, the termination amount (including any unpaid amounts) determined to be payable under such Required Hedging Agreement.

“System” shall mean each proprietary solid oxide fuel cell power generating unit, including, where applicable, any uninterruptible power modules installed in connection therewith, to be purchased from Bloom by the Borrower under the PUMA.

“Taxes” shall have the meaning provided in Section 2.19(a) of this Agreement.

“Term Conversion” shall mean, the conversion of the Construction Loans to Term Loans on the Term Conversion Date pursuant to Section 2.1 of the Credit Agreement.

“Term Loan Commitment” shall mean, as to any Lender the applicable amount of such Lender’s Construction Loan Commitment.

“Term Conversion Date” shall mean the date on which all of the conditions precedent to the making of the Term Loans set forth in Section 3.3 are satisfied or waived by the Required Lenders, and the Construction Loans then outstanding (after giving effect to any prepayment made on such date) are converted to Term Loans.

“Term Loans” shall have the meaning provided in Section 2.1(c) of this Agreement.

“Termination Value” has the meaning assigned to such term in each applicable ESA.

“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Loan Commitments and outstanding Loans of such Lender at such time.

“Total Loan Commitment” shall mean the aggregate Loan Commitments as to all Loan Facilities.

“Total Project Costs” shall mean the expected aggregate Project Costs, including, for the avoidance of doubt, costs incurred for Operation and Maintenance Expenses and mobilization costs during the Construction Period. The estimated Total Project Costs as of the Closing Date are [***].

“Transactions” shall mean, collectively, the transactions that will take place under the Transaction Documents.

“Transaction Documents” shall mean, collectively, the Project Documents and the Credit Documents.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“Undisclosed Administration” shall mean in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as adopted in any applicable jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unsatisfied Condition” shall mean a condition in a Permit that has not been satisfied and that must be satisfied either (a) before such Permit can become effective, or (b) as of the date on which a representation is made or a condition precedent must be satisfied (in each case, under this Agreement), or (c) as of a future date but with respect to which facts or circumstances exist which, to the Borrower’s knowledge, could reasonably be expected to result in a failure to satisfy such Permit condition, and which failure could reasonably result in a Material Adverse Effect.

“Updated Downside Sizing Case Projections” shall mean, as of a particular date of calculation thereof, a projection of operating results based on a portfolio capacity factor of 80% showing at a minimum Borrower’s good faith estimates, as of such date of calculation, of revenues, operating expenses and sources and uses over the forecast period (and excluding any warranty payments to the Borrower under the PUMA and any capacity-based environmental

[***] Confidential Treatment Requested

incentives (to the extent such incentives are for the benefit of the Borrower)), in substantially the form of Schedule 3.1(n)(ii), which demonstrate the ability of the Portfolio to maintain the Debt Service Coverage Ratio at a [***] minimum over such period.

“Updated Lender Base Case Projections” shall mean, as of a particular date of calculation thereof, a projection of operating results based on a portfolio capacity factor of [***] showing at a minimum Borrower’s good faith estimates, as of such date of calculation, of revenues, operating expenses and sources and uses over the forecast period (and excluding any warranty payments to the Borrower under the PUMA and any capacity-based environmental incentives (to the extent such incentives are for the benefit of the Borrower)), in substantially the form of Schedule 3.1(n)(i), which demonstrate the ability of the Portfolio to maintain the Debt Service Coverage Ratio at a [***] minimum over such period.

“Updated Projections” shall mean, as of a particular date, collectively, the Updated Downside Sizing Case Projections and the Updated Lender Base Case Projections.

“Voting Stock”, with respect to any Person, shall mean Capital Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

“[***]” shall mean [***], Inc., as an Offtaker.

“[***] ESA” shall mean that certain Master Fuel Cell Power & Services Agreement between the Borrower and [***], dated as of December 19, 2014.

2. Rules of Interpretation. In each Credit Document, unless otherwise indicated:

(a) each reference to, and the definition of, any document (including any Credit Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement;

(b) unless expressly stated otherwise, each reference to a Law or Permit shall be deemed to refer to such Law or Permit as the same may be amended, supplemented or otherwise modified from time to time;

(c) any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

(d) references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

(e) all references to a “Section,” “Appendix,” “Annex,” “Schedule” or “Exhibit” are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

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(f) the table of contents and Section headings and other captions therein are for the purpose of reference only and do not affect the interpretation of such Credit Document;

(g) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(h) the words “hereof”, “herein” and “hereunder”, and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(i) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”; the words “will” and “shall” are deemed to have the same meaning and effect; the expression “and/or” shall connote “any or all of”;

(j) where the terms of any Credit Document require that the approval, opinion, consent or other input of any Secured Party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of the relevant party in writing;

(k) where the terms of any Credit Document require or permit any action to be taken by the Collateral Agent, such action shall be taken strictly in accordance with the applicable provisions of the relevant Credit Documents; and

(l) any reference to a document shall be deemed to include all exhibits, annexes, appendices and schedules thereto.

APPENDIX B

CONDITIONS PRECEDENT TO INCREMENTAL LOANS

The Incremental Facility Closing Date and the advance of any Incremental Loans hereunder on any Incremental Facility Closing Date shall be subject to the satisfaction of the following conditions precedent:

(a) Credit Documents. The Administrative Agent shall have received an original of the relevant Incremental Joinder and originals of any amendment to any Credit Documents, each of which (A) shall have been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each other Person party thereto (other than the Administrative Agent, the Collateral Agent and the Lenders), and (B) shall be in full force and effect. Borrower shall deliver or cause to be delivered all documents required to be delivered pursuant to each Incremental Joinder (if any).

(b) Incremental ESAs. The Administrative Agent shall have received copies of each of the Incremental ESAs executed on or prior to the Incremental Facility Closing Date (together with all amendments, supplements, exhibits, annexes and schedules thereto), each of which shall have been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each counterparty to the Incremental ESA(s). The Administrative Agent shall have received a certificate executed by an Authorized Officer of the Borrower, dated the Incremental Facility Closing Date, certifying that the Incremental ESA(s) delivered to the Administrative Agent are true, correct and complete copies of such documents as of the Incremental Facility Closing Date and are in full force and effect.

(c) Secretary Certificates. Each Additional Lender (if any) shall have received a certificate of the Secretary (or comparable Authorized Officer) of each of the Borrower, the Pledgor and each Sponsor, in each case, dated the Incremental Facility Closing Date attaching the Charter Documents of each such Person and substantially similar to those provided pursuant to Section 3.1(c) on the Closing Date.

(d) Borrower’s Certificates. Each Lender shall have received an Incremental Loan closing certificate of Borrower in the form of Exhibit D(ii), and a solvency certificate of Borrower in the form of Exhibit E, in each case, duly executed by an Authorized Officer of the Borrower.

(e) Insurance. Insurance in respect of the Incremental Project(s) complying with the provisions of Section 5.16 hereof shall be in full force and effect, and each Lender shall have received a binder or certificates signed by the insurer or a broker authorized to bind the insurer evidencing such insurance (including the designation of the Collateral Agent as lender loss payee thereunder to the extent required by Section 5.16 hereof.) In addition, each Lender shall have received a report from the Insurance Advisor as to such matters regarding the insurance coverage maintained with respect to the Incremental Projects as the Lenders may reasonably require. Each Additional Lender shall have received a power of attorney and comfort letters with respect to the Policy, each in form and substance reasonably satisfactory to the Lenders.

(f) Consultants Reports. The Administrative Agent shall have received a reasonably satisfactory report of the Independent Engineer discussing such matters as to the Incremental Projects as the Lenders may require, including (i) technical aspects of the Incremental Projects; (ii) all relevant Incremental ESAs; (iii) operating budget of the Incremental Projects; (iv) maintenance program in relation to the Incremental Projects; and (v) pro forma revenues and operating expenses with respect to the Incremental Projects, and dated no earlier than fifteen (15) days prior to the Incremental Facility Closing Date.

(g) Governmental Approvals. Delivery to Administrative Agent of (i) a revised Schedule 4.13 updated to include any Applicable Permits in respect of the Incremental Project(s), in substantially the same form as the original and (ii) a certificate of Borrower signed by an Authorized Officer certifying that all Applicable Permits in respect of the Incremental Project(s) that are presently required to be obtained have been obtained and are in full force and effect and are not subject to further procedures or any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation; provided that with respect to Permits which cannot be obtained on or prior to the Incremental Facility Closing Date in the exercise of reasonable diligence (but which are routinely obtainable and can be obtained only at a later stage of construction or operation), the Lenders shall have received a certificate of Borrower certifying that such Permits are reasonably expected to be obtained by the time when needed in connection with the construction or operation of the Incremental Projects and the Borrower’s basis therefor.

(h) Lien Search Reports; Termination Statements. Each Lender shall have received satisfactory reports, dated no more than twenty (20) days prior to the Incremental Facility Closing Date, of UCC, judgment and tax lien searches in respect of the Incremental Project(s) with respect to the Borrower and Pledgor, in each case conducted by search firms acceptable to the Lenders.

(i) Incremental Direct Agreements. Delivery to Administrative Agent of executed Incremental Direct Agreements (if any) from each of the Major Project Participants who are party to an Incremental ESA in effect on the Incremental Facility Closing Date, which Incremental Direct Agreements shall be reasonably satisfactory to Administrative Agent.

(j) Security Documents Filings. Amendments (if any) to the Security Documents and all other instruments with respect thereto, as may be necessary, shall have been duly filed or recorded (or arrangements for the filing or recording thereof satisfactory to the Lenders shall have been made) in such manner and in such places as are required under applicable Laws to ensure the continued perfection of the Liens granted pursuant to the Security Documents in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. All taxes, fees and other charges payable in connection with the foregoing shall have been paid in full (or arrangements for the payment thereof reasonably satisfactory to the Lenders shall have been made) by or on behalf of the Borrower (and Administrative Agent shall have received satisfactory evidence thereof).

(k) Financial Information. The Administrative Agent shall have received copies of the most recent audited annual financial statements from Bloom, ExGen, Pledgor (if available) and the Borrower (if available) and the most recent unaudited quarterly financial statements

(comprised of a balance sheet and income statement, and without notes) from Bloom, ExGen, Pledgor and the Borrower, together with, for purposes of Borrower’s, Pledgor’s, Bloom’s and ExGen’s financial statements, a certificate from the chief financial officer or other Authorized Officer of Borrower, Pledgor, Bloom or ExGen, as applicable, dated the Incremental Facility Closing Date, to the effect that, to such officer’s knowledge (i) such financial statements are true, complete and correct in all material respects and (ii) there has been no material adverse change in the financial condition, operations, Properties, business or prospects of such Person since the date of such financial statements.

(l) Legal Opinions. Each Lender shall have received legal opinions from counsel substantially similar to those provide at the Closing Date pursuant to Section 3.1(o), in each case, dated the Incremental Facility Closing Date.

(m) Real Property. The Borrower shall have delivered to each of the Lenders copies of (i) all Leases or easements in which the Borrower holds the lessor’s interest or other agreements relating to possessory interests, if any, in the Real Property associated with the Incremental ESAs executed on or prior to the Incremental Facility Closing Date and (ii) all NDAs obtained as of the Incremental Facility Closing Date.

(n) Project Budget and Schedule.

(i) Each Lender shall have received an update to the Project Schedule, a copy of which is attached to this Agreement as Schedule 3.1(q)(i).

(ii) Each Lender shall have received an update to the Project Budget, a copy of which is attached to this Agreement as Schedule 3.1(q)(ii).

(o) Policy Matters.

(i) After accounting for the Incremental Projects, the capacity of the Portfolio shall not exceed the Maximum Capacity.

(ii) The Insurer shall have consented to the Incremental Commitments and the Incremental Projects.

(iii) Premiums due under the Policy with respect to the Incremental Commitments shall be paid from proceeds of Incremental Loans advanced with respect to such Incremental Commitments.

(p) Litigation. The Borrower shall have delivered to the Additional Lenders a certificate confirming that (i) there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or, to the Borrower’s knowledge, threatened in writing by or against any Credit Party related to the Projects and (ii) to the Borrower’s knowledge, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or threatened in writing by or against any counterparty to an Incremental ESA in effect on the Incremental Facility Closing Date related to the Incremental Project(s) which could reasonably be expected to result in a Material Adverse Effect.

(q) Fees. The Borrower shall have paid, or made arrangements reasonably satisfactory to the Incremental Lenders to pay, all fees, costs and charges due and payable by it under the Incremental Joinder on or prior to the Incremental Facility Closing Date.

(r) PATRIOT Act. Each Additional Lender (if any) shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including the USA Patriot Act.

(s) Advance of Incremental Loans. For the avoidance of doubt, any advance of Incremental Loans shall be subject to the subject to the satisfaction of the conditions precedent for Credit Events set forth in Section 3.2.

Schedule A

DIRECT AGREEMENTS

1.	That certain Consent and Agreement, dated as of the date hereof, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and Bloom Energy Corporation, as consenting party, relating to that certain (i) Amended and Restated Purchase, Use and Maintenance Agreement, dated as of the date hereof, between 2015 ESA Project Company, LLC and Bloom Energy Corporation and (ii) that certain Administrative Services Agreement, dated as of the date hereof, between 2015 ESA Project Company, LLC and Bloom Energy Corporation.

2.	That certain Lender Agreement, dated as of the date hereof, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy Server Use and License Agreement, dated as of December 19, 2014.

3.	That certain Consent and Acknowledgment, dated as of the date hereof, by [***], as consenting party, for the benefit of Wilmington Trust, National Association, as Collateral Agent for the Secured Parties and 2015 ESA Project Company, LLC, as assignor, relating to that certain Master Fuel Cell Power & Services Agreement, dated as of December 19, 2014.

4.	That certain Lender Agreement, dated as of the date hereof, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Master Fuel Cell Power & Services Agreement, dated as of December 19, 2014.

5.	That certain Lender Agreement, dated as of the date hereof, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy System Use Agreement, dated as of February 13, 2015.

6.	That certain Lender Agreement, dated as of the date hereof, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy Server Use and License Agreement, dated as of March 31, 2015 as amended by that certain First Amendment to the Energy Server and Use and License Agreement, entered into as of April 10, 2015 and that certain Second Amendment to the Energy Server Use and License Agreement, entered into as of June 11, 2015.

7.	That certain Lender Agreement, dated as of the date hereof, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy Server Use and License Agreement, dated as of June 25, 2015.

[***] Confidential Treatment Requested

SCHEDULE A TO CREDIT AGREEMENT

Schedule B

ENERGY SERVER USE AGREEMENTS

1.	That certain Energy Server Use and License Agreement, dated as of December 19, 2014, by and between [***], Inc. and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

2.	That certain Master Fuel Cell Power & Services Agreement, dated as of December 19, 2014, by and between [***] and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

3.	That certain Energy System Use Agreement, dated as of February 13, 2015, by and between [***] and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

4.	That certain Energy Server Use and License Agreement, dated as of March 31, 2015, by and between [***] and 2015 ESA Project Company, LLC, as amended by that certain First Amendment to the Energy Server Use and License Agreement, entered into as of April 10, 2015 and that certain Second Amendment to the Energy Server Use and License Agreement, entered into as of June 11, 2015, as may further be amended, amended and restated, supplemented or otherwise modified from time to time.

5.	That certain Energy Server Use and License Agreement, dated as of June 25, 2015, by and between [***], and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

[***] Confidential Treatment Requested

SCHEDULE B TO CREDIT AGREEMENT

Schedule 2.1

CONSTRUCTION LOAN COMMITMENTS

Lender	[***]	[***]
[***]	[***]	[***]

[***] Confidential Treatment Requested

SCHEDULE 2.1 TO CREDIT AGREEMENT

Schedule 2.1(a)

PAYMENT DATES AND AMORTIZATION

PAYMENT DATE	BASE CASE PRINCIPAL PAYMENT
[***]	[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(h) TO CREDIT AGREEMENT

Schedule 3.1(h)

LIEN SEARCH REPORTS

PERSON	JURISDICTIONS
2015 ESA Project Company, LLC	Delaware; New York; New Jersey (including Gloucester County, Monmouth County and Atlantic County); California (including Kern County, Santa Clara County and Fresno County); and Connecticut (including Putnam Town; Windham County and Cromwell Town; Middlesex County)

2015 ESA HoldCo, LLC	Delaware

SCHEDULE 3.1(h) TO CREDIT AGREEMENT

Schedule 3.1(l)

SECURITY DOCUMENTS FILINGS

INSTRUMENT	JURISDICTION
UCC-1 Financing Statement (Pledged Interests): 2015 ESA HoldCo, LLC	Delaware
UCC-1 Financing Statement (Personalty): 2015 ESA Project Company, LLC	Delaware
UCC-1 Financing Statement (Transmitting Utility): 2015 ESA Project Company, LLC	Delaware
UCC-1 Financing Statement (Transmitting Utility): 2015 ESA Project Company, LLC	New Jersey
UCC-1 Financing Statement (Transmitting Utility): 2015 ESA Project Company, LLC	New York
UCC-1 Financing Statement (Transmitting Utility): 2015 ESA Project Company, LLC	California
UCC-1 Financing Statement (Transmitting Utility): 2015 ESA Project Company, LLC	Connecticut

SCHEDULE 3.1(l) TO CREDIT AGREEMENT

Schedule 3.1(n)(i)

LENDER BASE CASE PROJECTIONS

Schedule 3.1(n)(i)

Lender Base Case Projections

Source: PPA V Financial Model 2015.06.24 (Lender Base Case).xlsx

$000s (except where noted)

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(n)(i) TO CREDIT AGREEMENT

Schedule 3.1(n)(i)

LENDER BASE CASE PROJECTIONS

Schedule 3.1(n)(i)

Lender Base Case Projections

Source: PPA V Financial Model 2015.06.24 (Lender Base Case).xlsx

$000s (except where noted)

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(n)(i) TO CREDIT AGREEMENT

Schedule 3.1(n)(ii)

DOWNSIDE SIZING CASE PROJECTIONS

Schedule 3.1

(n)(ii)

Downside Sizing Case

Source: PPA V Financial Model

2015.06.24 (Lender Base

Case).xlsx

$000s

(except

where noted)

[***]

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(O) TO CREDIT AGREEMENT

Schedule 3.1(n)(ii)

DOWNSIDE SIZING CASE PROJECTIONS

Schedule 3.1

(n)(ii)

Downside Sizing Case

Source: PPA V Financial Model

2015.06.24 (Lender Base

Case).xlsx

$000s

(except

where noted)

[***]

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(n)(ii) TO CREDIT AGREEMENT

Schedule 3.1(o)

LEGAL OPINIONS

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(o) TO CREDIT AGREEMENT

Schedule 3.1(q)(i)

PROJECT SCHEDULE

Schedule

3.1(q)(i)

Project

Schedule

Source: PPA V Financial Model 2015.06.24 (Lender

Base Case).xlsx

				Site Address					Projected Milestone Dates
Site ID	Customer	Named Offtaker (ESA Reference)	Customer Reference	Street	City	State	System Capacity (kW)	Initial Tolling Rate ($/kWh)	Deposit	Shipment	COO
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(q)(i) TO CREDIT AGREEMENT

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(q)(i) TO CREDIT AGREEMENT

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(q)(i) TO CREDIT AGREEMENT

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(q)(i) TO CREDIT AGREEMENT

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(q)(i) TO CREDIT AGREEMENT

[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(q)(i) TO CREDIT AGREEMENT

Schedule 3.1(q)(ii)

PROJECT BUDGET

Schedule 3.1(q)(ii)

Project Budget

Source: Financial Model Final Model Base Case - [***] TMO).xlsx

Uses:	Total %	Total $
System Purchase Price Excluding Installation and Sales
Tax	[***]	[***]
Installation Price	[***]	[***]
Estimated Sales Tax	[***]	[***]

Total Purchase and Installation	[***]	[***]
Prepaid Operating Expenses	[***]	[***]
IDC Reserve Account	[***]	[***]
Transaction Costs	[***]	[***]

Total	[***]	[***]

[***] Confidential Treatment Requested

SCHEDULE 3.1(r) TO CREDIT AGREEMENT

Schedule 3.1(r)

CLOSING DATE LITIGATION

None.

SCHEDULE 3.1(r) TO CREDIT AGREEMENT

Schedule 4.13

APPLICABLE PERMITS

None.

SCHEDULE 4.13 TO CREDIT AGREEMENT

Schedule 4.16

ENVIRONMENTAL MATTERS; HAZARDOUS MATERIALS

None.

SCHEDULE 4.16 TO CREDIT AGREEMENT

Schedule 4.17

LITIGATION

None.

SCHEDULE 4.17 TO CREDIT AGREEMENT

Schedule 5.16

REQUIRED INSURANCE

The Borrower shall, without cost to the Secured Parties, obtain and maintain or cause to be obtained and maintained in full force and effect the insurance policies as required in this Schedule.

In each case the policies must be with insurance carriers with a rating of at least A- and a financial size category of at least X by A.M. Best or A by S&P or otherwise reasonably acceptable to the Required Lenders.

The policies specified in Appendix 1 of this Schedule shall be in full force and effect at all times on and after the Closing Date or at such later inception date as is permitted by Appendix 1 to this Schedule until termination of the Credit Documents subject to renewal no more frequently than annually.

At no time shall there be any gap in cover.

The policy limits and cover of the insurances required in this schedule shall be sufficient to satisfy the requirements set forth in the Project Documents, but in no event less than the limits and coverage provisions set forth in Appendix 1 herein. The obligation to verify that the insurances carried by the Borrower meet the requirements of the Project Documents shall rest solely with the Borrower.

The Borrower shall not violate or permit to be violated any condition, provision or requirement of any insurance policy required by this Schedule, and the Borrower shall perform, satisfy and comply with all conditions, provisions and requirements of all insurance policies.

The Borrower hereby waives any and every claim for recovery against the Secured Parties or their directors, officers and employees and agents for any and all loss or damage covered by any insurance policies to be maintained under this Schedule to the extent such loss or damage is recovered under any such policy.

All policies of insurance required to be maintained pursuant to this Schedule, other than cover required by law, shall be endorsed such that if at any time they are cancelled, lapsed, terminated or suspended (by any party including the insuring parties), such cancellation, lapse, termination or suspension shall not become effective until at least 30 days after receipt by the Collateral Agent from such insurer of such cancellation, lapse, termination or suspension, except for non-payment of premium for which the required written notice shall be 10 days. In addition to this requirement, the Borrower shall inform the Administrative Agent and each of the Lenders as soon a reasonably possible if it becomes aware of and such cancellation, lapse, termination or suspension or of any reasonable prospect of such and shall further requite its broker to do the same.

All policies of insurance required to be maintained pursuant to this Schedule except workers’ compensation and employer’s liability shall provide:

•	Additional Insured status for the Collateral Agent and each of the other Secured Parties, the Sponsors and in the case of liability policies only also their respective affiliates, directors, officers, employees and agents (collectively, the “Additional Insureds”). This requirement shall not apply to any professional indemnity policy.

•	Waivers of subrogation from the insurers in favor of the Additional Insureds.

•	Policies shall either (a) be non-cancellable except for non-payment of premium with at least 10 days written notice of such to each of the Secured Parties; or (b) have cancellation/non-payment provisions in accordance with the provisions of this Schedule.

•	Each Lender, the Administrative Agent or the Collateral Agent, on behalf of the Secured Parties, will have the right but not the obligation to pay premiums on behalf of the Borrower in case of non-payment.

•	Policies shall be unaffected by any bankruptcy or foreclosure relating to the Borrower or the Project.

•	Insurance shall be primary and not excess to or contributing with any other insurance or self-insurance maintained by the Borrower or the Additional Insureds. However, policies can act in excess of underlying policies and any policies provided by contractors in accordance with the requirements of this Schedule.

•	The Borrower shall ensure that no Insurer of a policy required in accordance with the terms of this Schedule shall permit the first named insured under such policy to reduce limits or cover or degrade terms and conditions without the prior written approval of the Required Lenders.

•	The Additional Insureds shall have no obligations whatsoever including but not limited to no obligation to pay premium and no obligation to pay deductibles.

•	Policy limits shall act in excess of deductibles including the indemnity period for time element insurance which shall act in excess of the delay deductible for such insurance.

•	Insurer costs and expenses including any associated with claims including claims adjustment are for the account of the relevant insurer and further will not be deducted from policy limits or sublimits.

SCHEDULE 5.16 TO CREDIT AGREEMENT

In addition, all property policies including marine cargo (if applicable) and further including any time element insurance shall provide:

•	That the Collateral Agent for the benefit of the Secured Parties shall be sole loss payee of any amounts payable under the policies in relation to the Borrower and the Project.

•	A non-vitiation clause in the form of a multiple insured clause where commercially available, or at least in a form consistent with Lenders Loss Payable 438 BFU.

•	Cover for accidental errors and omissions with, to the extent available on commercially reasonable terms, with no sublimit applied or otherwise a sublimit acceptable to the Collateral Agent acting reasonably.

•	Replacement cost, new for old, with no deduction of any kind including no coinsurance provision or a waiver thereof and no allowance for depreciation (accounting or otherwise), obsolescence or loss of value over time other than in a total constructive loss or other scenario where repair/replacement does not follow loss.

•	An advance or partial payment endorsement.

•	A clause requiring the insurer to make final payment on any claim within thirty days after the submission of proof of loss and its acceptance by the insurer.

•	Except for marine transit policies, a LEG2 exclusion or similar endorsement with no sublimit applied.

In addition, all liability policies except workers’ compensation and employer’s liability shall provide:

•	Severability.

•	Cross liability with no insured or additional insured excluded.

The above requirements shall be referred to as the “Required Lender Provisions”. The Required Lender Provisions can be provided either as endorsements to or in the main body of the relevant policy. All policies that replace or renew policies shall contain provisions, including limits, sublimits, deductibles, exclusions and the Required Lender Provisions, that are, mutatis mutandis, in all material regards at least the same as those in place at the Closing Date or, if later, the date of first inception of such policy cover, except in relation to risks where exposure no longer exists or where a better level of cover is provided or which would be required in accordance with the provisions of this Schedule.

SCHEDULE 5.16 TO CREDIT AGREEMENT

The Borrower shall provide the Administrative Agent and each of the Secured Parties as soon as reasonably possible prior to financial close, and at least 10 days prior to any subsequent policy inception or renewal, a certificate of pre-agreed format from:

Each placing broker confirming:

•	Summary policy terms in the pre-agreed format.

•	That all policies required by this schedule are in full force and effect.

•	All insurance premiums that are due and payable have been paid in full with no premium overdue.

There shall be appended to such certificate or letter of undertaking insurance certificates for each policy required by this Schedule listing the major sublimits (to be agreed) and confirming that all required endorsements that apply to such policy are in place.

•	The Insurance Advisor confirming that:

•	The insurance provided complies with the requirements of this Agreement including this Schedule and further complies with the requirements of the Borrower in the Project Documents.

•	That the undertakings made by each placing broker conform to the requirements of prudent industry practice.

The Collateral Agent may, at its sole discretion, waive the requirement for a certificate from the Insurance Advisor at policy replacement/renewal without requiring the approval of the Lenders or the Required Lenders.

The insurance provided by the Borrower shall be at least that evidenced in any certificates or other evidence provided by or on behalf of the Borrower.

Any of the requirements of this Schedule can be satisfied by single or by combined policies. However, as would be deemed necessary in accordance with prudent industry practice, a joint loss agreement will be required and included as part of the respective policies (for example, if there were separate marine transit and builders all-risk policies, then a 50:50 clause would be required).

If in the opinion of the Borrower, acting reasonably, any insurance, including the terms and conditions, required endorsements and limits or deductibles thereof, hereby required by this Schedule to be maintained, other than insurance required to be maintained by law which shall be maintained at all times, shall not be available on commercially reasonable terms in the commercial insurance market, the Borrower shall promptly inform the Collateral Agent and each of the Lenders of such purported unavailability and the Borrower shall seek a waiver from the Required Lenders in relation to such purported unavailability in which case the Required Lenders, acting after consultation with the Insurance Advisor, shall not unreasonably withhold agreement to waive such requirement to the extent the maintenance thereof is not so available. The granting by the Required Lenders of any such waiver is conditional on: (i) the Borrower first requesting such waiver in writing, which request shall be accompanied by written reports prepared by the Borrower and its placing broker certifying that such insurance is not available on commercially reasonable terms in the commercial insurance market for projects of similar type

SCHEDULE 5.16 TO CREDIT AGREEMENT

and capacity and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available, and explaining in detail the basis for such conclusions and the form and substance of such reports to be reasonably acceptable to the Required Lenders after consultation with the Insurance Advisor; (ii) at any time after the granting of any such waiver, any Secured Party may request, and the Borrower shall furnish to each Secured Party within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Required Lenders updating the prior reports and reaffirming such conclusion; (iii) any such waiver granted by the Required Lenders can amend, to the extent reasonably required to mitigate any increased risks created by the absence of insurance cover that is the subject of the waiver, any of the terms of this Schedule and this Agreement; (iv) any Lender may require the Borrower to obtain the best available insurance comparable to the requirements of this Schedule on commercially reasonable terms then available in the commercial insurance market (as determined by the Insurance Advisor); and (v) such waiver shall be effective only so long as such insurance shall not be available on commercially reasonable terms in the commercial insurance market (as determined by the Insurance Advisor) it being understood that the failure of the Borrower to furnish any supplemental reports shall be deemed to be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

Any failure on the part of any Secured Party to pursue or obtain the evidence of insurance required by this Schedule from the Borrower and/or failure to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Schedule.

Each liability insurance policy required pursuant to this Schedule that is permitted to be written on a “claims made” basis shall provide (a) a retroactive date (as such term is specified in each of such policies) that is no later than the Closing Date and (b) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain and maintain, or cause to be obtained or maintained, for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies but in no case less than three (3) years. The Borrower may satisfy the requirements of this Section by obtaining “prior acts” coverage from a subsequent insurance carrier on terms acceptable to the Collateral Agent, acting reasonably.

All property insurance including marine cargo and any time element insurance shall not include any annual or term aggregate limits or sublimits except for the perils of windstorm, flood, earth movement, unintentional errors & omissions in reporting and land and water decontamination but only to the extent permitted in Appendix 1 to this Schedule. Liability policies may have general aggregate limits in accordance with prudent insurance market practice.

All insurance policies required to be maintained pursuant to this Schedule shall contain terms and conditions reasonably acceptable to the Required Lenders following consultation with the Insurance Advisor.

SCHEDULE 5.16 TO CREDIT AGREEMENT

In the event that at any time the insurance as herein provided or as evidenced shall be reduced or cease to be maintained, then (without limiting the rights of any Secured Party hereunder in respect of the Event of Default which arises as a result of such failure) any Secured Party, upon ten (10) Business Days’ prior written notice (unless such insurance coverage would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced for such purpose shall become an additional obligation of the Borrower to the Secured Parties that provided such funding, and the Borrower shall forthwith pay such amounts, together with interest on such amounts at the applicable Default Rate from the date so advanced.

The Required Lenders can, acting reasonably, require such additional cover to be provided as is required to conform to prudent industry practice.

The Required Lenders shall have the option to be present and/or to send representatives during meetings and/or negotiations with insurers of any loss settlement in relation to the Borrower or the Project regarding (a) total constructive loss or any scenario in which repair/replacement will not follow loss, (b) any circumstance involving a claim in relation to an event or series of events which has or could be reasonably expected to lead to a Default. Neither the Borrower nor any of its Affiliates shall be permitted to settle any such claim with an insurer without the approval of the Required Lenders to the agreed settlement.

Each Lender may, pursuant to its rights and obligations under this Agreement and this Schedule and the provisions therein, consult with the Insurance Advisor and require reports, compliance certificates and other work product from the Insurance Advisor.

Terms used in this Schedule, unless otherwise specifically defined, shall have the meaning normally ascribed to them in accordance with prudent industry practice in relation to a project similar in type and jurisdiction as the Project.

SCHEDULE 5.16 TO CREDIT AGREEMENT

APPENDIX 1

The provisions of this Appendix 1 to Schedule 5.16 shall be subject to all of the terms and conditions of this Agreement and Schedule 5.16.

a.	Property and Business Interruption Insurance

“All-Risk” property form, as such term is used in the insurance industry, including coverage for the perils of flood, earthquake, hail, lightning, strike, riot and civil commotion, vandalism and malicious mischief. Such policy shall insure all real and personal property of the Borrower whether at a fixed (including non-owned location for off-Site repair or refurbishment), off-Site storage or a warehouse location or while in the course of inland or ocean transit (as the case may be), for an amount of not less than the greater of (a) $35,000,000 and (b) 10% of the current aggregate replacement cost of the Project.

The policy shall provide cover in accordance with this Schedule 5.16 for each System from the time no later than the time of delivery to the Borrower in accordance with the terms of the PUMA or such earlier time that the Borrower has risk of loss. This cover shall include cover for installation, testing including hot testing and commissioning sufficient to cover planned testing and commissioning activities and any likely over-run of such activities.

Sub-limits are permitted with respect to the following perils:

•	For earthquake and flood a separate aggregate limit for each as commercially available but in no event less than $12,500,000;

•	Unintentional Errors & Omissions, aggregated limit as commercially available but in no event less than $7,000,000;

•	such other coverages customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice, including without limitation, extra expense, debris removal, on site pollutant cleanup (resulting from a covered peril) and other perils normally sub-limited.

Such policy shall include: (a) an automatic reinstatement of limits following each loss except for those perils normally aggregated (including the perils of earthquake, named windstorm, pollution cleanup and flood), (b) replacement cost valuation with no deduction for depreciation and no coinsurance clauses (or a waiver thereof).

Business Interruption insurance triggered by any and all losses covered for property damage subject to such additional exclusions as are customary for time element insurance shall be provided for not less than 12 months projected covered revenue loss less non-recurrent costs and for an indemnity period of not less than 12 months for example:

a)	if the main policy limit for property damage is 10% of the total portfolio replacement cost; then

b)	the limit for business interruption shall be at least 20% of annual revenues for the portfolio over a 12 month indemnity period.

Contingent business interruption shall be provided in accordance with prudent industry practice, minimum $5,000,000.

Such policy may have per occurrence deductibles of not greater than $100,000 for all perils except (a) five percent (5%) of the value of property damaged by either earthquake or flood subject to a minimum of up to $250,000; and (b) fourteen (14) days for Business Interruption.

b.	Marine Cargo and Marine Business Interruption Insurance

To the extent a material exposure exists, transit coverage, either included in a property policy or under a separate policy (including air, land and ocean cargo, as applicable) on an “all-risk” basis and a “warehouse to warehouse” basis with a per occurrence limit equal to not less than 110% of the value including transit and insurance of such shipment involving Project or any other Collateral assets to or from any storage site or the Project site at all times for which the Borrower has accepted risk of loss or has responsibility for providing insurance. Coverage shall include loading and unloading, temporary storage (as applicable). Coverage shall be maintained in accordance with prudent industry practice in all regards with per occurrence deductibles of not more than $100,000 for physical damage and other terms and conditions acceptable to the Lenders and the Sponsors in consultation with the Insurance Advisor.

Marine Business Interruption insurance shall be attached to the Marine Cargo policy providing equivalent cover, mutatis mutandis, to the Business Interruption cover attached to the All Risk Property policy in accordance with the terms of this Schedule.

c.	General Liability

A limit of $1,000,000 per occurrence and in the aggregate shall be provided for:

•	Property damage, death and injury (including mental injury).

•	Broad form property damage.

•	Blanket contractual.

•	Products/completed operations

•	Advertising injury

•	XCU

Deductibles shall be the best commercially available in accordance with prudent industry practice.

SCHEDULE 5.16 TO CREDIT AGREEMENT

d.	Automobile Liability

Automobile liability insurance, to the extent exposure exists, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with a combined single limit of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. Deductibles shall be the best commercially available in accordance with prudent industry practice.

e.	Workers’ Compensation and Employer’s Liability

If the Borrower has employees, workers’ compensation insurance in compliance with statutory requirements and employer’s liability insurance, to the extent exposure exists, with a limit of not less than $1,000,000 per accident, per employee and per disease including such other forms of insurance that the Borrower is required by law to provide for the Project, all other states’ endorsement and, to the extent any exposure exists, coverage with respect to the USL&H Act and Jones Act, covering loss resulting from bodily injury, sickness, disability or death of the employees of the Borrower. Deductibles shall be the best commercially available in accordance with prudent industry practice.

f.	Pollution Liability

Pollution liability insurance for liability arising out of property damage or bodily injury to third parties as a result of sudden and accidental pollution including the cost of on-site and off-site clean up in an amount not less than $1,000,000 per occurrence and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.

g.	Umbrella Liability Insurance

An aggregate limit of $15,000,000 (or $20,000,000, if so required by any Project Document) shall be attached and in excess of the underlying general liability, automobile liability, employer’s liability policies on a following form basis with drop down provisions.

h.	Errors and Omissions Liability

Errors and omissions insurance for liability arising out of property damage or bodily injury to third parties as a result of prototype manufacturing errors and omissions liability $1,000,000 per glitch and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.

i.	Directors & Officers Insurance

Directors & Officers insurance, including Employment Practices (if employees) in an amount not less than $10,000,000 on industry standard policy forms subject to a retention not to exceed $50,000. This requirement may be satisfied by a corporate policy.

SCHEDULE 5.16 TO CREDIT AGREEMENT

ANNEX I

LENDERS AND LOAN COMMITMENTS

LENDER	[***]	[***]
[***]	[***]	[***]

[***] Confidential Treatment Requested

Annex I-1

ANNEX II

ISSUING BANKS AND LC COMMITMENTS

ISSUING BANK	[***]	[***]
[***]	[***]	[***]

[***] Confidential Treatment Requested

Annex II-1

Exhibit A to

Credit Agreement

FORM OF REQUEST FOR LC1

[Date]

To: Each of the addressees listed on Annex I

I, the undersigned, an Authorized Officer of 2015 ESA Project Company, LLC, a Delaware limited liability company (the “Borrower”), DO HEREBY CERTIFY, as of the date hereof (and, if set forth below, as of the date of the Letter of Credit issuance requested hereby), that:

1. This Letter of Credit request (the “Request for LC”) is furnished pursuant to Section 2.4 of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent and depositary bank, Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. The undersigned is an Authorized Officer of the Borrower as of the date hereof and as of the date of each Letter of Credit issuance requested hereby.

3. This Request for LC is being delivered to the Administrative Agent and each Issuing Bank named in Annex I no less than five (5) Business Days prior to the requested date of issuance.

4. The Borrower hereby irrevocably requests the pro rata issuance of Letters of Credit as follows:

Date of issuance of each Letter of Credit:	[ ]
Date of each Letter of Credit expiration:	[ ][2]

[1]	[Form of Request for LC subject to review by Issuing Banks other than Crédit Agricole Corporate and Investment Bank.]
[2]	The term for Letters of Credit shall be the lesser of one year or five (5) Business Days prior to the LC Loan Maturity Date; provided that the Letter(s) of Credit may, by their terms, automatically extend for additional periods past the stated expiration date therein unless the Issuing Bank provides notice to the beneficiary thereof that such letter of Credit shall terminate upon the then effective expiration date, in which case the beneficiary shall be permitted upon receipt of such notice, to draw under the applicable Letter of Credit prior to the then current expiration date.

Exhibit A-1

Stated Amount of Letters of Credit:3

Issuing Bank	Stated Amount
Crédit Agricole Corporate and Investment Bank	$[ ]
KeyBank National Association	$[ ]
Mizuho Bank, Ltd.	$[ ]
Silicon Valley Bank	$[ ]
Manufacturers and Traders Trust Company	$[ ]
[Additional Issuing Bank][4]	$[ ]

LC Loan Type:	[Base Rate Loan][5][Eurodollar Loan]

Name and address of Letter of Credit beneficiary:

Wilmington Trust, National Association, as Collateral Agent

Attn: Corporate Trust Administration 1100 North Market Street Wilmington, Delaware 19890

Tel.: (302) 636-6973

Fax: (302) 636-4140

Email: sbarone@wilmingtontrust.com

In the form of Exhibit B to the Credit Agreement.

5. The Letters of Credit will be used solely for the purpose of satisfying the Debt Service Reserve Requirement as described in Section 2.21(c) of the Credit Agreement.

6. As of the date of issuance of the Letters of Credit, the aggregate Stated Amount of all outstanding Letters of Credit does not exceed the unused LC Commitments.

7. As of the date of issuance of the Letters of Credit, all conditions precedent set forth in Section 3.2 and Section 3.3 of the Credit Agreement have been satisfied.

[3]	Each Issuing Bank shall issue Letter(s) of Credit with an aggregate Stated Amount equal to such Issuing Bank’s Pro Rata Share of the total Stated Amounts of all Letters of Credit issued pursuant to this Request for LC.
[4]	Insert applicable Additional Issuing Bank(s) (if any).
[5]	Base Rate Loan may be selected by Borrower for LC Loan, except as provided in Sections 2.8(c) and Section 2.16.

Exhibit A-2

8. As of the date hereof and as of the date of issuance of the Letters of Credit, the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and the representations and warranties of the Borrower, the Pledgor and each Sponsor (as applicable) contained in any other Credit Document are true and correct in all material respects.

9. No Default or Event of Default has occurred and is continuing on the date of the Letter of Credit issuance, either before or after giving effect to the Letter of Credit issuance.

10. All information set forth in this Request for LC is true, correct and complete as of the date hereof and the date of the Letter of Credit issuance.

[SIGNATURE PAGE FOLLOWS]

Exhibit A-3

IN WITNESS WHEREOF, the Borrower has caused this Request for LC to be executed on its behalf by the undersigned on and as of the date hereof.

2015 ESA PROJECT COMPANY, LLC,
as Borrower

By:
Name:
Title:

[Signature Page to Request for LC]

Annex I - Addressees

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Crédit Agricole Corporate and Investment Bank,

as Issuing Bank

Attn: Catherine Wong

1301 Avenue of the Americas

New York, NY 10019

Tel.: (732) 590-7628

Fax: (732) 590-7697

Email: cbs.lcadmin@ca-cib.com

KeyBank National Association,

as Issuing Bank

Attn: Standby Letter of Credit Services

4900 Tiedman Road

Brooklyn, OH 44114

Tel.: 216.813.3714 or 216.813.3715

Fax: 216.813.3719

Mizuho Bank, Ltd.,

as Issuing Bank

Attn: Hiroe Nikaido

1251 Avenue of the Americas

New York, NY 10020

Tel.: (212) 282-3552

Fax: (212) 282-3618

Silicon Valley Bank,

as Issuing Bank

Attn: Dan Baldi

555 Mission Street Suite 900

San Francisco, CA 94105

Tel.: (415) 764-4763

Fax: (415) 264-0143

Email: dbaldi@svb.com

Annex I to Request for LC

Manufacturers and Traders Trust Company,

as Issuing Bank

Attn: Mark Hutton

1100 N. Market Street, suite 1100

Wilmington, DE 19801

Tel.: (302) 651-1204

Email: Mhutton@mtb.com

Annex I to Request for LC

Exhibit B to

Credit Agreement

FORM OF LETTER OF CREDIT

[Issuing Bank Letterhead]1

[Issuing Bank Address]2

Irrevocable Standby Letter of Credit

[Issue Date]

Beneficiary:	Applicant:
Wilmington Trust, National Association,	[Name]
as Collateral Agent	[Address]
1100 North Market Street
Wilmington, Delaware 19890

Irrevocable Standby Letter of Credit No. [                            ]

Amount:

USD [            ] (        AND 00/100 UNITED STATES DOLLARS).

Expiration Date And Place:

[            ]3 at the counters of [                    ].

We hereby establish this Irrevocable Standby Letter of Credit in your (Beneficiary’s) favor for the account of the Applicant for drawing(s) in an aggregate amount of USD [                    ] (        AND 00/100 UNITED STATES DOLLARS).

We hereby undertake to honor your sight draft(s) drawn on us, indicating the number of this Letter of Credit, accompanied by a statement signed by an authorized representative of Beneficiary as provided below and presented for payment at the counters of [                                        ] on or before our close of business on the expiration date specified above; provided that such expiration date (and any subsequently extended expiration dates) shall be automatically extended for additional one (1) year annual periods unless at least sixty (60) days prior to the expiration date, we provide Beneficiary with written notice that the expiration date of this Irrevocable Standby Letter of Credit will not be extended

[1]	Insert name of applicable Issuing Bank. Form of Letter of Credit subject to review by Issuing Banks other than Crédit Agricole Corporate and Investment Bank.
[2]	Insert address of applicable Issuing Bank.
[3]	The term for Letters of Credit shall be the lesser of one year or the date that is five (5) Business Days prior to the LC Loan Maturity Date.

Exhibit B-1

(in which case Beneficiary may, upon receipt of such notice, draw upon this Letter of Credit prior to the then current expiration date) and except that the final extended expiration date of this Letter of Credit shall be no later than December 26, 2021 (the “final expiration date”) unless we otherwise expressly agree in writing by means of our amendment to you. Such written notice of non-extension to be provided by SWIFT or overnight courier, to [                                        ].

Beneficiary’s sight draft(s) shall be accompanied by the following statement purportedly signed by an authorized representative of Beneficiary:

“[            ], as Collateral Agent, certifies that it is entitled to make a drawing in the amount of $        pursuant to the Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”).”

Partial and multiple drawings are permitted hereunder. A copy of this Letter of Credit shall accompany any drawing.

This Letter of Credit may not be modified without the express written consent of the Beneficiary and us.

This Letter of Credit is subject to and shall be governed by the International Standby Practices, 1998 Edition, International Chamber of Commerce Publication No. 590 (the “ISP98”), and to the extent not inconsistent therewith shall be governed by, and construed in accordance with, the laws of the State of New York. In the event of a conflict between the ISP98 and the laws of the State of New York, the ISP98 shall prevail.

[ISSUING BANK]

By:
Name:
Title:

Exhibit B-2

Exhibit C to

Credit Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

2015 ESA Project Company, LLC

1252 Orleans Drive

Sunnyvale, CA 94089

Attn: Bill Brockenborough

Tel.: (408) 543-1772

Fax: (408) 543-1501

E-mail: Bill.Brockenborough@bloomenergy.com

Reference is made to that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

This Assignment and Acceptance is being executed and delivered in accordance with Section 9.11 of the Credit Agreement. [            ] (the “Assignor”) and [            ] (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a [    ] percent ([    ]%) interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loan Commitments (including any Incremental Commitments) and Loans (including any Incremental Loans) of the Assignor as in effect on the Effective Date, but excluding any rights of the Assignor to indemnification under the Credit Documents for matters arising or occurring prior to the Effective Date.

Exhibit C-1

2. The Assignor (i) represents and warrants that as of the date hereof its [Construction Loan is $[        ]] [LC Loan is $[        ]] [Term Loan is $[        ]] [Incremental Construction Loan is $[        ]] [Incremental LC Loan is $[        ]] [Incremental Term Loan is $[        ]] [Construction Loan Commitment is $[        ]] [LC Commitment is $[        ]] [Term Loan Commitment is $[        ]] [Incremental Construction Loan Commitment is $[        ]] [Incremental LC Commitment is $[        ]] [Incremental Term Loan Commitment is $[        ]];1 (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim created by or through it; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with either the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of either the Credit Agreement, or any other Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the other Lenders or any counterparty or the performance or observance by the Borrower, the other Lenders or any counterparty of any of its obligations under the Credit Agreement, the other Credit Documents or any other instrument or documents furnished pursuant thereto.

3. The Assignor and Assignee represent and warrant that the Assignee is an Eligible Assignee.

4. The Assignee (i) confirms that it has received a copy of each of the Credit Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to become a party to the Credit Agreement independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisal and decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and/or to the Collateral Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) specifies as its domestic lending office (and address for notices) and its Eurodollar lending office the offices as set forth beneath its name on the signature page hereof; and (vi) attaches the Internal Revenue Service forms (if any) required by of Section 2.19(c) of the Credit Agreement.

[1]	If separate Classes exist for any category, list each Class.

Exhibit C-2

5. This Assignment and Acceptance shall be effective on the date (the “Effective Date”) on which (i) it shall have been executed and delivered by the parties hereto, and (ii) executed copies hereof shall have been delivered to the Administrative Agent, the Collateral Agent and the Borrower.

6. On and after the Effective Date, (i) the Assignee (if it is not already a Lender party to the Credit Agreement) shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and the Credit Agreement shall be deemed to be amended, but only to the extent necessary, to effect the addition of the Assignee, and any reference to the Assignor hereunder or under the other Credit Documents shall thereafter refer to such Lender and to the Assignee to the extent of their respective interests and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Documents.

7. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

8. Each of the parties to this Assignment and Acceptance agrees and acknowledges that, notwithstanding the Borrower’s execution hereof (if required), the Borrower shall not have any greater liability or obligations by virtue of the transfer of the interest assigned hereby than the Borrower would have had, had no such transfer occurred.

9. THIS ASSIGNMENT AND ACCEPTANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10. This Assignment and Acceptance may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[SIGNATURE PAGES FOLLOWS]

Exhibit C-3

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNOR]
By:
Name:
Title:

Domestic lending office:

Eurodollar lending office:

[Signature Page to Assignment and Acceptance]

Agreed and Accepted:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[ISSUING BANK,
as Issuing Bank

By:
Name:
Title:][1]

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[1]	Any assignment of a participation in any Letter of Credit shall require the written acknowledgment of the Issuing Bank of such Letter of Credit.

[Signature Page to Assignment and Acceptance]

Exhibit D(i) to

Credit Agreement

FORM OF CLOSING CERTIFICATE

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Reference is hereby made to that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

This Certificate is being delivered pursuant to Section 3.1(d) of the Credit Agreement. The undersigned, an Authorized Officer of the Borrower, hereby certifies that:

1. The Borrower has delivered to the Administrative Agent true, correct and complete copies of each Credit Document, together with all amendments, supplements, exhibits and schedules thereto, all of which have been duly authorized, executed and delivered by the Credit Parties party thereto and remain in full force and effect as of the date hereof.

2. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex A of, and true, correct and complete copies of, each Major Project Document executed on or prior to the Closing Date. Each of the Major Project Documents executed on or prior to the Closing Date (together with all amendments, supplements, exhibits, annexes and schedules thereto) has been duly authorized, executed and delivered by an Authorized Officer of the Credit Parties thereto and an officer of each counterparty to the Major Project Documents, and remain in full force and effect as of the date hereof, and with respect to which no material breaches or defaults have occurred and are continuing thereunder. Unless otherwise indicated in a Direct Agreement with an Offtaker, Borrower and/or the Collateral Agent has delivered payment account notices to each Offtaker.

Exhibit D(i)-1

3. All Applicable Permits that are presently required to be obtained have been obtained and are in full force and effect and are not subject to further procedures or any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation and all applicable appeals periods have expired, except as noted on Schedule 4.13 to the Credit Agreement delivered to the Administrative Agent as of the date hereof or Applicable Permits that do not have limits on appeal periods under applicable law or regulation[, and with respect to Applicable Permits that are presently required to be obtained which cannot be obtained on or prior to the Closing Date in the exercise of reasonable diligence (but which are routinely obtainable and can be obtained only at a later stage of construction or operation), Borrower reasonably expects that such Permits will be obtained by the time when needed in connection with the construction or operation of the Projects based on [insert the Borrower’s basis therefor in accordance with Section 3.1(g) of the Credit Agreement]]1.

4. All insurance required to be obtained and maintained by the Borrower pursuant to the Transaction Documents, as set forth in Schedule 5.16 to the Credit Agreement, on or prior to the Closing Date, has been obtained and is in full force and effect and the Borrower has not received any notice of cancellation of any such insurance.

5. Attached hereto as Annex B are true, complete and correct copies (in all material respects) of the most recent unaudited quarterly financial statements of the Borrower as of March 30, 2015. Such financial statements have been prepared in accordance with GAAP and fairly present the financial position of the Borrower as of the date thereof. There has been no material adverse change in the financial condition, operations, Properties, business or prospects of such Person since the date of such financial statements.

6. All certificates of Stock required to be delivered to the Collateral Agent pursuant to the Pledge Agreement have been delivered, together with such documents as are necessary to perfect the interests of the Secured Parties in and to the Collateral covered thereby with the priority contemplated therefor by the Pledge Agreement.

7. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex C of, and true, correct and complete copies of, each Direct Agreement from each of the Major Project Participants whose Project Documents are in effect on the Closing Date, which has been duly authorized, executed and delivered by an Authorized Officer of the applicable Major Project Participant, and remain in full force and effect as of the date hereof, and with respect to which no material breaches or defaults have occurred and are continuing thereunder.

8. The Security Documents and all other instruments with respect thereto, as may be necessary, have been duly executed, delivered, filed and recorded (or arrangements for the filing or recording thereof satisfactory to the Lenders have been made) in such manner and in such places set forth on Schedule 3.1(l) to the Credit Agreement and otherwise as are required under applicable Laws to establish and perfect the Liens granted pursuant to the Security Documents in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. All taxes,

[1]	To be inserted in the event that Borrower has not obtained all Applicable Permits required to be obtained on or prior to the Closing Date.

Exhibit D(i)-2

fees and other charges payable in connection with the foregoing have been paid in full (or arrangements for the payment thereof reasonably satisfactory to the Lenders have been made) by or on behalf of the Borrower (and Administrative Agent has received satisfactory evidence thereof).

9. Attached hereto as Annex D is a true, correct and complete copy of the Equity Contribution Agreement, which has been duly authorized, executed and delivered by the parties thereto, is in full force and effect on the date hereof and with respect to which no material breaches or defaults have occurred and are continuing thereunder, and the Sponsors have provide the Lenders with Acceptable Credit Support (as defined in the Equity Contribution Agreement).

10. Attached hereto as Annex E are the (i) Lender Base Case Projections and (ii) Downside Sizing Case Projections, in each case, in form and substance acceptable to the Lenders in consultation with the Independent Engineer.

11. The Borrower has paid, or has made arrangements satisfactory to the Lenders to pay, all fees, costs and charges (including reasonable attorneys’ fees and expenses) due and payable by the Borrower under the Credit Agreement or under the other Credit Documents on or prior to the Closing Date.

12. Each of the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and each of the representations and warranties of the Borrower, the Pledgor and each Sponsor, as applicable, contained in any other Transaction Document are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like is true and correct in all respects) on and as of the Closing Date, before and after giving effect to the Closing Date, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

13. The Borrower has no reason to believe that (i) Completion will not occur by the Date Certain and (ii) the Term Conversion Date will not occur by the Date Certain.

14. The Accounts required under the Depositary Agreement have been established.

15. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex F of, and true, correct and complete copies of, each Lease or easement in which Borrower holds the lessor’s interest and other agreements relating to possessory interests in the Real Property as of the Closing Date, which have been duly authorized, executed and delivered by an Authorized Officer of the Credit Parties thereto and an officer of each counterparty thereto, and remain in full force and effect as of the date hereof, and with respect to which no material breaches or defaults have occurred and are continuing thereunder.

16. The Borrower has not entered into any NDAs on or prior to the Closing Date.

17. No Default or Event of Default has occurred and is continuing or will arise as a result of the closing of the transactions contemplated by the Credit Agreement and the other Financing Documents on the Closing Date.

Exhibit D(i)-3

18. Attached hereto as Annex G is a true, correct and complete copy of the Project Schedule.

19. Attached hereto as Annex H is a true, correct and complete copy of the Project Budget.

20. There are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending, or to the Borrower’s knowledge, threatened in writing by or against any Credit Party related to the Projects.

21. To the Borrower’s knowledge, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or threatened in writing by or against any Major Project Participant (other than the Credit Parties) related to the Projects other than as set forth on Schedule 3.1(r) to the Credit Agreement delivered even date herewith.

22. There are no facts, events or conditions known to the Borrower, that have not been disclosed in writing to the Lenders which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

23. No Event of Loss has occurred and no condemnation or appropriation proceedings have been initiated or threatened which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect

24. Each of the conditions set forth in Section 3.1 of the Credit Agreement have been fully satisfied or waived by each Lender (written notice of which has been provided to the Administrative Agent).

25. I hereby represent and warrant, as an Authorized Officer of the Borrower, that all information set forth in this certificate is true, correct and complete.

[SIGNATURE PAGE FOLLOWS]

Exhibit D(i)-4

IN WITNESS WHEREOF, the undersigned, an Authorized Officer of the Borrower, has duly executed and delivered this Closing Certificate as of the date first written above.

2015 ESA PROJECT COMPANY, LLC,
as Borrower

By:
Name:
Title:

[Signature Page to Closing Certificate]

Annex A: Major Project Documents

1.	Amended and Restated Purchase, Use and Maintenance Agreement, dated as of June 25, 2015, by and between Bloom Energy Corporation and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

2.	Administrative Services Agreement, dated as of June 25, 2015, by and among Bloom Energy Corporation and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

3.	Fuel Cell Energy Production Insurance Policy, dated as of June 25, 2015, issued by Indian Harbor Insurance Company in favor of 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

4.	Energy Server Use and License Agreement, dated as of December 19, 2014, by and between [***] 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

5.	Parent Guaranty, dated as of June 22, 2015, by [***] in favor of 2015 ESA Project Company, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

6.	Master Fuel Cell Power & Services Agreement, dated as of December 19, 2014, by and between [***] and the 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

7.	Energy System Use Agreement, dated as of February 13, 2015, by and between [***] and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

8.	Site Lease Agreement, dated as of February 13, 2015, by and between [***] and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

9.	Energy Server Use and License Agreement, dated as of March 31, 2015, by and between [***] and 2015 ESA Project Company, LLC, as amended by that certain First Amendment to the Energy Server Use and License Agreement, entered into as of March 31, 2015 and that certain Second Amendment to the Energy Server Use and License Agreement, entered into as of June 11, 2015, as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

10.	Energy Server Use and License Agreement, dated as of June 25, 2015, by and between [***] and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

[***] Confidential Treatment Requested

Exhibit D(i)-5

Annex B: Unaudited Quarterly Financial Statements

[See Attached]

Exhibit D(i)-6

Annex C: Direct Agreements

1.	Consent and Agreement, dated as of June 25, 2015, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and Bloom Energy Corporation, as consenting party, relating to that certain (i) Amended and Restated Purchase, Use and Maintenance Agreement, dated as of the date hereof, between 2015 ESA Project Company, LLC and Bloom Energy Corporation and (ii) that certain Administrative Services Agreement, dated as of the date hereof, between 2015 ESA Project Company, LLC and Bloom Energy Corporation.

2.	Lender Agreement, dated as of June 25, 2015, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy Server Use and License Agreement, dated as of December 19, 2014.

3.	Consent and Acknowledgment, dated as of June 25, 2015, by [***] as consenting party, for the benefit of Wilmington Trust, National Association, as Collateral Agent for the Secured Parties and 2015 ESA Project Company, LLC, as assignor, relating to that certain Master Fuel Cell Power & Services Agreement, dated as of December 19, 2014.

4.	Lender Agreement, dated as of June 25, 2015, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***] as consenting party, relating to that certain Master Fuel Cell Power & Services Agreement, dated as of December 19, 2014.

5.	Lender Agreement, dated as of June 25, 2015, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy System Use Agreement, dated as of February 13, 2015.

6.	Lender Agreement, dated as of June 25, 2015, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***], as consenting party, relating to that certain Energy Server Use and License Agreement, dated as of March 31, 2015 as amended by that certain First Amendment to the Energy Server Use and License Agreement, entered into as of April 10, 2015 and that certain Second Amendment to the Energy Server Use and License Agreement, entered into as of June 11, 2015.

7.	Lender Agreement, dated as of June 25, 2015, by and among Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, 2015 ESA Project Company, LLC, as assignor, and [***] as consenting party, relating to that certain Energy Server Use and License Agreement, dated as of June 25, 2015.

Exhibit D(i)-7

Annex D: Equity Contribution Agreement

[See Attached]

Exhibit D(i)-8

Annex E: Projections

[See Attached]

Exhibit D(i)-9

Annex F: Real Property

1.	Site Lease Agreement, dated as of February 13, 2015, by and between [***] and 2015 ESA Project Company, LLC, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

[***] Confidential Treatment Requested

Exhibit D(i)-10

Annex G: Project Schedule

[See Attached]

Exhibit D(i)-11

Annex H: Project Budget

[See Attached]

Exhibit D(i)-12

Exhibit D(ii) to

Credit Agreement

FORM OF INCREMENTAL LOAN CLOSING CERTIFICATE

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Reference is hereby made to that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association], as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

This Certificate is being delivered pursuant to paragraph (d) of Appendix B to the Credit Agreement. The undersigned, an Authorized Officer of the Borrower, hereby certifies that:

1. The Borrower has delivered to the Administrative Agent true, correct and complete copies of the relevant Incremental Joinder and originals of any amendment to any Credit Document, all of which have been duly authorized, executed and delivered by the parties thereto and remain in full force and effect as of the date hereof, and Borrower has delivered or caused to be delivered all documents required to be delivered pursuant to each Incremental Joinder (if any).

2. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex A of, and true, correct and complete copies of the Incremental ESA(s) executed on or prior to the Incremental Facility Closing Date (together with all amendments, supplements, exhibits, annexes and schedules thereto), each of which has been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each counterparty to such Incremental ESAs, and remain in full force and effect as of the date hereof, and with respect to which no material breaches or defaults have occurred and are continuing thereunder.

Exhibit D(ii)-1

3. All Applicable Permits in respect of the Incremental Project(s) that are presently required to be obtained have been obtained and are in full force and effect and are not subject to further procedures or any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation, and with respect to Applicable Permits that are presently required to be obtained which cannot be obtained on or prior to the Incremental Facility Closing Date in the exercise of reasonable diligence (but which are routinely obtainable and can be obtained only at a later stage of construction or operation), Borrower reasonably expects that such Permits will be obtained by the time when needed in connection with the construction or operation of the Incremental Project(s) based on [insert details on Borrower’s basis therefor].

4. All insurance in respect of the Incremental Project(s) required to be obtained and maintained by the Borrower pursuant to the Transaction Documents, as set forth in Schedule

5.16 to the Credit Agreement, has been obtained and is in full force and effect and the Borrower has not received any notice of cancellation of any such insurance.

5. Attached hereto as Annex B are true, complete and correct copies (in all material respects) of the most recent audited annual financial statements from the Borrower and the most recent unaudited quarterly financial statements (comprised of a balance sheet and income statement, and without notes) from the Borrower. Such financial statements have been prepared in accordance with GAAP and fairly present the financial position of the Borrower as of the date thereof. There has been no material adverse change in the financial condition, operations, Properties, business or prospects of such Person since the date of such financial statements.

6. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex C of, and true, correct and complete copies of, each Incremental Direct Agreement (if any) from each of the Major Project Participants who are party to an Incremental ESA in effect on the Incremental Facility Closing Date, each of which has been duly authorized, executed and delivered by an Authorized Officer of the applicable Major Project Participant, and remain in full force and effect as of the date hereof, and with respect to which no material breaches or defaults have occurred and are continuing thereunder.

7. Amendments (if any) to the Security Documents and all other instruments with respect thereto, as may be necessary, have been duly executed, delivered, filed and recorded (or arrangements for the filing or recording thereof reasonably satisfactory to the Lenders have been made) in such manner and in such places as are required under applicable Laws to ensure the continued perfection of the Liens granted pursuant to the Security Documents in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. All taxes, fees and other charges payable in connection with the foregoing have been paid in full (or arrangements for the payment thereof reasonably satisfactory to the Lenders have been made) by or on behalf of the Borrower (and Administrative Agent has received reasonably satisfactory evidence thereof).

8. Attached hereto as Annex D are the (i) Updated Lender Base Case Projections and (ii) Updated Downside Sizing Case Projections, in each case, , revised to reflect the projected outstanding balance of the Loans as of the Incremental Facility Closing Date (after giving effect to the Incremental Commitments effected as of the Incremental Facility Closing Date) and the increased projected revenues and expenses after giving effect to the new or amended ESAs in respect of which such Incremental Commitments are being obtained, as confirmed by the Independent Engineer.

Exhibit D(ii)-2

9. The Borrower has paid, or has made arrangements reasonably satisfactory to the Incremental Lenders to pay, all fees, costs and charges (including reasonable attorneys’ fees and expenses) due and payable by the Borrower under the Incremental Joinder on or prior to the Incremental Facility Closing Date.

10. Each of the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and each of the representations and warranties of the Borrower, the Pledgor and each Sponsor, as applicable, contained in any other Transaction Document are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like is true and correct in all respects) on and as of the Incremental Facility Closing Date, before and after giving effect to the Incremental Facility Closing Date, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

11. The Borrower has no reason to believe that (i) Completion will not occur by the Date Certain and (ii) the Term Conversion Date will not occur by the Date Certain.

12. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex E of, true, correct and complete copies of, each Lease or easement in which Borrower holds the lessor’s interest and other material agreements relating to possessory interests, if any, in the Real Property associated with the Incremental ESAs as of the Incremental Facility Closing Date, which have been duly authorized, executed and delivered by an Authorized Officer of the parties thereto, and remain in full force and effect as of the date hereof, and with respect to which no material breaches or defaults have occurred and are continuing thereunder.

13. The Borrower has delivered to the Administrative Agent a certified list attached hereto as Annex F of, and true, correct and complete copies of each NDA (if any) obtained as of the Incremental Facility Closing Date.

14. No Default or Event of Default has occurred and is continuing or will arise as a result of the closing of the transactions contemplated by the Incremental Joinder, Credit Agreement and the other Financing Documents on the Incremental Facility Closing Date.

15. Attached hereto as Annex G is a true, correct and complete copy of the updated Project Schedule.

16. Attached hereto as Annex H is a true, correct and complete copy of the updated Project Budget.

17. [Note: Only to be included if there are Additional Lenders: There are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending, or to the Borrower’s knowledge, threatened in writing by or against any Credit Party related to the Projects.]

Exhibit D(ii)-3

18. [Note: Only to be included if there are Additional Lenders: To the Borrower’s knowledge, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or threatened in writing by or against any counterparty to an Incremental ESA in effect on the Incremental Facility Closing Date related to the Incremental Project(s) which could reasonably be expected to result in a Material Adverse Effect.]

19. No Event of Loss has occurred and no condemnation or appropriation proceedings have been initiated or threatened which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

20. Each of the conditions set forth in Section 2.2(d) and Appendix B to the Credit Agreement have been satisfied (or waived) in accordance with the terms of that Section 2.2(d) or Appendix B (as applicable).

21. I hereby represent and warrant, as an Authorized Officer of the Borrower, that all information set forth in this certificate is true, correct and complete.

[SIGNATURE PAGE FOLLOWS]

Exhibit D(ii)-4

IN WITNESS WHEREOF, the undersigned, an Authorized Officer of the Borrower, has duly executed and delivered this Incremental Facility Closing Certificate as of the date first written above.

2015 ESA PROJECT COMPANY, LLC,
as Borrower

By:
Name:
Title:

[Signature Page to Incremental Facility Closing Certificate]

Annex A: Incremental ESAs

[See attached]

Exhibit D(ii)-6

Annex B: Financial Statements

[See Attached]

Exhibit D(ii)-7

Annex C: Incremental Direct Agreements

[See attached]

Exhibit D(ii)-8

Annex D: Updated Projections

[See Attached]

Exhibit D(ii)-9

Annex E: Real Property

[See Attached]

Exhibit D(ii)-10

Annex F: NDAs

[See Attached]

Exhibit D(ii)-11

Annex G: Updated Project Schedule

[See Attached]

Exhibit D(ii)-12

Annex H: Updated Project Budget

[See Attached]

Exhibit D(ii)-13

Exhibit E to

Credit Agreement

FORM OF SOLVENCY CERTIFICATE

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

This certificate is furnished pursuant to [Section 3.1(d) of]1[paragraph (d) of Appendix B to]2 that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies, on behalf of the Borrower, solely in [his/her] capacity as an Authorized Officer of the Borrower, and not in [his/her] individual capacity, and without personal liability therefor, as follows:

1. I have reviewed the provisions of the Transaction Documents which are relevant to the furnishing of this certificate, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2 Based upon my review and examination described in paragraph 1 above, I certify that as of the date hereof (a) the aggregate value of all properties of the Borrower at their present saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by

[1]	To be used on the Closing Date.
[2]	To be used on an Incremental Facility Closing Date.

Exhibit E-1

a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower, (b) the Borrower will not, on a consolidated basis, have an unreasonably small capital with which to conduct its business operations heretofore conducted and (c) the Borrower will have, on a consolidated basis, sufficient cashflow to enable it to pay its debts as they mature.

[SIGNATURE PAGE FOLLOWS]

Exhibit E-2

IN WITNESS WHEREOF, the undersigned, an Authorized Officer of the Borrower, has duly executed and delivered this Solvency Certificate as of the date first written above.

2015 ESA PROJECT COMPANY, LLC,
as Borrower

By:
Name:
Title:

[Signature page to Solvency Certificate]

Exhibit F to

Credit Agreement

FORM OF BORROWER’S COMPLETION CERTIFICATE

[Letterhead of Borrower]

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Re: 2015 ESA Project Company, LLC, Borrower’s Completion Certificate

Ladies and Gentlemen:

The undersigned hereby certifies that [he/she] is a duly Authorized Officer of 2015 ESA Project Company, LLC, a Delaware limited liability company, and as such, is duly authorized to execute and deliver this Borrower’s Completion Certificate (this “Completion Certificate”) on behalf of the Borrower pursuant to Section 3.3(b) of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

I, the undersigned, an Authorized Officer of the Borrower, DO HEREBY CERTIFY, as of the date hereof, that:

1. Completion has occurred.

2. All of the Applicable Permits have been received and are in full force and effect.

Exhibit F-1

3. COO has occurred for at least 35 MW of Projects in the Portfolio (as may be adjusted pursuant to a Conversion Payoff, or in accordance with Section 2.13(b)(iii) or 7.2(d) of the Credit Agreement).

4. No Default or Event of Default has occurred or is continuing or would result from the delivery of this Certificate.

[SIGNATURE PAGE FOLLOWS]

Exhibit E-2

IN WITNESS WHEREOF, the Borrower has caused this Completion Certificate to be executed on its behalf by the undersigned and as of the date hereof.

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature Page to Borrower’s Completion Certificate]

Exhibit G to

Credit Agreement

FORM OF INDEPENDENT ENGINEER’S COMPLETION CERTIFICATE

[Letterhead of Leidos Engineering, LLC]

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Re: 2015 ESA Project Company, LLC, Independent Engineer’s Completion Certificate

Ladies and Gentlemen:

I, the undersigned, the [insert title] of Leidos Engineering, LLC (the “Independent Engineer”), DO HEREBY CERTIFY, as of the date hereof, as follows:

1. This certificate (this “Certificate”) is furnished pursuant to Section 3.3(b) of that certain Credit Agreement, dated as of June 25, 2015, by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. The Independent Engineer has discussed matters believed pertinent to this Certificate with the Borrower, Bloom and appropriate third parties. In addition, the Independent Engineer has witnessed the performance testing of the Projects related to Completion conducted by Bloom and the Borrower and reviewed test reports and information made available by Bloom and the Borrower with respect to those tests.

Exhibit G-1

3. The Independent Engineer has performed the services in a professional manner using sound project management and supervisory principles and procedures and in accordance with the standards of care and diligence customarily practiced by recognized engineering firms in performing similar services at the time of the Independent Engineer’s performance of the services on similar projects in accordance with the scope of services in that certain Amended and Restated Professional Services Agreement, dated effective as of June 9, 2015, by and among Leidos Engineering, LLC, Bloom Energy Corporation, 2015 ESA Project Company, LLC, and the Administrative Agent (the “IE Services Agreement”). The Independent Engineer represents that it has the required skills and capacity to perform such services in the foregoing manner and has made such reviews, examinations and investigations as the Independent Engineer believes in its professional capacity to be reasonably necessary.

4. The testing referenced in paragraph 2 above has demonstrated that the Projects have met each of the technical requirements under the PUMA and each of the applicable ESAs.

5. All process water, sewer, telephone, waste disposal, electric and all other utility services necessary for the development, construction, ownership and operation of the Projects are in place to service the Projects (including, as necessary, natural gas and electrical facilities).

6. To the extent practicable, the Independent Engineer has verified that the materials procured and work performed were procured and performed in accordance with the PUMA and the requirements under each of the applicable ESAs.

7. COO has occurred for at least [***] MW of Projects in the Portfolio (as may be adjusted pursuant to a Conversion Payoff, or in accordance with Section 2.13(b)(iii) or 7.2(d) of the Credit Agreement).

8. All of the Applicable Permits listed in Schedule 4.13 of the Credit Agreement have been received and the Projects are capable of complying with the Applicable Permits.

9. The certification hereto is subject to all parties hereto being subject to all terms and conditions of the IE Services Agreement, including all limitations, obligations and remedies.

10. Completion has occurred.

Very truly yours,

LEIDOS ENGINEERING, LLC,
as Independent Engineer

By:
Name:
Title:

[***] Confidential Treatment Requested

Exhibit G-2

Exhibit H to

Credit Agreement

FORM OF NOTICE OF BORROWING

[Date]1

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

I, the undersigned, an Authorized Officer of 2015 ESA Project Company, LLC, a Delaware limited liability company (the “Borrower”), DO HEREBY CERTIFY, as of the date hereof (and, if set forth below, as of the date of the Requested Borrowing (as defined below)), that:

1. This Notice of Borrowing (the “Notice of Borrowing”) is furnished pursuant to Section 2.6(b) of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. The undersigned is an Authorized Officer of the Borrower as of the date hereof and as of the date of the Requested Borrowing (the “Borrowing Date”).

3. This Notice of Borrowing is being delivered to the Administrative Agent at the Administrative Agent’s Office, prior to 11:00 A.M., New York City time, [***]2 [***]3 prior to the Borrowing Date (other than the Closing Date).

[1]	Borrower may submit no more than one Notice of Borrowing each calendar month.
[2]	For Eurodollar Loans.
[3]	For Base Rate Loans.

[***] Confidential Treatment Requested

Exhibit G-1

4. The Borrower hereby irrevocably requests a [Construction Loan] [Incremental Construction Loan] on the date of Borrowing (which shall be a Business Day) in the amount requested below (the “Requested Borrowing”):

Date of Borrowing:	[ ]

Amount of Borrowing:	$[ ] of [ ] Loans [List by Loan Facility]

Account:	[see Depositary Agreement]

5. The Type of Borrowing4 made as part of this Notice of Borrowing will initially be [Base Rate Borrowing] [Eurodollar Borrowing and the initial Interest Period will be one of a [one (1)-month]5 [three (3)-month] [six (6)-month period]]. The Applicable Margin will be determined under the Credit Agreement.

6. As of the Borrowing Date, all conditions precedent set forth in [Sections 3.1 and]6 3.2 of the Credit Agreement, as applicable, to the making of the Requested Borrowing have been satisfied.

7. As of the date hereof and the Borrowing Date, all work that has been done on the Projects has been done in accordance with the PUMA, and there shall not have been filed against any of the Collateral or otherwise filed with or served upon the Borrower with respect to the Projects or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Loans, other than Permitted Liens.

8. The representations and warranties of the Borrower set forth in the Section 4 of the Credit Agreement and the representations and warranties of the Borrower, the Pledgor and each Sponsor, as applicable, contained in any other Financing Document shall be true and correct in all material respects on and as of the Borrowing Date as if made on and as of that date (or, if stated to have been made solely as of an earlier date, were true and correct as of that date).

9. No Default or Event of Default has occurred and is continuing on the Borrowing Date, either before or after giving effect to the making of such Loan.

10. The Borrower has paid all fees, expenses and other charges due and payable by it to a Secured Party under the Credit Agreement or under any other Credit Document.

[4]	If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing.
[5]	For Eurodollar Loans requested to be made prior to the Term Conversion Date, select one (1)-month Interest Period only.
[6]	Only applies to a Borrowing made on the Closing Date.

Exhibit H-2

11. All information set forth in this Notice of Borrowing Request is true, correct and complete as of the date hereof and the Borrowing Date.

[SIGNATURE PAGE FOLLOWS]

Exhibit H-3

IN WITNESS WHEREOF, the Borrower has caused this Notice of Borrowing to be executed on its behalf by the undersigned and as of the date hereof.

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature Page to Notice of Borrowing]

Exhibit I to

Credit Agreement

FORM OF NOTICE OF CONTINUATION

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

RE: 2015 ESA Project Company, LLC, Notice of Continuation

Ladies and Gentlemen:

I, the undersigned, an Authorized Officer of 2015 ESA Project Company, LLC, a Delaware limited liability company (the “Borrower”), DO HEREBY CERTIFY, as of the date hereof, that:

1. This Notice of Continuation (this “Notice”) is furnished pursuant to Section 2.11 of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. The undersigned is an Authorized Officer of the Borrower.

3. This Notice is being delivered to the Administrative Agent no later than 11:00 A.M., New York City time, at least three (3) Business Days in advance of the proposed Continuation Date (as defined below).

4. The Borrower hereby irrevocably requests a continuation of a Eurodollar Loan under the Credit Agreement.

Exhibit I-1

5. The Type of Loan to be continued pursuant hereto is presently a Eurodollar Loan in the principal amount of $[        ] outstanding as of the date hereof (the “Current Loan”).

6. The Current Loan is to be continued on [insert date]1 (the “Continuation Date”)2 as a Eurodollar Loan3 in an amount equal to $[        ] and the Interest Period therefor shall be [one (1) month]4 [three (3) months] [six (6) months] [[    ] [(    )] months, which Borrower requests as an irregular Interest Period in accordance with Section 2.9(a)(vi) of the Credit Agreement]5.

7. No Default or Event of Default has occurred and is continuing.

[SIGNATURE PAGE FOLLOWS]

[1]	Continuation Date shall be a Business Day.
[2]	The Interest Period shall commence on the date on which the immediately preceding Interest Period expires.
[3]	Continuation of a Eurodollar Loan shall not be permitted if the Required Lenders have notified the Borrower through the Collateral Agent or the Administrative Agent that Eurodollar Loans shall not be available during such period pursuant to Section 2.16.
[4]	For Eurodollar Loans requested to be continued prior to the Term Conversion Date, select one (1)-month Interest Period only.
[5]	Borrower may request irregular Interest Periods (without premium or penalty) with a duration other than a one (1)-month, three (3)-month or six (6)-month Interest Period in order to consolidate outstanding Interest Periods and Payment Dates, as well as to facilitate the repayment of Eurodollar Loans and LC Loans in accordance with the terms of the Credit Agreement.

Exhibit I-2

Very truly yours,

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature Page to Notice of Continuation]

Exhibit J to

Credit Agreement

FORM OF NOTICE OF CONVERSION

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

RE:	2015 ESA Project Company, LLC, Notice of Conversion

Ladies and Gentlemen:

I, the undersigned, an Authorized Officer of 2015 ESA Project Company, LLC, a Delaware limited liability company (the “Borrower”), DO HEREBY CERTIFY, as of the date hereof, that:

1. This Notice of Conversion (this “Notice”) is furnished pursuant to Section 2.11 of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. The undersigned is an Authorized Officer of the Borrower.

3. This Notice is being delivered to each of the Administrative Agent and the Collateral Agent no later than 11:00 A.M., New York City time, at least three (3) Business Days prior to the Conversion Date (as defined below).

4. The Borrower hereby irrevocably requests a conversion of a Base Rate Loan under the Credit Agreement.

Exhibit J-1

5. The Type of Loan to be converted pursuant hereto is presently a Base Rate Loan in the principal amount of $[        ] outstanding as of the date hereof (the “Current Loan”).

6. The entire Current Loan is to be converted on [insert date]1 (the “Conversion Date”)2 into a Eurodollar Loan3 in an amount equal to $[        ] with an Interest Period of [one (1) month] [three (3) months] [six (6) months] [[    ] [(    )] months, which Borrower requests as an irregular Interest Period in accordance with Section 2.9(a)(vi) of the Credit Agreement]4.

7. No Default or Event of Default has occurred and is continuing.

[SIGNATURE PAGE FOLLOWS]

[1]	Conversion Date shall be a Business Day.
[2]	The initial Interest Period for any Eurodollar Loan shall commence on the date of the making of such Eurodollar Loan (including the date of any conversion from a Base Rate Loan).
[3]	Conversion to a Eurodollar Loan shall not be permitted if the Required Lenders shall have notified the Borrower through the Collateral Agent or the Administrative Agent that Eurodollar Loans shall not be available during such period pursuant to Section 2.16.
[4]	Borrower may request irregular Interest Periods (without premium or penalty) with a duration other than a one (1)-month, three (3)-month or six (6)-month Interest Period in order to consolidate outstanding Interest Periods and Payment Dates, as well as to facilitate the repayment of Eurodollar Loans and LC Loans in accordance with the terms of the Credit Agreement.

Exhibit J-2

Very truly yours,

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature Page to Notice of Conversion]

Exhibit K to

Credit Agreement

FORM OF NOTICE OF TERM CONVERSION

[Date]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Wilmington Trust, National Association,

as Collateral Agent

1100 North Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Administration

Tel.: (302) 636-6973

Fax: (302) 636-4140

Email: sbarone@wilmingtontrust.com

RE:	2015 ESA Project Company, LLC, Notice of Term Conversion

Ladies and Gentlemen:

I, the undersigned, an Authorized Officer of 2015 ESA Project Company, LLC, a Delaware limited liability company (the “Borrower”), DO HEREBY CERTIFY, as of the date hereof, that:

1. This Notice of Term Conversion (this “Notice”) is furnished pursuant to Section 2.6(c) of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. The undersigned is an Authorized Officer of the Borrower.

Exhibit K-1

3. This Notice is being delivered to the Collateral Agent at the Collateral Agent’s Office, and to the Administrative Agent, prior to 11:00 A.M., New York City time, at least five (5) Business Days prior to the Term Conversion Date (as defined below).

4. [The Borrower has previously provided the Collateral Agent and the Administrative Agent at least seven (7) days prior to the date hereof a draft of this Notice of Term Conversion with evidence documenting the anticipated satisfaction of the conditions to Term Conversion set forth in Section 3.3 of the Credit Agreement on the proposed Term Conversion Date.]1

5. The Borrower hereby irrevocably requests the conversion of the Construction Loans, in the principal amount of $[        ] outstanding as of the date hereof (the “Current Loan”), to Term Loans on [insert date]2 (the “Term Conversion Date”), which Current Loan is to be converted on the Term Conversion Date into a Eurodollar Loan3 in an amount equal to $[        ] with an Interest Period of [one (1) month] [three (3) months] [six (6) months] [[    ] [(    )] months, which Borrower requests as an irregular Interest Period in accordance with Section 2.9(a)(vi) of the Credit Agreement]4.

6. As of the Term Conversion Date, each of the conditions precedent set forth in Section 3.3 of the Credit Agreement have been satisfied.

7. As of the date hereof, Completion has occurred.

8. The Borrower has paid the Conversion Payoff as required pursuant to Section 2.13(g) of the Credit Agreement.

9. Attached hereto as Annex A are (i) Updated Lender Base Case Projections and (ii) Updated Downside Sizing Case Projections, which Projections5 have been updated to reflect the projected outstanding balance of the Loans as of the Term Conversion Date (after giving effect to any projected Borrowing on the Term Conversion Date).

10. Each of the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and each of the representations and warranties of the Borrower, the Pledgor and each Sponsor, as applicable, contained in any other Credit Document are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like is true and correct in all respects) on and as of the date hereof and the Term Conversion Date, before and after giving effect to the Term Conversion Date, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

[1]	Include unless otherwise agreed to by the Administrative Agent.
[2]	Term Conversion Date shall be a Business Day.
[3]	Conversion to a Eurodollar Loan shall not be permitted if the Required Lenders shall have notified the Borrower through the Collateral Agent or the Administrative Agent that Eurodollar Loans shall not be available during such period pursuant to Section 2.16.
[4]	Borrower may request irregular Interest Periods (without premium or penalty) with a duration other than a one (1)-month, three (3)-month or six (6)-month Interest Period in order to consolidate outstanding Interest Periods and Payment Dates, as well as to facilitate the repayment of Eurodollar Loans and LC Loans in accordance with the terms of the Credit Agreement.
[5]	Updated Projections to be confirmed by the Independent Engineer.

Exhibit K-2

11. As of the date hereof and the Term Conversion Date (both prior to and immediately after giving effect to the conversion of the Construction Loans), no Default or Event of Default has occurred and is occurring.

12. Attached hereto as Annex B are copies of each Major Project Document and Direct Agreement executed on or prior to the Term Conversion Date (together with all amendments, supplements, exhibits, annexes and schedules thereto), in each case, not previously delivered to the Administrative Agent, and each of which has been duly authorized, executed and delivered by an Authorized Officer of the Borrower and an officer of each counterparty to the Project Documents, and each of which is in full force and effect.

13. All payments in excess of [***] under the Project Documents in respect of liquidated damages (other than liquidated damages payable to the Borrower) either (i) have been paid or (ii) have been fully provisioned with (A) a cash reserve or (B) other credit support acceptable to the Administrative Agent, and in each case is part of the Collateral and equal to the amount of such liquidated damages.

14. Attached hereto as Annex C is an Annual Budget approved in accordance with Section 5.10(a) of the Credit Agreement.

15. All insurance policies required to be maintained under Section 5.16 of the Credit Agreement are in full force and effect.

16. The Policy is in full force and effect, the Collateral Agent is named as a loss payee thereunder, and all premiums then due and owing thereunder, as well as premiums thereunder that are required to be paid by the fifteenth (15th) day of the current calendar quarter, have been paid.

17. No System in the Portfolio has reached COO after the Policy Cutoff Date.

18. As of the Term Conversion Date, the Debt Service Reserve Account will be funded in the amount of the Required DSR Balance.

19. As of the date hereof and the Term Conversion Date, the Collateral Agent continues to have a perfected security interest or lien, as applicable in all right, title and interest of the Borrower, in and to the Collateral free of all other Liens thereon other than Permitted Liens or Liens approved or accepted in writing by the Required Lenders, as evidenced in the search results from each relevant jurisdiction identified in Schedule 3.1(h) to the Credit Agreement attached hereto as Annex D, and as provided in the updated legal opinion of Borrower’s counsel attached hereto as Annex E.

20. The Date Certain has not passed.

21. Attached hereto as Annex F are copies of each duly executed Lien waiver relating to mechanics’ and materialmen’s Liens.

[***] Confidential Treatment Requested

Exhibit K-3

22. All work that has been done on the Projects has been done in accordance with the PUMA, and there has not been filed against any of the Collateral or otherwise filed with or served upon the Borrower with respect to the Projects or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Loans, other than Permitted Liens.

23. The Equity Requirement (as defined in the Equity Contribution Agreement) has been funded in full as of the Term Conversion Date in accordance with the Equity Contribution Agreement.

24. The sum of the final Equity Contributions and borrowings at Term Conversion will not exceed the amount required to pay Total Project Costs.

25. No more than [***] of borrowings of combined Construction Loans and/or Term Loans will be made on the Term Conversion Date to fund the distribution permitted to be made in accordance with Clause Fourth of Section 4.1(c) of the Depositary Agreement.

26. Attached hereto as Annex G are copies of each (i) Material Additional Project Document entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Projects or otherwise) since the date of the most recent Credit Event and (ii) each NDA entered into or obtained since the date of the most recent Credit Event.

27. Attached hereto as Annex H are copies of each (i) Lease or easement in which Borrower holds the lessor’s interest or other agreements relating to possessory interests, if any, in the Real Property and (i) each NDA obtained as of the Closing Date, in each case, to the extent not already delivered to the Administrative Agent.

28. All information set forth in this Notice of Term Conversion is true, correct and complete as of the date hereof and will be certified in writing as being true correct and complete as of the requested Term Conversion Date by delivery of a certificate of an Authorized Officer to that effect to the Administrative Agent on the Term Conversion Date prior to the conversion of the Construction Loans to Term Loans.

[***] Confidential Treatment Requested

Exhibit K-4

Very truly yours,

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature Page to Notice of Term Conversion]

Annex A: Updated Projections

[See Attached]

Exhibit K-5

Annex B: Major Project Documents and Direct Agreements

[See Attached]

Exhibit K-6

Annex C: Annual Budget

[See Attached]

Exhibit K-7

Annex D: Lien Search Results

[See Attached]

Exhibit K-8

Annex E: Legal Opinion of Borrower’s Counsel

[See Attached]

Exhibit K-9

Annex F: Lien Waivers

[See Attached]

Exhibit K-10

Annex G: Additional Material Project Documents and NDAs

[See Attached]

Exhibit K-11

Annex H: Leases, Easements and NDAs

Exhibit K-12

Exhibit L to

Credit Agreement

FORM OF MONTHLY CONSTRUCTION REPORT

						Site Address						COO
Site ID Customer	Named Offtaker (ESA Reference)	Customer Reference	Stage of Completion	Milestone Achieved	Milestone Date†	Street	City	State	Zip	System Capacity (kW)	Tolling Rate ($/kWh)	Projected @ Financial Close	Prior Report Projection	Current Report Projection	Comments*
Sites Currently in Portfolio
			Design/ Permitting	Deposit					00000
			Construction	Shipment
			Complete	COO

New Sites Added
			Design/ Permitting	NA
			Design/ Permitting	NA
All Site Removed
			Removed	NA
			Removed	NA

Project Final Completion Date Projected @ Financial Close 12/31/2016 Prior Report Projection [ ] Current Report Projection [ ]	†Date when Bloom-related deliverables and obligation with respect to the applicable Milestone are achieved	*Commentary Notes Note reason for site delays Note reasons for site removal

Exhibit L-1

Exhibit M(i) to

Credit Agreement

FORM OF DRAWDOWN CERTIFICATE

[LETTERHEAD OF BORROWER]

(Delivered pursuant to Section 3.2(d)(i)

of the Credit Agreement)

Date: , [1]	Drawdown Certificate No. [ ]

Drawdown Date:             ,

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Leidos Engineering, LLC,

as Independent Engineer

Meditech Corporate Center,

West Wing, 4th Floor

550 Cochituate Road

Framingham, MA 01701

Re:	2015 ESA Project Company, LLC Drawdown Certificate

Ladies and Gentlemen:

This Drawdown Certificate (the “Drawdown Certificate”) is delivered to you pursuant to Section 3.2(d)(i) of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint

[1]	Drawdown Certificate must be submitted to the Administrative Agent and Independent Engineer at least [***] ([***]) Business Days prior to the date of submission of the Notice of Borrowing for each applicable Credit Event.

[***] Confidential Treatment Requested

Exhibit M(i)-1

lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meanings provided in the Credit Agreement.

I, [                    ], am an Authorized Officer of the Borrower. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Drawdown Certificate. To the extent that this Drawdown Certificate evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with. This Drawdown Certificate relates to a Credit Event to take place on the date specified above as the “Drawdown Date” (the “Drawdown Date”).

I, on behalf of the Borrower, solely in my capacity as an Authorized Officer of the Borrower and not in my personal capacity, and without personal liability therefor, do hereby certify to the Secured Parties that the following statements are accurate, true and complete on the date hereof (except for those statements that solely relate to a later date), and will be accurate, true and complete on and as of the Drawdown Date:

1) The aggregate Project Costs incurred, but not yet paid, through the date of the requested Credit Event are anticipated to be $[        ].

2) The Project Costs to be paid with the funds requested in connection with this Drawdown Certificate are to be paid with proceeds of the Construction Loans deposited in the Construction Account in the amounts shown on Appendix I hereto.

3) The currently estimated aggregate Project Costs necessary to achieve Completion are as described and segregated in Appendix I hereto. Such amount is consistent with the current Project Budget (as amended, allocated, re-allocated or modified from time to time in accordance with Section 5.10 of the Credit Agreement) or has otherwise been approved or permitted pursuant to the Credit Agreement.

4) The variances in estimated Project Costs (from the Closing Date to the proposed Drawdown Date) are summarized in Appendix I hereto and such variances are described in the current or past monthly construction progress reports delivered pursuant to Section 5.4(a) of the Credit Agreement.

5) Attached in Appendix II hereto are the previously paid or due and payable invoices, purchase orders or other documents evidencing the Project Costs that are to be reimbursed or paid with the funds requested in connection with this Drawdown Certificate.

6) After taking into consideration the making of the Credit Event hereby requested, Available Funds are not less than the aggregate unpaid amount required to cause Completion to occur in accordance with all Legal Requirements, the PUMA, each other Major Project Document pursuant to which construction work with respect to the Projects are being performed and the Credit Documents prior to the end of the

Exhibit M(i)-2

Construction Loan Availability Period and to pay or provide for all anticipated non- construction Project Costs, all as set forth in the current Project Budget. After taking into consideration the making of the Credit Event hereby requested, the sources and uses of such Available Funds to achieve Completion are as follows:

Sources		Uses

Total:	$	Total:	$

7) The estimated dates for achieving the (a) Commencement of Operations (under and as defined in the PUMA) with respect to the Systems being funded under this requested Credit Event and (b) date of Completion (the “Completion Date”) are each set forth on Appendix III hereto.

8) Each representation and warranty of each Credit Party in any of the Financing Documents to which it is a party is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date of the Drawdown Date, before and after giving effect to the Credit Event requested hereby, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

9) No Default or Event of Default has occurred and is continuing or will result from the funding of the Credit Event hereby requested.

10) The Borrower has delivered to the Administrative Agent copies of all Additional Project Documents entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Projects or otherwise) since the date of the most recent Credit Event.

11) The Borrower has delivered to the Administrative Agent copies of all NDAs entered into or obtained since the date of the most recent Credit Event.

12) All work that has been done on the Projects to date has been done in accordance with the PUMA and there has not been filed against any of the Collateral or otherwise filed with or served upon the Borrower with respect to the Projects or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Loans, other than Permitted Liens.

Exhibit M(i)-3

13) Except for any such Liens being contested by the Borrower as permitted under the definition of “Permitted Liens”, attached in Appendix IV are duly executed Lien waivers or proof of the bonding of such Liens required to be delivered to the Administrative Agent pursuant to Section 3.2(i) of the Credit Agreement relating to mechanics’ and materialmen’s Liens from each Person performing work at the applicable Site or having a statutory right to file a mechanics’ and/or materialmen’s Lien, as the case may be, for all work, services and materials (including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Project), for which the related Project Costs have been or will, from the proceeds of the requested Drawdown (the “Drawdown”), be paid.

14) Each Applicable Permit with respect to the System or Systems being funded under the Credit Event requested hereby has been duly obtained and issued or been assigned in the Borrower’s name, is in full force and effect, is not subject to any current legal proceeding, and is not subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit, and all applicable appeal periods with respect to such Applicable Permit have expired, except in each case where such failure, legal proceeding or Unsatisfied Condition could not reasonably be expected to result in a Material Adverse Effect.

15) To Borrower’s actual knowledge, each Applicable Third Party Permit with respect to the System or Systems being funded under the Credit Event requested hereby has been duly obtained and issued in the applicable third party’s name, is in full force and effect, is not subject to any current legal proceeding, and is not subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Third Party Permit, except in each case where such failure, legal proceeding or Unsatisfied Condition could not reasonably be expected to result in a Material Adverse Effect.

16) The Permits which have been obtained by the Borrower with respect to the System or Systems being funded under the Credit Event requested hereby are in full force and effect and are not subject to any restriction, condition, limitation, current legal proceeding or other provision that could reasonably be expected to result in material modification or revocation of such Permit or to have a Material Adverse Effect.

17) Each System being financed with the Credit Event requested hereby has achieved the applicable milestone under the PUMA, and each System that will be financed pursuant to the Credit Event requested hereby is anticipated to achieve COO prior to the Policy Cutoff Date.

18) The Equity Contribution Agreement is in full force and effect and, to the Borrower’s knowledge, no material breaches have occurred and are continuing thereunder or will result from the funding of the Credit Event hereby requested.

Exhibit M(i)-4

19) There have been no changes in the business, prospects, profits or financial condition of the Borrower, Pledgor, Bloom or the Sponsors from the date of the financial statements delivered on the Closing Date (or, if later, from the last Borrowing Date) which could reasonably be expected to have a Material Adverse Effect, and there exists after the Closing Date no other circumstance, event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

20) The Policy is in full force and effect, the Collateral Agent is named as loss payee thereunder, and all premiums due and owing thereunder, as well as premiums thereunder that are required to be paid by the fifteenth day of the current calendar quarter, have been paid. No System in the Portfolio has reached COO after the Policy Cutoff Date.

21) All process water, sewer, telephone, waste disposal, electric and all other utility services necessary for the development, construction, ownership and operation of the Projects are either contracted for, or are readily available on commercially reasonable terms, with respect to the System or Systems being funded under this Drawdown.

22) The Borrower will have paid all fees, expenses and other charges payable by it to a secured party on or prior to the Drawdown Date under the Credit Agreement or under any other Credit Document.

23) Attached in Appendix V hereto are all approved, pending or proposed change orders (including each Notice of Change Order and each Independent Engineer Change Order Certificate) with respect to the System or Systems being funded under this Drawdown.

[Signature page follows]

Exhibit M(i)-5

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate to be duly executed and delivered on behalf of the Borrower as of the date first above written.

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature Page to Drawdown Certificate]

APPENDIX I

to Drawdown Certificate

Currently Estimated Aggregate Project Costs

Project Cost	Amount
$
$
$
$
$
Total: $

Summary of Variances in Estimated Project Costs (from Closing Date to Proposed Drawdown Date)

Exhibit M(i)-7

APPENDIX II

to Drawdown Certificate

Invoices

Exhibit M(i)-8

APPENDIX III

to Drawdown Certificate

Estimated Dates

Expected Completion Date:             , 20

Expected Commencement of Operations Date: [Indicate Commencement of Operations Date for each individual system, by Serial Number or other distinct means]

Exhibit M(i)-9

APPENDIX IV

to Drawdown Certificate

Lien Waivers; Proof of Bonding

Exhibit M(i)-10

APPENDIX V

to Drawdown Certificate

Change Orders, Notices of Change Orders and

Independent Engineer Change Order Certificates

Exhibit M(i)-11

Exhibit M(ii) to

Credit Agreement

FORM OF BORROWER’S MILESTONE CERTIFICATE

[LETTERHEAD OF BORROWER]

(Delivered pursuant to Section 3.2(d)(ii)

of the Credit Agreement)

Date:                  ,     1

Drawdown Date:                  ,

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Leidos Engineering, LLC,

as Independent Engineer

Meditech Corporate Center,

West Wing, 4th Floor

550 Cochituate Road

Framingham, MA 01701

Re:	2015 ESA Project Company, LLC – Borrower’s Milestone Certificate

Ladies and Gentlemen:

This Borrower’s Milestone Certificate (the “Certificate”) is delivered to you pursuant to Section 3.2(d)(ii) of that certain Credit Agreement, dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint

[1]	Certificate must be submitted to the Administrative Agent and Independent Engineer at least [***] ([***]) Business Days prior to the date of submission of the Notice of Borrowing for each applicable Credit Event.

[***] Confidential Treatment Requested

Exhibit M(ii)-1

lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meaning provided in the Credit Agreement.

I, [                            ], am an Authorized Officer of the Borrower. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Certificate for the Facilities listed in Appendix 1 to this Certificate. To the extent that this Certificate evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with. This Certificate relates to a Credit Event to take place on the date specified above as the “Drawdown Date” (the “Drawdown Date”).

I, on behalf of the Borrower, solely in my capacity as an Authorized Officer of the Borrower and not in my personal capacity, and without personal liability therefor, do hereby certify to the Secured Parties that the following statements are accurate, true and complete on the date hereof, and will be accurate, true and complete on and as of the Drawdown Date:

1)	The funds from the Credit Event requested hereby will be used to pay:

i)	[***] percent [***] of the Purchase Price (as defined in the PUMA) for each Facility (as defined in the PUMA) listed in Part A of Appendix 1 to this Certificate;

ii)	[***] percent ([***]) of the Purchase Price plus [***] percent ([***]) of the Taxes (as defined in the PUMA) to be paid by Buyer pursuant to Section 2.2(c) of the PUMA for each Facility listed in Part B of Appendix 1 to this Certificate; and

iii)	[***] percent ([***]) of the Purchase Price for each Facility listed in Part C of Appendix 1 to this Certificate.

2)	The Borrower has received an invoice from Bloom requesting payment of the portion of the Purchase Price above in accordance with Section 2.2(d), 2.2(e) and/or 2.2(f) of the PUMA (as applicable).

3)	Attached hereto as Annex I is the Deposit Milestone Certification delivered from Bloom to Borrower and the Administrative Agent certifying that all Systems to be incorporated into each Facility listed in Part A of Appendix 1 to this Certificate [***].

4)	Borrower has received (i) a bill of lading or (ii) similar evidence of receipt of each applicable System by the applicable carrier in a form reasonably acceptable to Borrower, in either case demonstrating that the Shipment Date (as defined in the PUMA) has occurred for all Systems in each Facility listed in Part B of Appendix 1 to this Certificate.

5)	No Facility listed in Part B of Appendix 1 to this Certificate has been Placed in Service (as defined in the PUMA), but the necessary licenses and Permits for the operation of such Facilities and the sale of power generated by such Facilities, after the commencement of regular, continuous, daily operation of such Facilities, have been obtained.

[***] Confidential Treatment Requested

Exhibit M(ii)-2

6)	Bloom has cause to be performed any and all studies, reports and applications (in the name of Borrower, if Bloom is an Affiliate of Borrower) that are necessary for interconnection to the distribution and transmission facilities of each applicable Transmitting Utility (as defined in the PUMA).

7)	Bloom has finalized and delivered to Borrower a single line diagram of each applicable Facility installation

8)	COO is reasonably expected to occur within thirty (30) days following the Purchase (as defined in the PUMA) of each Facility listed in Part B of Appendix 1 to this Certificate.

9)	Attached hereto as Annex II is the Certificate of Installation (as defined in the PUMA) delivered to Borrower and the Independent Engineer from Bloom, certifying that:

i.	Each System comprising each Facility listed in Part C of Appendix 1 to this Certificate has been installed, commissioned and tested in accordance with the Performance Standards and all other requirements of the PUMA; and

ii.	All BOF and BOF Work necessary for the operation of such Facilities has been installed, commissioned and tested in accordance with the Performance Standards and all other requirements of the PUMA.

10)	After giving effect to the Credit Event to take place on the Drawdown Date, the Standard Payment Conditions (as defined in the PUMA) are and continue to be satisfied for each Facility listed on Appendix 1 to this Certificate.

Exhibit M(ii)-3

IN WITNESS WHEREOF, the undersigned has caused this Borrower’s Milestone Certificate to be duly executed and delivered on behalf of the Borrower as of the date first above written.

2015 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[Signature page to Borrower’s Milestone Certificate]

APPENDIX 1

Facilities and Systems

Date:                  ,     1

Drawdown Date:                  ,

Part A: Deposit Milestone

System Number	System Description	Facility Location

Part B: Shipment Milestone

System Number	System Description	Facility Location

Part C: Commencement of Operations

System Number	System Description	Facility Location

[1]	Certificate must be submitted to the Administrative Agent and Independent Engineer at least [***] ([***]) Business Days prior to the date of submission of the Notice of Borrowing for each applicable Credit Event.

[***] Confidential Treatment Requested

Exhibit M(ii)-6

Annex I

Deposit Milestone Certification

[See Attached]

Exhibit M(ii)-7

Annex II

Certificate of Installation

[See Attached]

Exhibit M(ii)-8

Exhibit M(iii)(A) to

Credit Agreement

FORM OF INDEPENDENT ENGINEER’S DEPOSIT MILESTONE CERTIFICATE

[LETTERHEAD OF INDEPENDENT ENGINEER]

(Delivered pursuant to Section 3.2(d)(iii)

of the Credit Agreement)

Date: [                    ]1

Drawdown Date: [                    ]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Subject:	Independent Engineer’s Deposit Milestone Certificate

Ladies and Gentlemen:

This Independent Engineer’s Deposit Milestone Certificate (this “Certificate”) is delivered to you by Leidos Engineering, LLC (“Leidos”) as “Independent Engineer” pursuant to Section 3.2(d)(iii) of that certain Credit Agreement, dated as of June 25, 2015, by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

We have reviewed the provisions of Section 3.2(d) of the Credit Agreement as they identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Section 3.2(d)(iii).1

[1]	Independent Engineer’s Deposit Milestone Certificate must be submitted to the Administrative Agent at least [***] ([***]) Business Day prior to the date of submission of the Notice of Borrowing for each applicable Credit Event.

[***] Confidential Treatment Requested

Exhibit M(iii)(A)-1

All defined terms set forth in this Certificate shall have the respective meanings specified in the Credit Agreement unless the context otherwise requires or unless otherwise defined. We have reviewed the Credit Agreement as to the meaning of defined terms used herein.

We have reviewed the Borrower’s Drawdown Certificate No. [    ] and the attachments thereto, dated as of [                    ] (the “Current Drawdown Certificate”), requesting that a Drawdown from the Construction Account in the aggregate amount of $[            ] (the “Drawdown”) be disbursed on [                    ] (the “Drawdown Date”). We have also reviewed the Borrower’s Milestone Certificate dated as of [                    ].

In connection herewith, we have reviewed: (a) the Borrower’s, contractors’ and subcontractors’ monthly construction progress reports dated [                    ] for progress through [                    ]; (b) we have also reviewed the material and data made available to us by Bloom Energy Corporation as the “Seller” under the PUMA; and (c) we have reviewed other material, such as invoices, applications for payment, payment receipts and lien waivers or releases, relating to the development of the Projects as we believed was necessary to establish the accuracy of the technical aspects of the Current Drawdown Certificate.

Due to the similarity of the sites and to the wide locational distribution of sites, we have visited a representative sample of sites. We last visited the [                            ] Site on [                            ] and observed progress at the applicable Project. Our site observations of progress did not include investigation of buried items or other unobservable items or hidden conditions. We have reviewed documentation and held discussions with the Borrower regarding the progress of construction activities at the Projects since that time.

This Certificate was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement (the “Services Agreement”), dated effective as of June 9, 2015, by and among Leidos Engineering, LLC, Bloom Energy Corporation, 2015 ESA Project Company, LLC, and the Administrative Agent. This Certificate was prepared with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

Based upon the foregoing review and review procedures and on the understanding and assumption that we have been provided true and complete information from other parties as to the matters covered by the Current Drawdown Certificate, as of the date of this Certificate, except as set forth in Attachment A to this Certificate, we are of the opinion and certify that:

1.	Based on our review of the Borrower’s previous expenditures compared to the Project Budget and our review of the progress of engineering, procurement and construction, we concur with the Borrower’s estimate of the Project Costs to Completion as set forth in the Current Drawdown Certificate[ If not, continue as follows: ][, except as noted in Attachment A[state reasons and approximate amount of variance, if known in Attachment A]];

2.	Each of the dates for (a) COO and (b) Completion are expected to be achieved by the dates indicated in Appendix III of the Current Drawdown Certificate[[ If not, continue as follows: ][, except as noted in Attachment A[state reasons scheduled dates will vary from the estimates set forth in the Current Drawdown Certificate in Attachment A]];

Exhibit M(iii)(A)-2

3.	Our scope of review, which, to the extent practical and consistent with our scope of work under our Services Agreement, includes periodically reviewing the progress of engineering, procurement and construction for the Project, has not brought to our attention, any errors in the information contained in the Current Drawdown Certificate; [If any paragraphs in the Current Drawdown Certificate are incorrect, list and specify reasons for each paragraph in Attachment A.]

4.	To the best of our knowledge [and the extent of our Site observations, if any], the quality of construction performed during the period covered by this Certificate was performed materially in conformance with the applicable construction Project Documents; [If unsatisfactory, specify reasons in Attachment A.]

5.	The work accomplished during the period covered by this Certificate is in accordance with the Project Schedule; [If unsatisfactory, specify reasons in Attachment A.]

6.	The request for funds in the Current Drawdown Certificate is in conformance, on a cumulative basis, with the drawdown schedule included with the Project Budget; [If not, state reasons in Attachment A.]

7.	To the best of our knowledge, there are no approved, pending or proposed change orders that are not listed in Appendix V to the Current Drawdown Certificate [except as noted in Attachment A [list change orders in Attachment A]];

8.	Attached hereto as Attachment C is a true, complete and correct copy of the Independent Engineer Deposit Milestone Certificate (as defined in the PUMA) that has been delivered to Borrower, certifying that:

a.	Bloom has generated a site plan and single-line drawings for the installation of each Facility (as defined in the PUMA) listed Attachment B to this Certificate, which have been accepted by the applicable Offtaker;

b.	Bloom has received all materials required for the commencement of fabrication of each System comprising each Facility listed in Attachment B to this Certificate to allow for completion of such fabrication in order to achieve COO of each such Facility within ninety (90) days of the date of the Independent Engineer Deposit Milestone Certificate and the Independent Engineer has reviewed and confirmed evidence of such receipt; and

c.	All Systems to be incorporated into each Facility listed in Attachment B to this Certificate are reasonably expected to achieve COO within ninety (90) days of the date of the Independent Engineer Deposit Milestone Certificate.

Exhibit M(iii)(A)-3

This Certificate is solely for the information of, and assistance to, the Administrative Agent and the other Secured Parties in conducting and documenting their investigation of the matters in connection with the Projects and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. Leidos disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be construed to benefit any party other than the Administrative Agent and the other Secured Parties.

Very truly yours, LEIDOS ENGINEERING, LLC

[Name goes here]
[Title goes here]

[Name goes here]
[Title goes here]

Exhibit M(iii)(A)-4

ATTACHMENT A

EXCEPTIONS AND CLARIFICATIONS

[List any exceptions or clarifications. If there are none indicate “NONE”.]

Exhibit M(iii)(A)-5

Attachment B

Facilities and Systems

Date:                  ,         1

Drawdown Date:                  ,

System Number	System Description	Facility Location

[1]	Deposit Milestone Certificate must be submitted to the Borrower (and to the Administrative Agent by the Borrower) at least one (1) Business Day prior to the date of submission of the Notice of Borrowing for each applicable Credit Event.

Exhibit M(iii)(A)-6

ATTACHMENT C

Independent Engineer Deposit Milestone Certificate

[See Attached]

Exhibit M(iii)(A)-7

Exhibit M(iii)(B) to

Credit Agreement

FORM OF COMMENCEMENT OF OPERATIONS CERTIFICATE

[LETTERHEAD OF INDEPENDENT ENGINEER]

(Delivered pursuant to Section 3.2(d)(iii)

of the Credit Agreement)

Date: [                    ]1

Drawdown Date: [                    ]

2015 ESA Project Company, LLC

1252 Orleans Drive

Sunnyvale, CA 94089

Attn: Bill Brockenborough

Tel.: (408) 543-1772

Fax: (408) 543-1501

E-mail: Bill.Brockenborough@bloomenergy.com

Subject:	Commencement of Operations Certificate
[List of Facilities]

Ladies and Gentlemen:

This Commencement of Operations Certificate (this “Certificate”) is delivered to you by Leidos Engineering, LLC (“Leidos”) as “Independent Engineer” pursuant to Section 3.2(d)(iii) of that certain Credit Agreement, dated as of June 25, 2015, by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

We have reviewed the provisions of Section 3.2(d) of the Credit Agreement as they identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Section 3.2(d)(iii).

[1]	Commencement of Operations Certificate must be submitted to the Borrower (and to the Administrative Agent by the Borrower) at least [***] ([***]) Business Day prior to the date of submission of the Notice of Borrowing for each applicable Credit Event.

[***] Confidential Treatment Requested

Exhibit M(iii)B-1

All defined terms set forth in this Certificate shall have the respective meanings specified in the Credit Agreement unless the context otherwise requires or unless otherwise defined. We have reviewed the Credit Agreement as to the meaning of defined terms used herein.

We have reviewed the Borrower’s Drawdown Certificate No. [    ] and the attachments thereto, dated as of [                    ] (the “Current Drawdown Certificate”), requesting that a Drawdown from the Construction Account be disbursed on [                    ] (the “Drawdown Date”). We have also reviewed the Borrower’s Milestone Certificate dated as of [                    ].

Due to the similarity of the sites and to the wide locational distribution of sites, we have visited a representative sample of sites. We last visited the          Site on [                                        ] and observed progress at the Project. Our site observations of progress did not include investigation of buried items or other unobservable items or hidden conditions. We have reviewed documentation and held discussions with the Borrower regarding the progress of construction activities at the Projects since that time.

This Certificate was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement (the “Services Agreement”), dated effective as of June 9, 2015, by and among Leidos Engineering, LLC, Bloom Energy Corporation, 2015 ESA Project Company, LLC, and the Administrative Agent. The Services Agreement, among other things, outlines the terms and conditions for the Administrative Agent’s use of this Certificate on behalf of the Secured Parties. This Certificate was prepared with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

Based upon the foregoing review and review procedures and on the understanding and assumption that we have been provided true and complete information from other parties as to the matters covered by the Current Drawdown Certificate, as of the date of this Certificate, except as set forth in this Certificate, we are of the opinion and certify that:

1.	Attached hereto as Attachment B is a true, complete and correct copy of the Independent’s Engineer’s Commencement of Operations Certificate (as defined in the PUMA) delivered to Borrower;

2.	The installation, commissioning and testing of the each System listed in Table 1 on Attachment A, attached hereto, has been successfully completed in accordance with the requirements of the PUMA;

3.	Each of the requirements set out in paragraphs (a) through (f) of the definition of “Commencement of Operations” in the PUMA have been satisfied with respect to each Facility listed in Table 1 on Attachment A, attached hereto;

4.	Each System comprising each Facility listed in Table 1 on Attachment A, attached hereto, has achieved commercial operation; and

Exhibit M(v)-2

5.	Seller has completed all BOF Work (as defined in the PUMA) necessary for the operation of each Facility listed in Table 1 on Attachment A, attached hereto.

This Certificate is solely for the information of, and assistance to, the Administrative Agent and the other Secured Parties in conducting and documenting their investigation of the matters in connection with the Projects and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. Leidos disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be construed to benefit any party other than the Administrative Agent and the other Secured Parties.

Very truly yours, LEIDOS ENGINEERING, LLC

[Name goes here]
[Title goes here]

[Name goes here]
[Title goes here]

Exhibit M(v)-3

ATTACHMENT A

COMPLETED SYSTEMS AND FACILITIES

Table 1

Facility List and COO Date

Serial No.	Location of Facility	Unit Model	Net Capacity (kW-AC)	COO Date

Exhibit M(v)-4

ATTACHMENT B

Independent’s Engineer’s Commencement of Operations Certificate

[See Attached]

Exhibit M(iii)B-1

Exhibit M(v) to

Credit Agreement

FORM OF INDEPENDENT ENGINEER CHANGE ORDER CERTIFICATE

[LETTERHEAD OF INDEPENDENT ENGINEER]

(Delivered pursuant to Section 3.2(d)(v)

of the Credit Agreement)

Date: [                    ]1

Drawdown Date: [                    ]

Crédit Agricole Corporate and Investment Bank,

as Administrative Agent

Attn: Theodore M. Vandermel

1301 Avenue of the Americas

New York, NY 10019

Tel.: (212) 261-7888

Fax: (212) 849-5054

Email: theodore.vandermel@ca-cib.com

Subject:	Independent Engineer Change Order Certificate

Ladies and Gentlemen:

This Independent Engineer Change Order Certificate (this “Certificate”) is delivered to you by Leidos Engineering, LLC (“Leidos”) as “Independent Engineer” pursuant to Section 3.2(d)(v) of that certain Credit Agreement, dated as of June 25, 2015, by and among 2015 ESA Project Company, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Wilmington Trust, National Association, as depositary bank (in such capacity, the “Depositary Bank”), Crédit Agricole Corporate and Investment Bank, as issuing bank, syndication agent, coordinating lead arranger and sole bookrunner, KeyBank National Association and Silicon Valley Bank, as joint lead arrangers, and the financial institutions from time to time party thereto as lenders (the “Lenders”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

We have reviewed the provisions of Section 3.2(d) of the Credit Agreement as they identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Section 3.2(d)(v).

[1]	Independent Engineer Change Order Certificate must be submitted to the Administrative Agent within [***] ([***]) Business Days following receipt of a Notice of Change Order from the Borrower.

[***] Confidential Treatment Requested

Exhibit M(v)-1

All defined terms set forth in this Certificate shall have the respective meanings specified in the Credit Agreement unless the context otherwise requires or unless otherwise defined. We have reviewed the Credit Agreement as to the meaning of defined terms used herein.

We have reviewed the Borrower’s Drawdown Certificate No. [    ] and the attachments thereto, dated as of [                    ] (the “Previous Drawdown Certificate”), requesting that a Drawdown from the Construction Account in the aggregate amount of $[        ] (the “Drawdown”) be disbursed on [                            ] (the “Previous Drawdown Date”). We have also reviewed the Borrower’s Milestone Certificate dated as of [                    ].

The Independent Engineer previously delivered that certain Independent Engineer’s Deposit Milestone Certificate dated as of             , 201     (the “Previous Independent Engineer’s Deposit Milestone Certificate”), certifying the satisfaction of the items (a) - (c) of the Deposit Milestone Requirements (as defined in the PUMA) with respect to each of the Facilities (as defined in the PUMA) set forth on Table 1 of Attachment A to this Certificate. Subsequent to the delivery of the Previous Independent Engineer’s Deposit Milestone Certificate, Bloom has submitted a Change Order (as defined in the PUMA) to the Buyer pursuant to Section 2.2(c) of the PUMA, updating the terms of the Purchase Orders (as defined in the PUMA) regarding certain of the Facilities to which the Previous Independent Engineer’s Deposit Milestone Certificate relates.

In connection herewith, we have previously reviewed: (a) the Borrower’s, contractors’ and subcontractors’ monthly construction progress reports dated [                    ] for progress through [                    ]; (b) we have also reviewed the material and data made available to us by Bloom Energy Corporation as the “Seller” under the PUMA; and (c) we have reviewed other material, such as invoices, applications for payment, payment receipts and lien waivers or releases, relating to the development of the Projects as we believed was necessary to establish the accuracy of the technical aspects of the Previous Drawdown Certificate.

Due to the similarity of the sites and to the wide locational distribution of sites, we have visited a representative sample of sites. We last visited the [                                        ] Site on [                    ] and observed progress at the applicable Project. Our site observations of progress did not include investigation of buried items or other unobservable items or hidden conditions. We have reviewed documentation and held discussions with the Borrower regarding the progress of construction activities at the Projects since that time.

This Certificate was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement (the “Services Agreement”), dated effective as of June 9, 2015, by and among Leidos Engineering, LLC, Bloom Energy Corporation, 2015 ESA Project Company, LLC, and the Administrative Agent. The Services Agreement, among other things, outlines the terms and conditions for the Administrative Agent’s use of this Certificate on behalf of the Secured Parties. This Certificate was prepared with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

Exhibit M(v)-2

Based upon the foregoing review and review procedures and on the understanding and assumption that we have been provided true and complete information from other parties as to the matters covered by the Current Drawdown Certificate, as of the date of this Certificate, we are of the opinion and certify that:

1.	The Change Order does not affect the amount of the Drawdown requested in the Previous Drawdown Certificate.

2.	[***]

[***]

[***]

This Certificate is solely for the information of, and assistance to, the Administrative Agent and the other Secured Parties in conducting and documenting their investigation of the matters in connection with the Projects and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. Leidos disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be construed to benefit any party other than the Administrative Agent and the other Secured Parties.

Very truly yours, LEIDOS ENGINEERING, LLC

[Name goes here]
[Title goes here]

[Name goes here]
[Title goes here]

[***] Confidential Treatment Requested

Exhibit M(v)-3

ATTACHMENT A

Table 1

Facility List – Removed from Purchase Order(s) by Change Order(s)

Serial No.	Location of Facility	Unit Model	Net Capacity (kW-AC)

Table 2

Facility List – Added to Purchase Order(s) by Change Order(s)

Serial No.	Location of Facility	Unit Model	Net Capacity (kW-AC)

Exhibit M(v)-4

Exhibit N to

Credit Agreement

FORM OF NOTE

$[ ]	[ ], 20 New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] (the “Lender”), at the office of the Administrative Agent as provided for by the Credit Agreement referred to below, for the account of the Lender, the principal sum of $[        ] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.

This Note evidences Loans made by the Lender under the Credit Agreement dated as of June 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among 2015 ESA Project Company, LLC, the Lenders and the Issuing Banks party thereto from time to time, Crédit Agricole Corporate & Investment Bank, as the Administrative Agent for the Lenders and the Issuing Banks, and Wilmington, Trust, National Association, as the Collateral Agent and Depositary Bank. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 9.11 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York

EXHIBIT N-1

2015 ESA PROJECT COMPANY, LLC

By:
Name:
Title:

[Note]

Schedule of Loans

This Note evidences Loans made, continued or converted under the Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Classes, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

ALTERNATE BASE RATE (“ABR”) LOANS, CONVERSION, AND REPAYMENTS

Date	Amount of ABR Loan	Amount Converted to ABR Loan	Amount of ABR Loan Principal Repayment	Amount of ABR Loan Converted to Eurodollar Loan	Unpaid Principal Balance of ABR Loan	Class of ABR Loan	Interest Rate	Notation Made By

1. EURODOLLAR LOANS, CONVERSIONS, AND REPAYMENTS

Date	Amount of Eurodollar Loan	Amount Converted to Eurodollar Loan	Amount of Eurodollar Loan Principal Repayment	Amount of Eurodollar Loan Converted to ABR Loan	Unpaid Principal Balance of Eurodollar Loan	Class of Eurodollar Loan	Interest Rate	Duration of Interest Period (if any)	Notation Made By

EXHIBIT N-3